CREDIT AGREEMENT
Dated as of October 7, 2013
among
EMPIRE STATE REALTY OP, L.P.,
and
ESRT EMPIRE STATE BUILDING, L.L.C.
as Borrowers,
and

EMPIRE STATE REALTY TRUST, INC.
and
THE SUBSIDIARIES OF
EMPIRE STATE REALTY OP, L.P.
FROM TIME TO TIME PARTY HERETO,
and

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,
and

The Other Lenders Party Hereto
and

GOLDMAN SACHS BANK USA,
as Syndication Agent
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
GOLDMAN SACHS BANK USA,
as Joint Lead Arrangers and Joint Bookrunners
and

BARCLAYS BANK PLC,
CITIBANK, N.A.,
DEUTSCHE BANK AG, NEW YORK BRANCH,
and
WELLS FARGO BANK, N.A.
as Documentation Agents

ii
Bank of America Model Syndicated Credit Agreement

TABLE OF CONTENTS

Section    Page
ARTICLE I.DEFINITIONS AND ACCOUNTING TERMS    1
1.01 Defined Terms    1
1.02 Other Interpretive Provisions    46
1.03 Accounting Terms    46
1.04 Rounding    47
1.05 Times of Day; Rates    47
1.06 Letter of Credit Amounts    47
ARTICLE II.THE COMMITMENTS AND CREDIT EXTENSIONS    48
2.01 The Loans    48
2.02 Borrowings, Conversions and Continuations of Loans    50
2.03 Mortgage Debt Assignments    52
2.04.    52
2.04 Competitive Loans    56
2.05 Letters of Credit    59
2.06 Swing Line Loans    69
2.07 Prepayments    73
2.08 Termination or Reduction of Revolving Credit Commitments    74
2.09 Repayment of Loans    75
2.10 Interest    76

i

2.11 Fees    76
2.12 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    77
2.13 Evidence of Debt    78
2.14 Payments Generally; Administrative Agent’s Clawback    78
2.15 Sharing of Payments by Lenders; Sharing of Proceeds from a Foreclosure or other Exercise of Remedies in respect of the Assigned Mortgages    82
2.16 Extension of Maturity Date in respect of Revolving Credit Facility    84
2.17 Increase in Revolving Credit Facility    85
2.18 Increase in Term Facility    87
2.19 Borrowing Base Properties    88
2.20 Cash Collateral    93
2.21 Defaulting Lenders    95
2.22 Assigned Mortgages; Terminations and Assignments of Assigned Mortgages; Release and Indemnity by Loan Parties; Authorization by Lenders    97
2.23.    97
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY    109
3.01 Taxes    109
3.02 Illegality    114
3.03 Inability to Determine Rates    115
3.04 Increased Costs; Reserves on Eurodollar Rate Loans    116
3.05 Compensation for Losses    117

3.06 Mitigation Obligations; Replacement of Lenders    118
3.07 Survival    119
ARTICLE IV. CONDITIONS PRECEDENT    119
4.01 Conditions of Effectiveness    119
4.02 Conditions to all Credit Extensions    123
ARTICLE V. REPRESENTATIONS AND WARRANTIES    124
5.01 Existence, Qualification and Power    124
5.02 Authorization; No Contravention    124
5.03 Governmental Authorization; Other Consents    124
5.04 Binding Effect    124
5.05 Financial Statements; No Material Adverse Effect    125
5.06 Litigation    125
5.07 No Default    125
5.08 Ownership of Property; Liens    126
5.09 Environmental Compliance    126
5.10 Insurance    127
5.11 Taxes    127
5.12 ERISA Compliance    127
5.13 Subsidiaries; Equity Interests    128
5.14 Margin Regulations; Investment Company Act    129
5.15 Disclosure    129
5.16 Compliance with Laws    129

5.17 [Reserved]    129
5.18 Intellectual Property; Licenses, Etc.    129
5.19 OFAC    130
5.20 Solvency    130
5.21 Casualty, Etc    130
5.22 Labor Matters    130
5.23 Collateral Documents    130
5.24 Mortgage Recording Taxes    130
5.25 Properties Subject to Assigned Mortgages    130
ARTICLE VI. AFFIRMATIVE COVENANTS    131
6.01 Financial Statements    131
6.02 Certificates; Other Information    132
6.03 Notices    134
6.04 Payment of Obligations    135
6.05 Preservation of Existence, Etc.    135
6.06 Maintenance of Properties    135
6.07 Maintenance of Insurance    135
6.08 Compliance with Laws    136
6.09 Books and Records    136
6.10 Inspection Rights    137
6.11 Use of Proceeds    137
6.12 Additional Collateral; Additional Guarantors; Additional Borrowers    137

6.13 Compliance with Environmental Laws    139
6.14Ownership of Borrowers     139
6.15 Further Assurances    139
6.16 Maintenance of REIT Status; New York Stock Exchange or NASDAQ Listing    140
6.17 Information Regarding Collateral    140
6.18 Lien Searches    140
ARTICLE VII. NEGATIVE COVENANTS    141
7.01 Liens    141
7.02 Investments    143
7.03 Indebtedness    145
7.04 Fundamental Changes    146
7.05 Dispositions    146
7.06 Restricted Payments    147
7.07 Change in Nature of Business    148
7.08 Transactions with Affiliates    148
7.09 Burdensome Agreements    148
7.10 Use of Proceeds    149
7.11 Financial Covenants    149
7.12 Accounting Changes    149
7.13 Amendment, Waivers and Terminations of Organization Documents    150
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES    150

v

8.01 Events of Default    150
8.02 Remedies Upon Event of Default    152
8.03 Application of Funds    153
ARTICLE IX. ADMINISTRATIVE AGENT    154
9.01 Appointment and Authority    154
9.02 Rights as a Lender    154
9.03 Exculpatory Provisions    155
9.04 Reliance by Administrative Agent    156
9.05 Delegation of Duties    156
9.06 Resignation of Administrative Agent    156
9.07 Non-Reliance on Administrative Agent and Other Lenders    158
9.08 No Other Duties, Etc.    158
9.09 Administrative Agent May File Proofs of Claim; Credit Bidding    158
9.10 Collateral and Guaranty Matters    160
9.11 Secured Cash Management Agreements and Secured Hedge Agreements    160
ARTICLE X. MISCELLANEOUS    161
10.01 Amendments, Etc.    161
10.02 Notices; Effectiveness; Electronic Communication    163
10.03 No Waiver; Cumulative Remedies; Enforcement    165
10.04 Expenses; Indemnity; Damage Waiver    166
10.05 Payments Set Aside    169

10.06 Successors and Assigns    169
10.07 Treatment of Certain Information; Confidentiality    174
10.08 Right of Setoff    175
10.09 Interest Rate Limitation    175
10.10 Counterparts; Integration; Effectiveness    176
10.11 Survival of Representations and Warranties    176
10.12 Severability    176
10.13 Replacement of Lenders    177
10.14 Governing Law; Jurisdiction; Etc.    177
10.15 Waiver of Jury Trial    178
10.16 No Advisory or Fiduciary Responsibility    179
10.17 Electronic Execution of Assignments and Certain Other Documents    179
10.18 USA PATRIOT Act    179
10.19 Releases of Collateral; Releases of Subsidiaries of ESR OP from Guaranty Agreement; Borrower Releases    180
10.20 Joint and Several Liability    186
10.21 ESR OP as Borrower Representative    186
10.22 Keepwell    187

SIGNATURES………………………………………………………………………….S-1

SCHEDULES
I    Empire Reserve
II    Excluded Pledge Subsidiaries
III    Excluded Subsidiaries
IV    Subsidiary Guarantors
V    Certain Excluded Subsidiaries
2.01    Commitments and Applicable Percentages
5.12(d)    Pension Plans
5.13    Subsidiaries and Other Equity Investments; Loan Parties
5.22    Labor Matters
7.01    Existing Liens
7.09    Burdensome Agreements

10.02	Administrative Agent’s Office, Certain Addresses for Notices, Taxpayer Identification Numbers

EXHIBITS
Form of
A    Committed Loan Notice
B-1        Competitive Bid Request
B-2    Competitive Bid
C    Swing Line Loan Notice
D-1    Term A Note
D-2    Term B Note
D-3    Revolving Credit Note
E    Compliance Certificate
F-1    Assignment and Assumption
F-2    Administrative Questionnaire
G    Availability Certificate
H    Guaranty Agreement
I    Pledge Agreement
J    [Intentionally Omitted]
K    Solvency Certificate
L    United States Tax Compliance Certificate
M-1    Perfection Certificate
M-2    Perfection Certificate Supplement
N     Secured Party Designation Notice

CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of October 7, 2013, among EMPIRE STATE REALTY TRUST, INC., a Maryland corporation (the “Parent”), EMPIRE STATE REALTY OP, L.P., a Delaware limited partnership (“ESR OP”), ESRT EMPIRE STATE BUILDING, L.L.C., a Delaware limited liability company (“ESRT LLC”), each Wholly-Owned Subsidiary of ESR OP that, in accordance with Section 6.12(c), becomes a co-borrower hereunder after the Closing Date (together with ESR OP and ESRT LLC, each a “Borrower” and collectively, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
The Borrowers have requested that the Lenders provide term loan and revolving credit facilities to the Borrowers, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.
“Absolute Rate Loan” means a Competitive Loan that bears interest at a rate determined with reference to an Absolute Rate.
“Act” has the meaning set forth in Section 10.18.
“Additional Secured Obligations” means all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements.
“Adjusted EBITDA” means, as of any date of determination, an amount equal to (i) EBITDA (excluding Observatory EBITDA) for the then most recently ended fiscal quarter of the Parent for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), multiplied by four, plus (ii) Observatory EBITDA for the then most recently ended period of four consecutive fiscal quarters of the Parent for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), minus (iii) the aggregate Annual Capital Expenditure Adjustments for all Investment Properties on such date.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Investor” means ESR OP, any Subsidiary of ESR OP or any Unconsolidated Affiliate, in each case that owns, or is the lessee under a ground lease in respect of, an Investment Property.
“Aggregate Mortgageability Cash Flow” means, at any time, the aggregate Mortgageability Cash Flow from all Borrowing Base Properties at such time.
“Agreement” means this Credit Agreement.

“Annual Capital Expenditure Adjustment” means, without duplication, (i) for any Investment Property that is an office property or the Empire State Observatory, an amount equal to the product of (x) $0.25, multiplied by (y) the aggregate net rentable area (determined on a square feet basis) of such Investment Property and (ii) for any Investment Property that is a retail property, an amount equal to the product of (x) $0.15, multiplied by (y) the aggregate net rentable area (determined on a square feet basis) of such Investment Property.
“Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the Closing Date, such Term A Lender’s Term A Commitment at such time and (ii) thereafter, the sum of (x) the aggregate principal amount of such Term A Lender’s Term A Loans at such time and (y) the aggregate principal amount of such Term A Lender’s Delayed Draw Term Loans at such time, (b) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) on or prior to the Closing Date, such Term B Lender’s Term B Commitments at such time and (ii) thereafter, the aggregate principal amount of such Term B Lender’s Term B Loans at such time , (c) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Commitments at such time and (ii) thereafter, the sum of (x) the aggregate principal amount of such Term Lender’s Term Loans at such time and (y) the aggregate principal amount of such Term Lender’s Delayed Draw Term Loans at such time, (d) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, provided, that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and Mortgage Debt Assignment Fundings and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments made in accordance with the terms of this Agreement, and (e) in respect of all Facilities, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facilities represented by (i) on or prior to the Closing Date, the sum of (x) such Lender’s Term Commitments at such time and (y) such Lender’s Revolving Credit Commitment at such time and (ii) thereafter, the sum of (x) the aggregate principal amount of such Lender’s Term Loans at such time, (y) the aggregate principal amount of such Lender’s Delayed Draw Term Loans at such time, and (z) such Lender’s Revolving Credit Commitment at such time; provided, that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and Mortgage Debt Assignment Fundings and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Lender in respect of all Facilities shall be determined based on the Applicable Percentage of such Lender in respect of all Facilities most recently in effect, giving effect to any subsequent assignments made in accordance with the terms of this Agreement. The initial Applicable Percentage of each Lender in respect of each Facility and all Facilities is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means (i) at any time prior to the Investment Grade Pricing Effective Date, the Leveraged-Based Applicable Rate in effect at such time and (ii) at any time on and after the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Rate in effect at such time.
“Applicable Revolving Credit Percentage” means, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Appropriate Lender” means, at any time, (a) with respect to the Term Facility, a Lender that has a Term A Commitment, Term B Commitment, Delayed Draw Term Commitment, Term A Loan, Term B Loan and/or Delayed Draw Term Loan at such time, (b) with respect to the Revolving Credit Facility, a Lender that has a Revolving Credit Commitment and/or a Revolving Credit Loan at such time, (c) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.05(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.06(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Bank USA, in their capacities as joint lead arrangers and joint bookrunners.
“Assigned Empire State Mortgage” means the Existing Empire State Mortgage, as modified by the ESB Mortgage Modification Agreement.
“Assigned Mortgages” means, collectively, the Assigned Empire State Mortgage and each Assigned Revolver Secured Mortgage.
“Assigned Revolver Secured Mortgage” has the meaning specified in Section 2.03(c)(v)(E).
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.
“Assumed Mortgage Debt” means, at any time, (i) with respect to any Investment Property being acquired by a Borrower after the Closing Date, all Indebtedness owing by the seller of such

Investment Property at such time that is (x) secured solely by one or more Mortgages on such Investment Property (which Mortgage(s) may include an assignment of leases and rents) and (y) being assumed by such Borrower in connection with such acquisition and (ii) with respect to any Existing Mortgaged Investment Property, all Indebtedness at such time that is secured solely by the Mortgage(s) on such Existing Mortgaged Investment Property (which Mortgage(s) may include an assignment of leases and rents) in favor of the existing third-party mortgage lender(s).
“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Financial Statements” means the audited consolidated balance sheet of the Predecessor for the fiscal year ended December 31, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Predecessor, including the notes thereto.
“Availability” means, at any time, the lesser of (a) the sum of (i) amount of the Revolving Credit Facility at such time and (ii) the amount of the Term Facility at such time and (b) the Mortgageability Amount at such time minus, in the case of each of clauses (a) and (b) above, the sum of (x) Total Outstandings at such time and (y) the Empire Reserve at such time.
“Availability Certificate” means a certificate executed by a Responsible Officer of ESR OP, substantially in the form of Exhibit G (or another form acceptable to the Administrative Agent) setting forth the calculation of Availability, in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of Availability in connection with the preparation of any Availability Certificate shall originally be made by the Borrowers and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in consultation with the Borrowers, any such calculation (x) to reflect any discrepancies in any of the components of the amounts set forth therein with any information received by the Administrative Agent and (y) to the extent the Administrative Agent determines that such calculation contains errors or is not otherwise in accordance with this Agreement.
“Availability Period” means (a) in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.08 and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and Mortgage Debt Assignment Fundings and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02 and (b) in respect of the Delayed Draw Term Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Term Facility, (ii) the date on which the third Delayed Draw Term Borrowing occurs, (iii) the date on which the aggregate outstanding principal amount of Term A Loans is reduced to $0, (iv) the date on which the Assigned Empire State Mortgage is terminated or released in full in accordance with Section 2.22(b) or (c), and (v) the date of termination of the commitment of each Term A Lender to make Delayed Draw Term Loans pursuant to Section 8.02.
“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Fee Letter” means the letter agreement regarding certain fees payable in connection with the Facilities, dated October 5, 2012, among ESR OP, the Parent, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Revolving Credit Loan, a Term Loan or a Delayed Draw Term Loan that bears interest based on the Base Rate.
“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, a Delayed Draw Term Borrowing, a Term A Borrowing, a Term B Borrowing or a Competitive Borrowing, as the context may require.
“Borrowing Base Eligibility Criteria” has the meaning specified in Section 2.19(a).
“Borrowing Base NOI” means, (a) with respect to any Borrowing Base Property (other than the Empire State Observatory) at any time, an amount equal to (i) (x) the Net Operating Income of such Borrowing Base Property for the then most recently ended fiscal quarter of the Parent for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), plus (y) the following to the extent allocable to such Borrowing Base Property and deducted in calculating such Net Operating Income for such fiscal quarter: (A) if such Borrowing Base Property is not “self-managed” (i.e., not managed by a member of the Consolidated Group), management fees paid in cash during such fiscal quarter in respect of such Borrowing Base Property and (B) if such Borrowing Base Property is “self-managed” (i.e., managed by a member of the Consolidated Group), expenses incurred during such fiscal quarter in connection with the management of such Borrowing Base Property that under a customary management agreement with a third party manager that is not an Affiliate of the Parent would be borne by such third party manager, multiplied by (ii) four and (b) with respect to the Empire State Observatory at any time, an amount equal to (i) the Net Operating Income of the Empire State Observatory for the then most recently ended four consecutive fiscal quarter period of the Parent for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), plus (ii) the following to the extent allocable to the Empire State Observatory and deducted in calculating such Net Operating Income: (x) if the Empire State Observatory is not “self-managed” (i.e., not managed by a member of the Consolidated Group), management fees paid in cash during such four fiscal quarter period in respect of the Empire State Observatory and (y) if the Empire State Observatory is “self-managed” (i.e., managed by a member of the Consolidated Group), expenses incurred during such four fiscal quarter period in connection with the management of the Empire State Observatory that under a customary management agreement with a third party manager that is not an Affiliate of the Parent would be borne by such third party manager. For the avoidance of doubt, the Net Operating Income with respect to any Borrowing Base Property that is owned or leased by a Loan Party for less than one full fiscal quarter shall be included in the calculation of Borrowing Base NOI of such Borrowing Base Property, on a pro forma basis, as if such Borrowing Base Property was owned or leased by such Loan Party for the then most recently ended fiscal quarter of the Parent for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b).
“Borrowing Base Properties” means, collectively, the Initial Borrowing Properties and any other Investment Property which, in each case, at all times satisfies each of the Borrowing Base Eligibility Criteria and as to which the Borrowers have delivered a request contemplated by Section 2.19(a)(i).
“Borrowing Base Proposal Package” means, with respect to any proposed Borrowing Base Property, the following items, each in form reasonably satisfactory to the Administrative Agent: (a) a detailed description of such property, (b) a projected cash flow analysis of such property, (c) a statement of operating expenses for such property for the immediately preceding 36 consecutive calendar months or such shorter period to the extent (x) such property has been in operation for less than 36 months or (y) statements for a shorter period have been made available by a seller of such property, (d) an operating expense and capital expenditures budget for such property for the next succeeding 12 consecutive months, (e) if such property is then the subject of an acquisition transaction, a copy of the purchase agreement with respect thereto and a schedule of the proposed sources and uses of funds for such transaction, (f) if such property is subject to a ground lease, a copy of such ground lease and (g) such additional documents and information as reasonably requested by the Administrative Agent with respect to such proposed Borrowing Base Property.
“Borrowing Base Subsidiary” means, at any time, any Subsidiary of ESR OP that (i) (x) owns a Borrowing Base Property at such time and/or (y) is the lessee under an Eligible Ground Lease in respect of a Borrowing Base Property at such time or (ii) owns, directly or indirectly, any Equity Interests in a Subsidiary of the type specified in clause (i) of this definition.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capitalization Rate” means (a) in the case of (i) any office property located in the New York City central business district and (ii) the Empire State Observatory, six percent (6.00%), (b) in the case of any office property (other than a New York City central business district office property), seven percent (7.00%) and (c) in the case of any retail property, seven and one-quarter percent (7.25%).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of Investments:
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;
(d)    reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; and
(e)    Investments, classified in accordance with GAAP as current assets of the Parent or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have at least the second highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition.
“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, at the time it enters into a Cash Management Agreement with a Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to any law (including the Code), treaty, regulation or rule (or in the official interpretation of any law, treaty, regulation or rule by any Governmental Authority (including a court)) relating to U.S. income taxation.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or
(c)    (i) the Parent shall cease to be the sole general partner of ESR OP or shall cease to own, directly, 100% of the general partnership interests of ESR OP, free and clear of all Liens (other than Permitted Collateral Liens) or (ii) any holder of a limited partnership interest in ESR OP is provided with or obtains voting rights with respect to such limited partnership interest that are more expansive in any material respect than the voting rights afforded to limited partners of ESR OP under the Organization Documents of ESR OP in effect on the Closing Date.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Closing Date Tangible Net Worth” means Tangible Net Worth as of the Closing Date, which amount shall be set forth in the certificate delivered by the Parent to the Administrative Agent pursuant to Section 6.02(a); provided, that at all times prior to delivery of such certificate, Closing Date Tangible Net Worth shall be deemed to be $689,813,000.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means collectively, (i) all of the “Collateral” referred to in the Pledge Agreement, (ii) each Investment Property that is subject to an Assigned Mortgage and all proceeds thereof, and (iii) all of the other property that is or is intended under the terms of any of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Documents” means, collectively, the Pledge Agreement, each Assigned Mortgage and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Term Commitment, a Delayed Draw Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a Delayed Draw Term Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Competitive Bid” means a written offer by a Revolving Credit Lender to make one or more Competitive Loans substantially in the form of Exhibit B-2, duly completed and signed by such Revolving Credit Lender.
“Competitive Bid Request” means a written request for one or more Competitive Loans substantially in the form of Exhibit B-1.
“Competitive Borrowing” means a borrowing consisting of simultaneous Competitive Loans of the same Type from each of the Revolving Credit Lenders whose offer to make one or more Competitive Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.04.
“Competitive Loan” has the meaning specified in Section 2.04.
“Competitive Loan Lender” means, in respect of any Competitive Loan, the Revolving Credit Lender making such Competitive Loan to the Borrowers.
“Competitive Loan Sublimit” means, at any time, 50% of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders at such time. The Competitive Loan Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Compliance Certificate” means a certificate substantially in the form of Exhibit E.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Group” means, collectively, the Loan Parties and their Consolidated Subsidiaries.
“Consolidated Group Pro Rata Share” means, with respect to any Unconsolidated Affiliate, the percentage interest held by the Consolidated Group, in the aggregate, in such Unconsolidated Affiliate determined by calculating the percentage of Equity Interests of such Unconsolidated Affiliate owned by the Consolidated Group.
“Consolidated Subsidiaries” means, as to any Person, all Subsidiaries of such Person that are consolidated with such Person for financial reporting purposes under GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Extension” means each of the following: (a) a Borrowing, (b) an L/C Credit Extension, (c) a borrowing of Incremental Term Loans pursuant to Section 2.19 and (d) a Mortgage Debt Assignment Funding pursuant to Section 2.03, the proceeds of which are used by the Administrative Agent to acquire the Assumed Mortgage Debt on behalf of the Revolving Credit Lenders.
“Debt Rating” means, as of any date of determination, the rating assigned by a Rating Agency to the Parent’s and/or ESR OP’s non-credit enhanced, senior unsecured long term debt as in effect on such date.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate for Base Rate Loans under the Term Facility (assuming that Pricing Level V applied in the then applicable Pricing Grid), plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Committed Loan, the Default Rate shall be an interest rate equal to (i) the Eurodollar Rate, plus (ii) the Applicable Rate for Eurodollar Rate Loans under the Term Facility (assuming that Pricing Level V applied in the then applicable Pricing Grid), plus (iii) 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate then applicable to Letter of Credit Fees plus 2% per annum (assuming that Pricing Level V applied in the then applicable Pricing Grid).
“Defaulting Lender” means, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans or Mortgage Debt Assignment Fundings within two Business Days of the date such Loans or Mortgage Debt Assignment Fundings were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative

Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan or a Mortgage Debt Assignment Funding hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Delayed Draw Term Borrowing” means a borrowing consisting of simultaneous Delayed Draw Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(c).
“Delayed Draw Term Commitment” means, as to each Term A Lender at any time, its obligation to make Delayed Draw Term Loans to the Borrowers pursuant to Section 2.01(c) in an aggregate principal amount equal to the aggregate principal amount of Term A Loans of such Term A Lender outstanding at such time. On the last day of the Availability Period for the Delayed Draw Term Commitments, all Delayed Draw Term Commitments shall be automatically and permanently reduced to $0.
“Delayed Draw Term Loan” has the meaning specified in Section 2.01(c).
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposed Investment Property” means, as of any date of determination, any Investment Property that was, directly or indirectly, sold or otherwise disposed of to a Person (other than a member of the Consolidated Group) during the then most recently ended period of four consecutive fiscal quarters of the Parent for which financial statements have been provided to the Administrative Agent and the Lenders.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.
“EBITDA” means, with respect to the Consolidated Group for any period, the sum of (a) Net Income for such period, in each case, excluding (without duplication), (i) any non recurring or extraordinary gains and losses for such period, (ii) any income or gain and any loss in each case resulting from the early extinguishment of indebtedness during such period and (iii) any net income or gain or any loss resulting from a Swap Contract (including by virtue of a termination thereof) during such period, plus (b) an amount which, in the determination of Net Income for such period pursuant to clause (a) above, has been deducted for or in connection with: (i) Interest Expense (plus, amortization of deferred financing costs, to the extent included in the determination of Interest Expense in accordance with GAAP), (ii) income taxes, (iii) depreciation and amortization, (iv) all other non-cash charges and (v) adjustments as a result of the straight lining of rents, all as determined in accordance with GAAP for such period, plus (c) the Consolidated Group Pro Rata Share of the foregoing items attributable to the Consolidated Group’s interests in Unconsolidated Affiliates.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Ground Lease” means a ground lease with respect to an Investment Property that at all times satisfies each of the following conditions: (a) such ground lease is in full force and effect, (b) such ground lease has a remaining lease term of at least 30 years at the time such Investment Property becomes a Borrowing Base Property (but in no event shall such ground lease have a remaining term of less than 25 years at any time during which such Investment Property is included as a Borrowing Base Property) (including extension and renewal options, but only to the extent such extension and renewal options are controlled exclusively by the Affiliated Investor that is the ground lessee thereunder), (c) such ground lease permits the Affiliated Investor that is the ground lessee thereunder to grant a Lien on all of its right, title and interest therein in favor of the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations, without the consent of any Person (other than any consent that has been obtained), (d) no Person party to such ground lease is in default of any of its obligations under such ground lease and (e) such ground lease is not encumbered by any Lien, negative pledge or encumbrance (other than any Liens, negative pledges or encumbrances encumbering the ground lessor’s interest in such ground lease).

“Empire Reserve” means, at any time, the greater of (a) $40,422,685.53 (which amount is based on Schedule I attached hereto), minus the aggregate principal amount of all Reserve-Related Expenditures made after the Closing Date and on or prior to such time and (b) $0.
“Empire State Building” means the Empire State Building located at 338-350 Fifth Avenue, New York, New York.
“Empire State Mortgage Transfer Documentation” has the meaning specified in Section 2.22(c)(iii)(B).
“Empire State Mortgage Transfer Notice” has the meaning specified in Section 2.22(c)(i).
“Empire State Observatory” means the Investment Property consisting of the observatory at the Empire State Building.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Material into the environment, including those related to air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Environmental Report” means an environmental assessment report provided to the Administrative Agent pursuant to Section 2.03(c)(v)(F), Section 2.19(a)(xv) or Section 4.01(a)(iv)(B).
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan or Multiemployer Plan; (b) the withdrawal of a Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvency; (d) the filing of a notice of intent to terminate a Single Employer Plan under section 4041 of ERISA or the treatment of a Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Single Employer Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Pension Plan; (g) the determination that any Single Employer Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate.
“ESB Mortgage Modification Agreement” means the Modification, Consolidation and Assumption Agreement, dated as of the date hereof, among ESR OP, ESRT LLC and Administrative Agent in respect of the Existing Empire State Mortgage.
“Eurodollar Bid Margin” means the margin above or below the Eurodollar Rate to be added to or subtracted from the Eurodollar Rate, which margin shall be expressed in multiples of 1/100th of one basis point.
“Eurodollar Margin Bid Loan” means a Competitive Loan that bears interest at a rate based upon the Eurodollar Rate.
“Eurodollar Rate” means:
(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London interbank offered rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate to LIBOR is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent.
“Eurodollar Rate Committed Loan” means a Revolving Credit Loan, a Term Loan or a Delayed Draw Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
“Eurodollar Rate Loan” means a Eurodollar Rate Committed Loan or a Eurodollar Margin Bid Loan.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Pledge Subsidiary” means any Subsidiary of ESR OP that (i) does not own all or any portion of a Borrowing Base Property, (ii) does not, directly or indirectly, own all or any portion of the Equity Interests of any Subsidiary that owns a Borrowing Base Property and (iii) has Indebtedness that (x) is owed to a Person that is not an Affiliate of the Parent or any Subsidiary thereof, (y) is either unsecured Indebtedness recourse for which is limited to such Subsidiary or is Secured Indebtedness and (z) by its terms does not permit the Equity Interests in such Subsidiary to be pledged (provided, that if the terms of such Indebtedness permits 20% or more of the Equity Interests in such Subsidiary to be pledged, such portion of the Equity Interests in such Subsidiary that are permitted to be pledged shall be pledged as collateral for the Obligations) (clauses (i), (ii) and (iii) being referred to herein as the “Pledge Exclusion Conditions”); provided, that notwithstanding the foregoing, (A) each Subsidiary of ESR OP listed on Schedule IIA hereto shall be an Excluded Pledge Subsidiary until the earliest of (i) such time as the Secured Indebtedness of such Subsidiary existing on the Closing Date (the “Closing Date Excluded Pledge Indebtedness”) is repaid, refinanced and/or replaced in full, unless such Subsidiary satisfies each of the Pledge Exclusion Conditions immediately after giving effect to such repayment, refinancing or replacement, (ii) such time as the provisions in the documentation evidencing the Closing Date Excluded Pledge Indebtedness that are ambiguous as to whether the Equity Interests of such Subsidiary can be pledged are amended or modified to clarify that the Equity Interests in such Subsidiary can be pledged as collateral for the Obligations and (iii) such time as such Subsidiary fails to satisfy any of the Pledge Exclusion Conditions (other than clause (iii)(z) thereof), and (B) each Subsidiary of ESR OP listed on Schedule IIB hereto shall be an Excluded Pledge Subsidiary so long as such Subsidiary is also an Excluded Subsidiary.
“Excluded Pledge Subsidiary Permitted Equity Release” has the meaning specified in Section 10.19(d).

“Excluded Subsidiary” means any Subsidiary of ESR OP that is listed on Schedule V hereto or that (a) does not own all or any portion of any Borrowing Base Property and (b) does not, directly or indirectly, own all or any portion of the Equity Interests of any Subsidiary that owns a Borrowing Base Property; provided, that (x) such Subsidiary has Indebtedness that (A) is owed to a Person that is not an Affiliate of the Parent or any Subsidiary thereof, (B) is either unsecured Indebtedness recourse for which is limited to such Subsidiary or is Secured Indebtedness and (C) by its terms does not permit such Subsidiary to guarantee the Obligations and/or (y) ESR OP and/or its Wholly-Owned Subsidiaries directly, indirectly or beneficially own more than 50% but less than 90% of the Equity Interests of such Subsidiary having ordinary voting power for the election of directors or members of any other governing body of such Subsidiary (this proviso, together with clauses (a) and (b) of this definition, being referred to herein collectively as the “Guaranty Exclusion Conditions”); provided, further, that notwithstanding the foregoing, each Subsidiary of ESR OP listed on Schedule III hereto shall be an Excluded Subsidiary until the earliest of (i) such time as the Secured Indebtedness of such Subsidiary existing on the Closing Date (the “Closing Date Excluded Subsidiary Indebtedness”) is repaid, refinanced and/or replaced in full, unless such Subsidiary satisfies each of the Guaranty Exclusion Conditions immediately after giving effect to such repayment, refinancing or replacement, (ii) such time as the provisions in the documentation evidencing the Closing Date Excluded Subsidiary Indebtedness that are ambiguous as to whether such Subsidiary can guaranty the Obligations are amended or modified to clarify that such Subsidiary can Guaranty the Obligations and (iii) such time as such Subsidiary fails to specify any of the Guaranty Exclusion Conditions (other than clause (x)(C) of the first proviso to this definition).
“Excluded Subsidiary Equity Release” has the meaning specified in Section 10.19(c).
“Excluded Subsidiary Permitted Release” has the meaning specified in Section 10.19(b).
“Excluded Swap Obligation” means, (i) with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “Eligible Contract Participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.22 of this Agreement and Section 21 of the Guaranty Agreement and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation and (ii) with respect to any Borrower, any Swap Obligation in respect of a Swap Contract to which such Borrower is not a party if, and to the extent that, all or a portion of the Obligations of such Borrower in respect of, or the grant by such Borrower of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower’s failure for any reason to constitute an “Eligible Contract Participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.22 of this Agreement and Section 21 of the Guaranty Agreement and any and all guarantees of such Borrower’s Swap

Obligations by other Loan Parties) at the time the Obligations of such Borrower includes such Swap Obligation.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, (i) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 10.13) or such Lender changes its Lending Office or (ii) any additional U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment after the date on which such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 10.13) or such Lender changes its Lending Office, except (x) in the case described in subsection (ii) of this clause (b), to the extent that any such additional U.S. federal withholding Tax is imposed as a result of a Change in Tax Law occurring after the date on which such Lender acquires such interest in the Loan or Commitment or such Lender changes its Lending Office or (y) in each of the cases described in subsections (i) and (ii) of this clause (b), pursuant to Section 3.01(b)(ii) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired such interest in the Loan or Commitment or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Exemption Conditions” means, at any time with respect to any Subsidiary, the satisfaction of the following conditions: (i) such Subsidiary shall not have any Indebtedness (other than Secured Indebtedness) at such time, including, without limitation and for the avoidance of doubt, Indebtedness (other than Secured Indebtedness) incurred under or in connection with notes or bonds issued pursuant to a Rule 144A Transaction, (ii) the Parent and/or ESR OP shall have received an Investment Grade Rating on or prior to such time and (iii) an Investment Grade Permitted Release shall have been effected on or prior to such time with respect any Subsidiary of ESR OP.
“Existing Empire State Mortgage Debt” means Indebtedness outstanding on the Closing Date in the aggregate principal amount of $300,000,000 owing by ESRT LLC to the Existing Empire State Mortgage Lender pursuant to one or more promissory notes, which Indebtedness is secured solely by the Existing Empire State Mortgage.
“Existing Empire State Mortgage” means, collectively, the mortgages securing the Existing Empire State Mortgage Debt immediately prior to giving effect to the ESB Mortgage Modification Agreement.
“Existing Empire State Mortgage Lender” means HSBC Bank USA, National Association as agent.

“Existing Mortgage Debt Lender” has the meaning specified in Section 2.03(b)(i).
“Existing Mortgaged Investment Property” means, at any time, an Investment Property that (i) is located in the State of New York, (ii) is owned at such time by a Subsidiary of ESR OP that has, or pursuant to Section 6.12(c) will, become a Borrower and (iii) is encumbered by a Mortgage at such time in favor of a third-party lender securing Indebtedness (other than Obligations) owing to such third-party lender.
“Existing NY Mortgage” has the meaning specified in Section 2.03(b)(iii).
“Facility” means the Term A Facility, the Term B Facility, the Term Facility, the Revolving Credit Facility or any combination of the foregoing, as the context may require.
“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) all Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been made), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letters” means, collectively, the Bank of America Fee Letter and the Goldman Sachs Fee Letter.
“Fitch” means Fitch, Inc. and any successor thereto.

“Fixed Charge Coverage Ratio” means the ratio as of the last day of any fiscal quarter of the Parent of (i) Adjusted EBITDA as of the last day of such fiscal quarter to (ii) Fixed Charges for such fiscal quarter.
“Fixed Charges” means, for any fiscal quarter of the Parent, an amount equal to the product of (a) the sum, without duplication, of (i) Interest Expense for such fiscal quarter, (ii) scheduled payments of principal on Total Indebtedness made or required be made during such fiscal quarter (excluding any balloon payments payable on maturity of any such Total Indebtedness), (iii) the amount of dividends or distributions paid or required to be paid by any member of the Consolidated Group during such fiscal quarter in respect of its preferred Equity Interests and (iv) the Consolidated Group Pro Rata Share of the foregoing items attributable to the Consolidated Group’s interests in Unconsolidated Affiliates, multiplied by (b) four.
“Flood Insurance Laws” means (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, and (iv) the Flood Insurance Reform Act of 2004 (in each case, any successor statute thereto)
“Foreign Lender” means a Lender that is not a U.S. Person..
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Revolving Credit Lender that is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funds From Operations” means, with respect to any period and without double counting, an amount equal to the Net Income for such period, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided that “Funds From Operations” shall exclude impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges as evidenced by a certification of a Responsible Officer of the Parent containing calculations in reasonable detail satisfactory to the Administrative Agent. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect “Funds From Operations” on the same basis. In addition, “Funds from Operations” shall be adjusted to remove any impact of the expensing of acquisition costs pursuant to FAS 141 (revised), as issued by the Financial Accounting Standards Board in December of 2007, and effective January 1, 2009, including, without limitation, (i) the addition to Net Income of costs and expenses related to ongoing consummated acquisition transactions during such period; and

(ii) the subtraction from Net Income of costs and expenses related to acquisition transactions terminated during such period.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Goldman Sachs Fee Letter” means the letter agreement regarding certain fees payable in connection with the Facilities, dated October 5, 2012, among ESR OP, the Parent and Goldman Sachs Bank USA.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grantor” means a Loan Party that is party to a Collateral Document.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (i) the Parent and (ii) each Subsidiary of ESR OP listed on Schedule IV and each other Subsidiary of ESR OP that becomes a guarantor of the Obligations in accordance with Section 6.12(b), in each case to the extent such Subsidiary is not released from its guarantee of the Obligations by the Administrative Agent in accordance with the provisions of this Agreement or the Guaranty Agreement.
“Guaranty Agreement” means the Continuing Guaranty made by the Guarantors in favor of the Administrative Agent and the Secured Parties, substantially in the form of Exhibit H.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, at the time it enters into a Swap Contract not prohibited under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“Implied Debt Service” means, as of any date with respect to the Total Outstandings on such date, an imputed annual amount of principal and interest that would be due on such Total Outstandings if such Total Outstandings were a fully amortizing loan with equal monthly payments of principal and interest over a period of thirty years at a per annum interest rate equal to the greater of (i) two and one-half percent (2.50%) in excess of the then most-recently published annual yield to maturity of the U.S. Treasury Constant Maturity Series with a ten (10) year maturity, as such yield is reported on such date in the “Federal Reserve Statistical Release H.15 – Selected Interest Rates”, or any successor publication, published by the FRB in effect on the date of calculation and (ii) 6.50%.
“Incremental Term Loans” has the meaning specified in Section 2.18(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements);

(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    capital leases and Synthetic Debt;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (other than the payment solely in Equity Interests of such Person), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof: (a) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person, (b) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (c) the amount of any capitalized lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial Borrowing Base Properties” means, collectively, (i) the Empire State Building and (ii) the Empire State Observatory.
“Initial Public Offering” means the issuance by the Parent of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.
“Initial Revolver Maturity Date” means October 7, 2017.

“Interest Expense” means, for any period, without duplication, total interest expense of the Consolidated Group for such period determined in accordance with GAAP (including interest expense attributable to the Consolidated Group’s ownership interests in Unconsolidated Affiliates and, for the avoidance of doubt, capitalized interest).
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means (a) as to each Eurodollar Rate Loan other than a Eurodollar Margin Bid Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrowers in a Committed Loan Notice, or one week, nine months or twelve months if requested by the Borrowers and consented to by all the Appropriate Lenders, (b) as to each Eurodollar Margin Bid Loan, the period commencing on the date such Eurodollar Margin Bid Loan is disbursed and ending on the date one month, two months, three months, four months, five months or six months thereafter, as selected by the Borrowers in a Competitive Bid Request, and (c) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by the Borrowers in a Competitive Bid Request; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period of one month or an integral multiple thereof that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Investment” means, as to any Person, any direct or indirect (a) investment by such Person, consisting of (i) the purchase or other acquisition of Equity Interests or other securities of another Person or (ii) a loan, advance, other extension of credit or capital contribution to, or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, (b) purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (c) purchase, acquisition or other investment in any real property or real property-related assets (including (x) mortgage loans and other real estate-related debt investments and notes receivable,

(y) investments in unimproved land holdings and Investment Properties and (z) costs to construct real property assets under development). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Permitted Release” has the meaning specified in Section 10.19(a).
“Investment Grade Pricing Effective Date” means the first Business Day following the date on which (i) the Parent and/or ESR OP has obtained an Investment Grade Rating and (ii) the Parent has delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Parent (x) certifying that an Investment Grade Rating has been obtained and is in effect (which certification shall also set forth the Debt Ratings received from each Ratings Agency as of such date) and (y) notifying the Administrative Agent that the Borrowers have irrevocably elected to have the Ratings-Based Applicable Rate apply to the pricing of the Facilities.
“Investment Grade Rating” means receipt of two of any of the following three Debt Ratings: (i) BBB- or higher from S&P, (ii) BBB- or higher from Fitch and (iii) Baa3 or higher from Moody’s.
“Investment Property” means any parcel (or group of related parcels) of real property that is (i) owned by ESR OP, one or more Subsidiaries of ESR OP and/or one or more Unconsolidated Affiliates or (ii) subject to a ground lease under which ESR OP, one or more Subsidiaries of ESR OP and/or one or more Unconsolidated Affiliates is the ground lessee(s).
“IP Rights” has the meaning specified in Section 5.18.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and a Borrower (or any Subsidiary of a Borrower) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.
“Lender Swap Agreement” means any Swap Contract that is entered into by and between any Loan Party and any Hedge Bank.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date for the Revolving Credit Facility then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.05(h).
“Letter of Credit Sublimit” means an amount equal to $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Leverage-Based Applicable Rate” means the applicable percentage per annum set forth below determined by reference to the ratio of Total Indebtedness to Total Asset Value as set forth in the most recent Compliance Certificate received by the Administrative Agent and the Lenders pursuant to Section 6.02(b):

Pricing Level	Ratio of Total Indebtedness to Total Asset Value	Facility Fees	Eurodollar Rate Committed Loans under Revolving Credit Facility	Base Rate Loans under Revolving Credit Facility	Eurodollar Rate Committed Loans under Term Facility	Base Rate Loans under Term Facility
I	≤ 35%	0.20%	1.20%	0.20%	1.35%	0.35%
II	> 35% and ≤ 45%	0.25%	1.25%	0.25%	1.45%	0.45%
III	> 45% and ≤ 50%	0.25%	1.45%	0.45%	1.65%	0.65%
IV	> 50% and ≤ 55%	0.30%	1.55%	0.55%	1.80%	0.80%
V	> 55% and ≤ 60%	0.35%	1.70%	0.70%	2.00%	1.00%
Any increase or decrease in the Leverage-Based Applicable Rate resulting from a change in the ratio of Total Indebtedness to Total Asset Value shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, (i) from the Closing Date to the date on which the Administrative Agent and the Lenders receive a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter of the Parent ending December 31, 2013, the Pricing Level determined based on the ratio of Total Indebtedness to Total Asset Value as set forth in the Pro Forma Closing Date Leverage Certificate shall apply and (ii) the determination of the Leverage-Based Applicable Rate for any period shall be subject to the provisions of Section 2.12(b).
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to, or for the benefit of, the Borrowers under Article II in the form of a Term Loan, a Delayed Draw Term Loan, a Revolving Credit Loan, a Competitive Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Guaranty Agreement, (e) the Fee Letters, (f) each Issuer Document, (g) each document, instrument and agreement delivered to the Administrative Agent pursuant to Section 4.01(c), and (h) each document, instrument and agreement delivered to the Administrative Agent pursuant to Section 2.03(c)(v) .
“Loan Parties” means, collectively, the Borrowers and the Guarantors.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Loan Parties, taken as a whole, to perform their obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Maturity Date” means (a) with respect to the Revolving Credit Facility, the later of (i) the Initial Revolving Maturity Date and (ii) if the Initial Revolver Maturity Date is extended pursuant to Section 2.16, such extended maturity date as determined pursuant to such Section and (b) with respect to the Term Facility, October 7, 2018; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.20(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.
“Mortgageability Amount” means, as of any date, the maximum amount of Total Outstandings that could be outstanding on such date such that the ratio of (i) Aggregate Mortgageability Cash Flow on such date to (ii) the Implied Debt Service of such Total Outstandings would equal or exceed 1.50 to 1.00.

“Mortgageability Cash Flow” means, as of any time with respect to any Borrowing Base Property, an amount equal to (i) the Borrowing Base NOI for such Borrowing Base Property at such time, minus (ii) the Annual Capital Expenditure Adjustment for such Borrowing Base Property at such time (provided, that solely in the case of the Empire State Building, this clause (ii) shall not apply at any time to the extent that the Empire Reserve at such time is greater than $0), minus (iii) an amount equal to the greater of (x) two percent (2.00%) of the aggregate amount of rent paid in respect of such Borrowing Base Property during the then most recently ended period of four consecutive fiscal quarters for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) and (y) the aggregate amount of actual management fees (if any) paid in cash in respect of such Borrowing Base Property during the then most recently ended period of four consecutive fiscal quarters for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b).
“Mortgage Debt Assignment” has the meaning specified in Section 2.03(a).
“Mortgage Debt Assignment Date” has the meaning specified in Section 2.03(c).
“Mortgage Debt Assignment Funding” has the meaning specified in Section 2.03(d).
“Mortgage Debt Assignment Price” has the meaning specified in Section 2.03(b)(i).
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means with respect to any issuance and sale by the Parent of any its Equity Interests, the excess of (i) the sum of the cash and Cash Equivalents received by the Parent in connection with such issuance and sale, less (ii) underwriting discounts and commissions, and other reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel), incurred by the Parent in connection with such issuance, other than any such amounts paid or payable to an Affiliate of the Parent.
“Net Income” means, for any period, the net income (or loss) of the Consolidated Group for such period; provided, however, that Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary of the Parent during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Parent’s equity in any net loss of any such Subsidiary for such period shall be included in determining Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary of the Parent, except that the Parent’s equity in the net income of any such Person for such period shall be included in Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or a Subsidiary thereof as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary of the Parent, such Subsidiary is not precluded from further distributing such amount to the Parent as described in clause (b) of this proviso).
“Net Operating Income” means, with respect to any Investment Property for any period, an amount equal to (a) the aggregate gross revenues of the Consolidated Group derived from the operation of such Investment Property during such period, minus (b) the sum of all expenses and other proper charges incurred in connection with the operation of such Investment Property during such period (including accruals for real estate taxes and insurance and any management fees paid in cash, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP.
“New Lender Joinder Agreement” means a New Revolving Lender Joinder Agreement or a New Term Lender Joinder Agreement.
“Newly-Acquired Investment Property” means, as of any date of determination, any Investment Property acquired by any member of the Consolidated Group from any Person (other than a member of the Consolidated Group) during the then most recently ended four consecutive fiscal quarter period of the Parent.
“New NY Property Mortgage Financing” has the meaning specified in Section 2.22(c)(i).
“New Revolving Lender Joinder Agreement” has the meaning specified in Section 2.17(c).
“New Term Lender Joinder Agreement” has the meaning specified in Section 2.18(c).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness, or a Guaranty of Indebtedness, in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or Guaranty, (b) if such Person is a Single Asset Entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a Single Asset Holding Company, any Indebtedness (“Holdco Indebtedness”) of such Single Asset Holding Company resulting from a Guarantee of, or Lien securing, Indebtedness of a Single Asset Entity that is a Subsidiary of such Single Asset Holding Company, so long as, in each case, either (i) recourse for payment of such Holdco Indebtedness (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to the Equity Interests held by such Single Asset Holding Company in such Single Asset Entity or (ii) such Single Asset Holding Company has no assets other than Equity Interests in such Single Asset Entity and cash and other assets of nominal value incidental to the ownership of the such Single Asset Entity.
“Note” means a Term A Note, a Term B Note or a Revolving Credit Note, as the context may require.
“NPL” means the National Priorities List under CERCLA.
“NY Non-Borrowing Base Property” has the meaning specified in Section 2.22(c)(i).
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit, (b) all Additional Secured Obligations with respect to any Loan Party and (c) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
“Observatory EBITDA” means, for any period, the portion of EBITDA of the Consolidated Group for such period that is derived from operation of the Empire State Observatory.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (i) with respect to any Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loan occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.
“Partial Mortgage Assignment Split Note” has the meaning specified in Section 2.22(c)(ii)(C).
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Perfection Certificate” shall mean a certificate in the form of Exhibit M-1 or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit M-2 or any other form approved by the Administrative Agent.

“Permitted Borrowing Base Property Liens” means Liens permitted under Section 7.01(a), (b), (c), (d), (g), (h), (m) and (p).
“Permitted Collateral Liens” means Liens permitted under Section 7.01(a) and (c).
“Permitted Self Insurance” has the meaning specified in Section 6.07(a).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pledge Agreement” means the Pledge Agreement between the Loan Parties and the Administrative Agent, substantially in the form of Exhibit I.
“Predecessor” means the predecessor referred to in the financial statements included in the registration statement filed in connection with the Initial Public Offering. The Predecessor is not a legal entity but rather a combination of (i) controlling interests in (a) sixteen office and retail properties, (b) one development parcel, and (c) certain management companies, which are owned by certain entities that Anthony E. Malkin and Peter L. Malkin own interests in and control, and (ii) non-controlling interests in four office properties (which include two of the sixteen properties set forth in (i) above), held through entities which are presented as uncombined entities in the Parent’s combined financial statements.
“Prepaid Insurance” means insurance coverage obtained by or on behalf of the Parent or a Subsidiary thereof pursuant to an arrangement whereby a lender prepays (or finances the prepayment of) the applicable insurance premium for the Parent or such Subsidiary in full and the obligation of the Parent or such Subsidiary to repay such lender is secured solely by the Parent’s or such Subsidiary’s right under the policy of insurance to recover unearned premiums upon early termination of the policy.
“Pricing Grid” means (i) prior to the Investment Grade Pricing Effective Date, the pricing grid set forth in the definition of “Leverage-Based Applicable Rate” and (ii) on and after the Investment Grade Pricing Effective Date, the pricing grid set forth in the definition of “Ratings-Based Applicable Rate”.
“Pro Forma Closing Date Leverage Certificate” has the meaning specified in Section 4.01(a)(xvi).
“Public Borrower Materials” has the meaning specified in Section 6.02.
“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Loan Party” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or other incurrence of Obligations or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rating Agency” means any of S&P, Moody’s or Fitch.
“Ratings-Based Applicable Rate” means the applicable percentages per annum determined, at any time, based on the range into which the Debt Ratings then fall, in accordance with the following table:

Pricing Level	Debt Ratings (S&P and Fitch/Moody’s)	Facility Fees	Eurodollar Rate Loans under Revolving Credit Facility	Base Rate Loans under Revolving Credit Facility	Eurodollar Rate Loans under Term Facility	Base Rate Loans under Term Facility
I	≥ A- / A3	0.125%	0.925%	0.000%	1.000%	0.000%
II	BBB+ / Baa	0.150%	1.000%	0.000%	1.100%	0.100%
III	BBB / Baa2	0.200%	1.100%	0.100%	1.250%	0.250%
IV	BBB- / Baa3	0.300%	1.300%	0.300%	1.550%	0.550%
V	< BBB- / Baa3	0.350%	1.700%	0.700%	2.000%	1.000%
If at any time the Parent and/or ESR OP has only two (2) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the higher of the Debt Ratings were used; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P), the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the rating that is one higher than the lower of the applicable Debt Ratings were used. If at any time the Parent and/or ESR OP has three (3) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between the highest and the lowest such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the highest of the Debt Ratings were used; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Debt Ratings were used, provided that if such average is not a recognized rating category, then the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the second highest Debt Rating of the three were used.

Initially, the Ratings-Based Applicable Rate shall be determined based upon the Debt Ratings specified in the certificate delivered pursuant to clause (ii) of the definition of “Investment Grade Pricing Effective Date”. Thereafter, each change in the Ratings-Based Applicable Rate resulting from a publicly announced change in a Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Parent to the Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person other than Nonrecourse Indebtedness of such Person and Indebtedness under the Loan Documents.
“Register” has the meaning specified in Section 10.06(c).
“REIT” means any Person that qualifies as a real estate investment trust under Sections 856 through 860 of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Remaining Term Note” has the meaning specified in Section 2.22(c)(ii)(C).
“Replacement Mortgage Financing” has the meaning specified in Section 2.22(d)(i).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing of Revolving Credit Loans or Delayed Draw Term Loans, or with respect to conversion or continuation of Term Loans, Revolving Credit Loans or Delayed Draw Term Loans, a Committed Loan Notice, (b) with respect to a Competitive Loan, a Competitive Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, (d) with respect to a Swing Line Loan, a Swing Line Loan Notice and (e) with respect to any other Credit Extension, any notices required to be provided to the Administrative Agent under the terms hereof with respect to such Credit Extension.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) other than the Outstanding Amount of Competitive Loans and (b) aggregate unused Revolving Credit Commitments (determined without giving effect to any Competitive Loans outstanding on such date); provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) other than the Outstanding Amount of Competitive Loans and (b) aggregate unused Revolving Credit Commitments (determined without giving effect to any Competitive Loans outstanding on such date); provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Required Term A Lenders” means, as of any date of determination, Term A Lenders holding more than 50% of the Term A Facility; provided that the portion of the Term A Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.
“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Term Facility; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.
“Reserve Items” means the items listed on Schedule I hereto.
“Reserve-Related Expenditure” means a cash expenditure made by ESR OP or a Subsidiary thereof from proceeds of a Revolving Credit Loan, Competitive Loan, Swing Line Loan or cash on hand as payment for a Reserve Item, in each case to the extent that the Borrowers have delivered to the Administrative Agent a certificate executed by a Responsible Officer of Parent setting forth the amount of such cash payment made and the Reserve Item to which it relates.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).
“Revolver Increase Effective Date” has the meaning specified in Section 2.17(d).
“Revolver Mortgage Assignment Financing” has the meaning specified in Section 2.22(e)(i).
“Revolver Mortgage Assignment Note” has the meaning specified in Section 2.22(e)(ii).
“Revolver Mortgage Spreading Documentation” has the meaning specified in Section 2.22(e)(iii).
“Revolver Mortgage Spreading Notice” has the meaning specified in Section 2.22(e)(i).
“Revolver Secured Mortgage Transfer Notice” has the meaning specified in Section 2.22(d)(i).
“Revolver Secured Mortgage Note” has the meaning specified in Section 2.22(d)(ii).
“Revolver Secured Mortgage Transfer Documentation” has the meaning specified in Section 2.22(d)(iii)(B).
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b). For the avoidance of doubt, a Revolving Credit Borrowing shall not include a Mortgage Debt Assignment.
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, (c) purchase participations in Swing Line Loans and (d) make Mortgage Debt Assignment Fundings pursuant to Section 2.03, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption or New Revolving Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. On the Closing Date, the amount of the Revolving Credit Facility is $500,000,000.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or holds a Revolving Credit Loan, a participation in a Letter of Credit or a participation in a Swing Line Loan at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(b), and shall include any Assumed Mortgage Debt acquired by the Administrative Agent, on behalf of the Required Lenders, that is amended and restated to be, and incorporated under this Agreement as, a “Revolving Credit Loan” in accordance with Section 2.03(e).
“Revolving Credit Note” means a promissory note made by the Borrowers in favor of the Administrative Agent, for the benefit of the Revolving Credit Lenders, evidencing all or any portion of the Revolving Credit Loans, substantially in the form of Exhibit D-2.
“Rule 144A Transaction” means a sale or issuance of notes or bonds that are exempt from registration with the SEC under Rule 144A of the Securities Act.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement between any Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract permitted under Article VII between any Loan Party and any Hedge Bank.
“Secured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is secured by a Lien.
“Secured Parties” means, collectively, (a) the Administrative Agent, (b) the Lenders, (c) the L/C Issuer, (d) the Hedge Banks, (e) each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, (f) any Lender (or any Affiliate of a Lender) in its capacity as a provider of any treasury management services to, for the benefit of or otherwise in respect of a Loan Party (including, without limitation, treasury management services consisting of intraday credit, Automated Clearing House (ACH) services, foreign exchange services, overdrafts and zero balance arrangements), and (g) and the other Persons to whom any Obligations are owing.
“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit N.

“Secured Recourse Indebtedness” means, with respect to any Person, all Recourse Indebtedness of such Person that is secured by a Lien.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.
“Self Insurance” has the meaning specified in Section 6.07(a).
“Significant Subsidiary” means, at any time, (i) each Borrowing Base Subsidiary, (ii) each Subsidiary of the Parent (other than a Borrowing Base Subsidiary) which represents (a) 10.0% or more of EBITDA of the Parent and its Subsidiaries, (b) 10.0% or more of consolidated total assets of the Parent and its Subsidiaries or (c) 10.0% or more of consolidated total revenues of the Parent and its Subsidiaries, in each case as determined at the end of the then most recently ended fiscal quarter of the Parent based on the financial statements of the Parent delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) of this Agreement for such fiscal quarter or fiscal year, as applicable, and (iii) any Subsidiary of the Parent (other than a Borrowing Base Subsidiary) which, when aggregated with all other Subsidiaries of the Parent that are not otherwise Significant Subsidiaries, would constitute a Significant Subsidiary under clause (ii) of this definition.
“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property and/or cash and other assets of nominal value incidental to such Person’s ownership of such Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more other Single Asset Entities and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement (such an entity, a “Single Asset Holding Company”).
“Single Asset Holding Company” has the meaning given that term in the definition of Single Asset Entity.
“Single Employer Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan and excluding a Multiemployer Plan) that is maintained or is contributed to by any Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Solvency Certificate” means a Solvency Certificate of the chief financial officer of the Parent substantially in the form of Exhibit K.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Split Empire State Mortgage” has the meaning specified in Section 2.22(c)(ii)(C).
“Split Revolver Secured Mortgage” has the meaning specified in Section 2.22(e)(ii).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent. For the avoidance of doubt, ESR OP shall be deemed to be a Subsidiary of the Parent.
“Subsidiary Guarantors” means, collectively, all of the Guarantors other than the Parent.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Person any obligation to pay or perform under any Swap Contract, or any other agreement, contract or transaction, that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts,

(a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.06.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.06(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.06(b), which, if in writing, shall be substantially in the form of Exhibit C.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Syndication Agent” means Goldman Sachs Bank USA in its capacity as syndication agent under any of the Loan Documents.
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, means liabilities and obligations of such Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which such Person would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the report on Form 10‑Q or Form 10‑K (or their equivalents) to be filed with the SEC.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Tangible Net Worth” means, for the Consolidated Group as of any date of determination, (a) “Equity” of the Consolidated Group, minus (b) all intangible assets (other than lease intangibles) of the Consolidated Group, plus (c) all accumulated depreciation of the Consolidated Group, in each case on a consolidated basis determined in accordance with GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Protection Agreement” means that certain Tax Protection Agreement, dated as of October 7, 2013 among the Parent, ESR OP, and the other parties named therein.
“Term A Commitment” means, as to each Term A Lender, its obligation to make a funding to the Administrative Agent pursuant to Section 2.01(a)(i) in a principal amount equal to the amount set forth opposite such Term A Lender’s name on Schedule 2.01 under the caption “Term A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, which proceeds of such funding will be used by the Administrative Agent to pay the purchase price for the Administrative Agent’s acquisition of the Existing Empire State Mortgage Debt on behalf of the Term A Lenders.
“Term A Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the sum of (i) the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time and (ii) the aggregate principal amount of the Delayed Draw Term Loans of all Term A Lenders outstanding at such time. On the Closing Date, the amount of the Term A Facility is $300,000,000.
“Term A Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term A Commitment and a Delayed Draw Term Commitment at such time, and (b) at any time after the Closing Date, any Lender that holds Term A Loans and/or Delayed Draw Term Loans at such time.
“Term A Loan” has the meaning specified in Section 2.01(a)(i).
“Term A Note” means a promissory note made by the Borrowers in favor of the Administrative Agent, for the benefit of the Term A Lenders, evidencing all or any portion of the Term A Loans, substantially in the form of Exhibit D‑1.
“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a)(i).
“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(a)(ii).
“Term B Commitment” means, as to each Term B Lender, its obligation to make a funding to the Administrative Agent pursuant to Section 2.01(a)(ii) in a principal amount equal to the amount set forth opposite such Term B Lender’s name on Schedule 2.01 under the caption “Term B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Term B Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term B Commitments at such time and (b) thereafter, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time. On the Closing Date, the amount of the Term B Facility is $0.
“Term B Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term B Commitment at such time, and (b) at any time after the Closing Date, any Lender that holds Term B Loans at such time.
“Term B Loan” has the meaning specified in Section 2.01(a)(ii) and shall, unless otherwise specified, include each Incremental Term Loan.
“Term B Note” means a promissory note made by the Borrowers in favor of the Administrative Agent, for the benefit of the Term B Lenders, evidencing all or any portion of the Term B Loans, substantially in the form of Exhibit D‑2.
“Term Commitment” means a Term A Commitment or a Term B Commitment.
“Term Facility” means, at any time, the aggregate amount of the Term A Facility and the Term B Facility at such time.
“Term Increase Effective Date” has the meaning specified in Section 2.18(d).
“Term Lender” means, at any time, a Term A Lender or a Term B Lender or both, as the context may require.
“Term Loan” means a Term A Loan or a Term B Loan or both, as the context may require.
“Third Party Insurance Companies” has the meaning specified in Section 6.07(a).
“Threshold Amount” means (a) with respect to Recourse Indebtedness of any Person, $50,000,000, (b) with respect to Nonrecourse Indebtedness of any Person, $150,000,000 and (c) with respect to the Swap Termination Value owed by any Person, $50,000,000.
“Total Asset Value” means, with respect to the Consolidated Group at any time, the sum (without duplication) of the following: (a) an amount equal to (i) Net Operating Income derived from each Investment Property (other than the Empire State Observatory, each Disposed Investment Property, each Newly-Acquired Investment Property, each unimproved land holding and each Investment Property under development) owned by the Consolidated Group for the then most recently ended fiscal quarter of the Parent for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), multiplied by four, plus Net Operating Income derived by the Consolidated Group from its operation of the Empire State Observatory (to the extent the Empire State Observatory is not a Disposed Investment Property at such time) for the then most recently ended period of four consecutive fiscal quarters of the Parent for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), divided by (ii) the Capitalization Rate for each such Investment Property, plus (b) the aggregate acquisition costs of all Newly-Acquired Investment Properties at such time, plus (c) the aggregate book value of all unimproved land holdings, Investments in respect of costs to construct Investment Properties (i.e., construction-in-progress), commercial mortgage loans, commercial real estate-related mezzanine loans and commercial real estate-related notes receivable, in each case owned by the Consolidated Group at such time, plus (d) the Consolidated Group’s pro rata share of the foregoing items and components thereof attributable to interests in Unconsolidated Affiliates, plus (e) Unrestricted Cash at such time.
“Total Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Indebtedness of the Consolidated Group determined on a consolidated basis and (ii) the Consolidated Group Pro Rata Share of Indebtedness of Unconsolidated Affiliates, in each case on such date.
“Total Mortgage Assignment Split Note” has the meaning specified in Section 2.22(c)(ii)(B).
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Competitive Loans, Swing Line Loans and L/C Obligations.
“Total Secured Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Secured Indebtedness of the Consolidated Group determined on a consolidated basis and (ii) the Consolidated Group Pro Rata Share of Secured Indebtedness of Unconsolidated Affiliates, in each case on such date.
“Total Variable Rate Indebtedness” means, as at any date of determination, the aggregate amount of Total Indebtedness (with respect to which only the principal outstanding on such date shall be included) that accrues interest at a variable rate on such date. For purposes of this definition, Indebtedness that is effectively subject to a fixed or maximum interest rate by virtue of an interest rate protection agreement will not be deemed to accrue interest at a variable rate.
“Type” means, (a) with respect to a Competitive Loan, its character as an Absolute Rate Loan or a Eurodollar Margin Bid Loan and (b) with respect to any other Loan, its character as a Base Rate Loan or a Eurodollar Rate Committed Loan.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“Unconsolidated Affiliate” means, at any date, any Person (x) in which the Consolidated Group, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Consolidated Group on an equity basis of accounting and (y) whose financial results are not consolidated with the financial results of the Consolidated Group under GAAP.
“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” means the amount, if any, of a drawing under a Letter of Credit that is not reimbursed by the Borrowers within the time frames specified in clause (x) or (y), as applicable, of the second sentence of Section 2.05(c)(i).
“Unrestricted Cash” means, at any time, (a) the aggregate amount of cash and Cash Equivalents of the Parent, the Borrowers and their respective Subsidiaries at such time that are not subject to any pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where such cash and Cash Equivalents are maintained), minus (b) amounts included in the foregoing clause (a) that are held by a Person other than the Parent, the Borrowers or any of their respective Subsidiaries as a deposit or security for Contractual Obligations.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(III).
“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose Equity Interests (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time. For the avoidance of doubt, ESR OP shall be deemed to be a Wholly Owned Subsidiary of the Parent.
“Withholding Agent” means any Loan Party and the Administrative Agent.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Administrative Agent shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Parent and its Subsidiaries or to the determination of any amount for the Parent and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04    Rounding. Any financial ratios required to be maintained by one or more Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto or to LIBOR.
1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.    THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    The Loans.
(d)    The Term Loans.
(ii)    Term A Loans. Subject to the terms and conditions set forth herein, on the Closing Date, each Term A Lender severally agrees to fund to the Administrative Agent an amount equal to its Term A Commitment, the proceeds of which will be used by the Administrative Agent to acquire, on behalf of the Term A Lenders, all of the Existing Empire State Mortgage Debt from the Existing Empire State Mortgage Lender; provided, however, that after giving effect to such funding by the Term A Lenders (and the amendment, restatement and inclusion of the Existing Empire State Mortgage Debt as Term A Loans hereunder in accordance with the next sentence), Availability shall be greater than or equal to $0. Immediately upon consummation of the acquisition by the Administrative Agent of all of the Existing Empire State Mortgage Debt, (i) the terms and provisions of the Existing Empire State Mortgage Debt shall be automatically amended and restated to be, and incorporated herein as, term loans owing from the Borrowers to the Term A Lenders (each such term loan being referred to herein as a “Term A Loan”), (ii) each Term A Lender shall be the holder of a Term A Loan in the principal amount equal to its Term A Commitment and (iii) the terms and provisions of the Existing Empire State Mortgage shall be automatically modified pursuant to the ESB Mortgage Modification Agreement, and the Assigned Empire State Mortgage shall secure the Term A Loans. All or any portion of the Term A Loans that are repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
(iii)    The Term B Loans. Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a single term loan to the Borrowers (each such term loan being referred to herein as a “Term B Loan”) on the Closing Date in an amount equal to its Term B Commitment; provided, however, that after giving effect to such funding of the Term B Loans by the Term B Lenders, Availability shall be greater than or equal to $0. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.
(iv)    Funding of Term Commitments.
(A)    On the Closing Date, each Term A Lender shall make available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on such date, an amount equal to its Term A Commitment. Upon receipt by the Administrative Agent of the funds from all of the Term A Lenders of the full amount of their respective Term A Commitments and upon satisfaction of the conditions set forth in Sections 4.01 and 4.02, the Administrative Agent shall use such funds so received from the Term A Lenders to consummate the purchase of the Existing Empire State Mortgage Debt from the Existing Empire State Mortgage Lender on behalf of the Term A Lenders.
(B)    On the Closing Date, each Term B Lender shall make available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on such date, an amount equal to its Term B Commitment. Upon receipt by the Administrative Agent of the funds from all of the Term B Lenders of the full amount of their respective Term B Commitments and upon satisfaction of the conditions set forth in Sections 4.01 and 4.02, the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers.
(e)    Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, together with any Assumed Mortgage Debt acquired by the Administrative Agent, on behalf of the Required Lenders, in accordance with Section 2.03, a “Revolving Credit Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) Availability shall be greater than or equal to $0 (it being understood and agreed that for purposes of calculating Availability with respect to any Revolving Credit Borrowing all or a portion of the proceeds of which are to be used (and are actually used) within thirty (30) days following receipt thereof to make one or more Reserve-Related Expenditures, the Empire Reserve shall not include the amount of such Reserve-Related Expenditures that are to be made (and are actually made) within such thirty (30) day period from the proceeds of such Revolving Credit Borrowing) and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Competitive Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.07, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
(f)    Delayed Draw Term Borrowings. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a term loan (each such term loan being referred to herein as a “Delayed Draw Term Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period for the Delayed Draw Term Commitments, in an amount not to exceed such Term A Lender’s Delayed Draw Term Commitment at such time; provided that (i) the Term A Lenders shall not be required to fund more than three borrowings of Delayed Draw Term Loans during the term of this Agreement, (ii) a Delayed Draw Term Borrowing may only be made on a date on which all or a portion of the Term A Loans are sold and assigned by the Term A Lenders in connection with the consummation of a New NY Property Mortgage Financing (and immediately following receipt by the Term A Lenders of their respective applicable portions of the purchase price paid for such Term A Loans in connection therewith), (iii) the amount of any Delayed Draw Term Borrowing requested on any date shall not exceed the aggregate principal amount of Term A Loans sold and assigned on such date pursuant to such New NY Property Mortgage Financing and (iv) after giving effect to any Delayed Draw Term Borrowing, Availability shall be greater than or equal to $0. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Delayed Draw Term Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.
2.02    Borrowings, Conversions and Continuations of Loans.
(d)    Each Revolving Credit Borrowing and each Delayed Draw Term Borrowing, each conversion of Term Loans, Revolving Credit Loans or Delayed Draw Term Loans from one Type to the other, and each continuation of Eurodollar Rate Committed Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrowers wish to request Eurodollar Rate Committed Loans having an Interest Period of one week, nine months or twelve months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrowers (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each telephonic notice by the Borrowers pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of each of the Borrowers. Each Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.05(c) and 2.06(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Revolving Credit Borrowing or a Delayed Draw Term Borrowing, a conversion of Term Loans, Revolving Credit Loans or Delayed Draw Term Loans from one Type to the other, or a continuation of Eurodollar Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans, Revolving Credit Loans or Delayed Draw Term Loans are to be converted (v) if applicable, the duration of the Interest Period with respect thereto and (vi) in the case of a Revolving Credit Borrowing all or a portion of the proceeds of which are to be used to make a Reserve-Related Expenditure, the amount of the Reserve-Related Expenditure that will be made from the proceeds of such Revolving Credit Borrowing and the Reserve Item(s) to which such Reserve-Related Expenditure relates. If the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Term Loans, Revolving Credit Loans or Delayed Draw Term Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If the Borrowers request a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.
(e)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans, Revolving Credit Loans or Delayed Draw Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Revolving Credit Borrowing or a Delayed Draw Term Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02

(and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrowers, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.
(f)    Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Committed Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Committed Loans without the consent of the Required Lenders.
(g)    The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(h)    After giving effect to the Term A Borrowing, and all Term B Borrowings and Delayed Draw Term Borrowings, all conversions of Term Loans and Delayed Draw Term Loans from one Type to the other, and all continuations of Term Loans and Delayed Draw Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect in respect of the Revolving Credit Facility.
2.03    Mortgage Debt Assignments.
(a)    General. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees that the Borrowers may from time to time during the Availability Period for the Revolving Credit Facility request that the Revolving Credit Lenders acquire by assignment all (but not less than all) of the Assumed Mortgage Debt secured by (i) an Investment Property located in the State of New York that is being acquired by a Borrower or (ii) an Existing Mortgaged Investment Property (each such acquisition of Assumed Mortgage Debt by the Revolving Credit Lenders being referred to herein as a “Mortgage Debt Assignment”); provided, however, that after giving effect to any Mortgage Debt Assignment (and the amendment, restatement and inclusion of the acquired Assumed Mortgage Debt as Revolving Credit Loans hereunder in accordance with Section 2.03(e)), (i) each of the Borrowing Base Eligibility Criteria is satisfied with respect to the subject Investment Property and the Affiliated Investor that is acquiring or that owns, as applicable, the subject Investment Property, (ii) Availability shall be greater than or equal to $0 and (iii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage

of the Outstanding Amount of all Swing Line Loans, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Competitive Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment.
(b)    Requesting Mortgage Debt Assignments. The Borrowers may request that the Revolving Credit Lenders consummate a Mortgage Debt Assignment by delivering the following items to the Administrative Agent not later than fifteen (15) Business Days (or such shorter time as agreed to by the Administrative Agent in writing) prior to the requested date of such Mortgage Debt Assignment, each of which shall be in form and substance satisfactory to the Administrative Agent:
(ii)    a written notice executed by a Responsible Officer of the Parent requesting that the Revolving Credit Lenders consummate a Mortgage Debt Assignment, which notice shall specify (1) the requested date of the Mortgage Debt Assignment (which shall be a Business Day), (2) the amount of Assumed Mortgage Debt requested to be assumed (which must be at least $35,000,000 and must equal the total outstanding principal amount of such Assumed Mortgage Debt, plus all accrued and unpaid interest thereon)(such amount being referred to herein as the “Mortgage Debt Assignment Price”), and (3) the existing lender(s) under such Assumed Mortgage Debt (such lender(s), the “Existing Mortgage Debt Lenders”),
(iii)    a Borrowing Base Proposal Package with respect to the Investment Property to which such Assumed Mortgage Debt relates (to the extent not previously delivered to the Administrative Agent pursuant to Section 2.19); and
(iv)    all documents, instruments and agreements evidencing, securing or relating to the Assumed Mortgage Debt to be assigned to the Revolving Credit Lenders pursuant to such Mortgage Debt Assignment, including, without limitation, (1) a copy of all promissory notes and loan agreements evidencing such Assumed Mortgage Debt and (2) a copy of the then existing Mortgage securing such Assumed Mortgage Debt, including all amendments thereto (such Mortgage, together with any amendments thereto, being referred to therein as the “Existing NY Mortgage”), showing all recording information thereon, in each case certified as true, correct and complete by an Authorized Officer of the Parent.
Following receipt of the items specified above in this Section 2.03(b), the Administrative Agent shall promptly provide such items to the Revolving Credit Lenders and notify each Revolving Credit Lender of the amount of its Applicable Revolving Credit Percentage of the Mortgage Debt Assignment Price.
(c)    Conditions to Obligation of Revolving Credit Lenders to Consummate a Mortgage Debt Assignment. As conditions precedent to any Mortgage Debt Assignment, the Borrowers shall satisfy each of the following requirements (the date on which all such conditions precedent are satisfied being referred to herein as the “Mortgage Debt Assignment Date”):
(ii)    The Administrative Agent shall have received the items listed in Section 2.03(b) and Section 2.19(a) within the time periods specified in such sections;

(iii)    After giving effect to such Mortgage Debt Assignment (and the amendment, restatement and inclusion of the acquired Assumed Mortgage Debt as Revolving Credit Loans hereunder in accordance with Section 2.03(e)), (1) each of the Borrowing Base Eligibility Criteria is satisfied with respect to the subject Investment Property and the Affiliated Investor that is acquiring or that owns, as applicable, the subject Investment Property, (2) Availability shall be greater than or equal to $0 and (3) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Competitive Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment;
(iv)    The conditions precedent set forth in Section 4.02 with respect to such Mortgage Debt Assignment shall be satisfied;
(v)    The Affiliated Investor acquiring or that owns, as applicable, the Investment Property subject to the Existing NY Mortgage shall have become a Borrower in accordance with Section 6.12(c);
(vi)    The Mortgage Debt Assignment shall be in accordance with all applicable Laws;
(vii)    The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:
(A)    an assignment of the Assumed Mortgage Debt being acquired by the Revolving Credit Lenders pursuant to such Mortgage Debt Assignment, duly executed and delivered by each of the Existing Mortgage Debt Lenders, which assignment may be in the form of an endorsement to the promissory note evidencing the Assumed Mortgage Debt delivered under subclause (B) of this clause (v);
(B)    the originals of each outstanding promissory note evidencing such Assumed Mortgage Debt, duly endorsed to the Administrative Agent (on behalf of the applicable Lenders) or, if such promissory note has been lost, a lost note affidavit with respect to such promissory note duly executed by the applicable Existing Mortgage Debt Lender(s);
(C)    in the case of an Investment Property subject to an Existing NY Mortgage that is being acquired by a Borrower, evidence satisfactory to the Administrative Agent that such Borrower has assumed all obligations of the seller of such Investment Property in respect of the Assumed Mortgage Debt;

(D)    an assignment of the Existing NY Mortgage, duly executed by each Existing Mortgage Debt Lender (or an authorized agent acting on their behalf, as applicable);
(E)    an amendment or amendment and restatement of the Existing NY Mortgage containing such modifications to the terms of such Existing NY Mortgage that, as reasonably determined by the Administrative Agent, satisfy the requirements of Section 2.03(e) (such amended or amended and restated Mortgage being referred to herein as an “Assigned Revolver Secured Mortgage), which Assigned Revolver Secured Mortgage shall secure Revolving Credit Loans in a principal amount equal to the applicable Mortgage Debt Assignment Price;
(F)    affidavits pursuant to Section 255 of the Tax Law of the State of New York and Section 275 of the Real Property Law of the State of New York duly executed by the applicable Affiliated Investor, it being understood that neither the Administrative Agent nor any Lender shall be required to execute any such affidavit or any other affidavit in connection with such Mortgage Debt Assignment;
(G)    a copy of an environmental assessment report on the Investment Property subject to the Existing NY Mortgage in form and substance reasonably satisfactory to the Administrative Agent and that demonstrates to the satisfaction of the Administrative Agent that such Investment Property is free from environmental issues that, or that could reasonably be expected to, materially impair the operation of such Investment Property or otherwise result in a Material Adverse Effect, in each case unless such environmental issues are remediable through ordinary course capital expenditures and the Loan Parties are diligently pursuing the remediation thereof in accordance with applicable Law;
(H)    (1) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and (2) if the Investment Property subject to the Existing NY Mortgage is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Borrower and the other Loan Parties relating thereto and evidence of flood hazard insurance that meets the applicable requirements set forth in Section 6.07; and
(I)    such other documents, agreements and instruments as the Administrative Agent (or any Revolving Credit Lender through the Administrative Agent) may reasonably request; and
(viii)    the Borrowers shall have delivered to the Administrative Agent a Committed Loan Notice not later than 11:00 a.m. (1) three Business Days prior to the requested date of the Mortgage Debt Assignment Funding (if Borrowers desire that the Assumed Mortgage Debt be amended and restated as Revolving Credit Loans that are Eurodollar Rate Committed Loans) or (2) on the requested date of any Mortgage Debt Assignment Funding (if Borrowers desire that the Assumed Mortgage Debt be amended and restated as Revolving Credit Loans that are Base Rate Loans), specifying (I) the Type of Revolving Credit Loans that the Assumed Mortgage Debt should be amended and restated as, (II) the aggregate principal amount of the Mortgage Debt Assignment Funding being requested, (III) the requested date of such Mortgage Debt Assignment Funding (which shall be a Business Day) and (IV) if applicable, the duration of the Interest Period with respect thereto.
(d)    Funding of Mortgage Debt Assignment. On each Mortgage Debt Assignment Date, each Revolving Credit Lender severally agrees to make available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on such date, an amount equal to its Applicable Revolving Credit Percentage of the Mortgage Debt Assignment Price (such funding made by a Revolving Credit Lender being referred to herein as a “Mortgage Debt Assignment Funding”). Upon receipt by the Administrative Agent of funds from the Revolving Credit Lenders equaling the entire Mortgage Debt Assignment Price and upon satisfaction of the conditions set forth in Section 2.03(c), the Administrative Agent shall use the funds so received from the Revolving Credit Lenders to consummate the Mortgage Debt Assignment.
(e)    Amendment and Restatement of Assumed Mortgage Debt as Revolving Credit Loans. Immediately upon consummation of a Mortgage Debt Assignment, (i) the terms and provisions of the Assumed Mortgage Debt acquired by the Administrative Agent, on behalf of the Revolving Credit Lenders, shall be automatically amended and restated to be, and incorporated herein as, Revolving Credit Loans (which may be either Eurodollar Rate Committed Loans or Base Rate Loans, as selected by the Borrowers in the applicable Committed Loan Notice), (ii) the portion of the Assumed Mortgage Debt acquired by each Revolving Credit Lender shall be treated for all purposes hereunder and under the other Loan Documents as a Revolving Credit Loan made by such Revolving Credit Lender to the Borrowers in a principal amount equal to the amount of its Mortgage Debt Assignment Funding and (iii) the terms and provisions of the Existing NY Mortgage shall be automatically amended and restated pursuant to, and in accordance with, the Assigned Revolver Secured Mortgage relating thereto, which Assigned Revolver Secured Mortgage shall secure Revolving Credit Loans in an aggregate principal amount equal to the Mortgage Debt Assignment Price.
2.01    Competitive Loans.
(a)    General. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees that the Borrowers may from time to time request the Revolving Credit Lenders to submit offers to make loans (each such loan, a “Competitive Loan”) to the Borrowers prior to the Maturity Date for the Revolving Credit Facility pursuant to this Section 2.04; provided, however, that (i) the Parent and/or ESR OP shall have received an Investment Grade Rating which is in effect at the time such request is made and at the time any such Competitive Loans are made, (ii) the Investment Grade Pricing Effective Date shall have occurred and (iii) after giving effect to any Competitive Borrowing, (x) Availability shall be greater than or equal to $0 (it being understood and agreed that for purposes of calculating Availability with respect to any Competitive Borrowing all or a portion of the proceeds of which are to be used (and are actually used) within thirty (30) days following receipt thereof to make one or more Reserve-Related Expenditures, the Empire Reserve shall not include the amount of such Reserve-Related Expenditures that are to be made (and are actually made) within such thirty (30) day period from the proceeds of such Competitive Borrowing) and (y) the aggregate Outstanding Amount of all Competitive Loans shall not exceed the Competitive Loan Sublimit. There shall not be more than three (3) different Interest Periods in effect with respect to Competitive Loans at any time.
(b)    Requesting Competitive Bids. The Borrowers may request the submission of Competitive Bids by delivering a Competitive Bid Request to the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans or (ii) four Business Days prior to the requested date of any Competitive Borrowing that is to consist of Eurodollar Margin Bid Loans. Each Competitive Bid Request shall specify (i) the requested date of the Competitive Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Competitive Loans requested (which must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Competitive Loans requested, (iv) the duration of the Interest Period with respect thereto and (v) in the case of a Competitive Borrowing all or a portion of the proceeds of which are to be used to make a Reserve-Related Expenditure, the amount of the Reserve-Related Expenditure that will be made from the proceeds of such Competitive Borrowing and the Reserve Item(s) to which such Reserve-Related Expenditure relates, and shall be signed by a Responsible Officer of each of the Borrowers. No Competitive Bid Request shall contain a request for (i) more than one type of Competitive Loan or (ii) Competitive Loans having more than three (3) different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole discretion, the Borrowers may not submit a Competitive Bid Request if it has submitted another Competitive Bid Request within the prior five Business Days.
(c)    Submitting Competitive Bids.
(ii)    The Administrative Agent shall promptly notify each Revolving Credit Lender of each Competitive Bid Request received by it from the Borrowers and the contents of such Competitive Bid Request.
(iii)    Each Revolving Credit Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Competitive Loans in response to such Competitive Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Competitive Borrowing that is to consist of Eurodollar Margin Bid Loans; provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Revolving Credit Lender in response to any Competitive Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Revolving Credit Lenders in response to such Competitive Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Competitive Borrowing; (B) the principal amount of each Competitive Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Revolving Credit Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Competitive Loans for which Competitive Bids were requested; (C) if the proposed Competitive Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Competitive Borrowing is to consist of Eurodollar Margin Bid Loans, the Eurodollar Bid Margin with respect to each such Eurodollar Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Revolving Credit Lender.
(iv)    Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Competitive Bid Request. Any Revolving Credit Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Revolving Credit Lender of any manifest error it detects in such Lender’s Competitive Bid.
(v)    Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.
(d)    Notice to the Borrowers of Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans or (ii) three Business Days prior to the requested date of any Competitive Borrowing that is to consist of Eurodollar Margin Bid Loans, the Administrative Agent shall notify the Borrowers of the identity of each Revolving Credit Lender that has submitted a Competitive Bid that complies with Section 2.04(c) and of the terms of the offers contained in each such Competitive Bid.
(e)    Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans and (ii) three Business Days prior to the requested date of any Competitive Borrowing that is to consist of Eurodollar Margin Bid Loans, the Borrowers shall notify the Administrative Agent of its acceptance or rejection of the Competitive Bids notified to it pursuant to Section 2.04(d). The Borrowers shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of

Competitive Bids for each Interest Period that is accepted. The Borrowers may accept any Competitive Bid in whole or in part; provided that:
(ii)    the aggregate principal amount of each Competitive Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;
(iii)    the principal amount of each Competitive Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;
(iv)    the acceptance of Competitive Bids may be made only on the basis of ascending Absolute Rates or Eurodollar Bid Margins within each Interest Period; and
(v)    the Borrowers may not accept any Competitive Bid that is described in Section 2.04(c)(iii) or that otherwise fails to comply with the requirements hereof.
(f)    Procedure for Identical Bids. If two or more Revolving Credit Lenders have submitted Competitive Bids at the same Absolute Rate or Eurodollar Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurodollar Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.04(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Competitive Borrowing to exceed the amount specified therefor in the related Competitive Bid Request, then, unless otherwise agreed by the Borrowers, the Administrative Agent and such Revolving Credit Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Revolving Credit Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.
(g)    Notice to Revolving Credit Lenders of Acceptance or Rejection of Competitive Bids. The Administrative Agent shall promptly notify each Revolving Credit Lender having submitted a Competitive Bid whether or not its Competitive Bid has been accepted and, if its Competitive Bid has been accepted, of the amount of the Competitive Loan or Competitive Loans to be made by it on the date of the applicable Competitive Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Borrowers by the applicable time specified in Section 2.04(e) shall be deemed rejected.
(h)    Notice of Eurodollar Rate. If any Competitive Borrowing is to consist of Eurodollar Margin Bid Loans, the Administrative Agent shall determine the Eurodollar Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Borrowers and the Revolving Credit Lenders that will be participating in such Competitive Borrowing of such Eurodollar Rate.
(i)    Funding of Competitive Loans. Each Revolving Credit Lender that has received notice pursuant to Section 2.04(g) that all or a portion of its Competitive Bid has been accepted by the Borrowers shall make the amount of its Competitive Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested Competitive Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent.
(j)    Notice of Range of Competitive Bids. After each Competitive Bid auction pursuant to this Section 2.04, the Administrative Agent shall notify each Revolving Credit Lender that submitted a Competitive Bid in such auction of the ranges of Competitive Bids submitted (without the bidder’s name) and accepted for each Competitive Loan and the aggregate amount of each Competitive Borrowing.
2.02    Letters of Credit.
(a)    The Letter of Credit Commitment.
(ii)    Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of a Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) Availability shall be greater than or equal to $0, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Competitive Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrowers for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(iii)    The L/C Issuer shall not issue any Letter of Credit if, subject to Section 2.05(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Administrative Agent and the L/C Issuer have approved such expiry date; provided that in no event will any Letter of Credit have an expiry date that is later than the first anniversary of the Maturity Date, subject to the requirements of Section 2.05(b)(v).

(iv)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;
(D)    the Letter of Credit is to be denominated in a currency other than Dollars; or
(E)    any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.21(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(v)    The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(vi)    The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vii)    The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(ii)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of each Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrowers shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
(iii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable

Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of a Borrower (or the applicable Subsidiary thereof) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
(iv)    If the Borrowers so request in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the first anniversary of the Maturity Date for the Revolving Credit Facility, subject to the requirements of Section 2.05(b)(v); provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.05(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrowers that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(v)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(vi)    If the expiry date of any Letter of Credit would occur after the Maturity Date for the Revolving Credit Facility, the Borrowers hereby agree that they will at least thirty (30) days prior to such Maturity Date (or, in the case of a Letter of Credit issued or extended on or after thirty (30) days prior to the Maturity Date of the Revolving Credit Facility, on the date of such issuance or extension, as applicable) Cash Collateralize such Letter of Credit in an amount not less than the Minimum Collateral Amount.
(c)    Drawings and Reimbursements; Funding of Participations.
(ii)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent thereof (such notification provided by the L/C Issuer to the Borrowers and the Administrative Agent being referred to herein as an “L/C Draw Notice”). If an L/C Draw Notice with respect to a Letter of Credit is received by the Borrowers (x) on or prior to 10:00 a.m. on the date of any payment by the L/C Issuer under such Letter of Credit (each such date a payment is made by the L/C Issuer under a Letter of Credit being referred to herein as an “Honor Date”), then, not later than 12:00 p.m. on the Honor Date, the Borrowers shall jointly and severally reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing or (y) after 10:00 a.m. on the Honor Date, then, not later than 11:00 a.m. on the first Business Day following the Honor Date, the Borrowers shall jointly and severally reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (such date on which the Borrowers, pursuant to clauses (x) and (y) of this sentence, are required to reimburse the L/C Issuer for a drawing under a Letter of Credit is referred to herein as the “L/C Reimbursement Date”); provided, however, that if the L/C Reimbursement Date for a drawing under a Letter of Credit is the Business Day following the Honor Date pursuant to clause (y) of this sentence, the Unreimbursed Amount shall accrue interest from and including the Honor Date until such time as the L/C Issuer is reimbursed in full therefor (whether through payment by the Borrowers and/or through a Revolving Credit Loan or L/C Borrowing made in accordance with paragraph (ii) or (iii) of this Section 2.05(c)) at a rate equal to (A) for the period from and including the Honor Date to but excluding the first Business Day to occur thereafter, the rate of interest then applicable to a Revolving Credit Loan that is a Base Rate Loan and (B) thereafter, at the Default Rate applicable to a Revolving Credit Loan that is a Base Rate Loan. Interest accruing on the Unreimbursed Amount pursuant to the proviso to the immediately preceding sentence shall be payable by the Borrowers upon demand to the Administrative Agent, solely for the account of the L/C Issuer. If the Borrowers fail to reimburse the L/C Issuer for the full amount of the Unreimbursed Amount in accordance with the preceding sentence on the applicable L/C Reimbursement Date, the Administrative Agent shall promptly notify each Revolving Credit Lender that a payment was made on the Letter of Credit, the Honor Date, the L/C Reimbursement Date (if different from the Honor Date), the amount of the Unreimbursed Amount and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the L/C Reimbursement Date in an amount equal to the Unreimbursed

Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(iii)    Each Revolving Credit Lender shall upon any notice pursuant to Section 2.05(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
(iv)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.05.
(v)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.05(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.
(vi)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowers of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(ii)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.
(iii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.05(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(ii)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(iii)    the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iv)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(v)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrowers;
(vi)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vii)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(viii)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or any of its Subsidiaries.
The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.05(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to any Borrower for, and the L/C Issuer’s rights and remedies against each Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. Each Borrower shall jointly and severally pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.21, with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate then applicable to Eurodollar Rate Loans under the Revolving Credit Facility times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Each Borrower shall jointly and severally pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Bank of America Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, each Borrower shall jointly and severally pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries of Borrowers. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of a Borrower, each Borrower shall be jointly and severally obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.
2.03    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.06, shall make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period for the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Swing Line Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans, L/C Obligations and Competitive Loans may exceed the amount of the Swing Line Lender’s Revolving Credit Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) Availability shall be greater than or equal to $0 (it being understood and agreed that for purposes of calculating Availability with respect to any Swing Line Borrowing all or a portion of the proceeds of which are to be used (and are actually used) within thirty (30) days following receipt thereof to make one or more Reserve-Related Expenditures, the Empire Reserve shall not include the amount of such Reserve-Related Expenditures that are to be made (and are actually made) within such thirty (30) day period from the proceeds of such Swing Line Borrowing) and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Competitive Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) no Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure (after giving effect to Section 2.21(a)(iv)). Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.06, prepay under Section 2.07, and reborrow under this Section 2.06. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrowers’ irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, (ii) the requested borrowing date, which shall be a Business Day and (iii) in the case of a Swing Line Borrowing all or a portion of the proceeds of which are to be used to make a Reserve-Related Expenditure, the amount of the Reserve-Related Expenditure that will be made from the proceeds of such Swing Line Borrowing and the Reserve Item(s) to which such Reserve-Related Expenditure relates. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of each Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.06(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at their office by crediting the account of the Borrowers on the books of the Swing Line Lender in immediately available funds or, if requested in the Swing Line Loan Notice delivered to the Swing Line Lender, by transfer of immediately available funds to a bank specified by the Borrowers for credit to an account at such bank specified by the Borrowers in such Swing Line Notice.
(c)    Refinancing of Swing Line Loans.
(ii)    The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility then in effect and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative

Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.06(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(iii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.06(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.06(c)(i) shall be deemed payment in respect of such participation.
(iv)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.06(c) by the time specified in Section 2.06(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.06(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.06(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(ii)    At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.
(iii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.06 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.04    Prepayments.
(a)    Optional. (i) The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans, Revolving Credit Loans and/or Delayed Draw Term Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans and each Facility to which such prepayment shall apply (and if multiple Facilities are specified, the allocation among such Facilities). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Committed Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
(ii)    No Competitive Loan may be prepaid voluntarily without the prior consent of the applicable Competitive Loan Lender.
(iii)     The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)    Mandatory. (i) If for any reason Availability is at any time less than $0, the Borrowers shall immediately prepay Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount necessary to cause Availability to be greater than or equal to $0 at such time.
(ii)    Prepayments made pursuant to this Section 2.07(b), Section 2.19(b), or Section 2.19(c), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans (without reduction of any of the Revolving Credit Commitments), second, shall be applied ratably to the outstanding Revolving Credit Loans (without reduction of any of the Revolving Credit Commitments) and Competitive Loans, third, shall be applied ratably to the outstanding Term B Loans and Delayed Draw Term Loans, fourth, shall be applied ratably to outstanding Term A Loans and fifth, shall be used to Cash Collateralize the remaining L/C Obligations to the extent necessary to cause Availability to equal $0. Upon a drawing under any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from any Borrower or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.
2.05    Termination or Reduction of Revolving Credit Commitments.
(a)    Optional. The Borrowers may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the

Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, Availability would be less than $0, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit.
(b)    Mandatory. (i)  The aggregate Term Commitments shall be reduced to zero automatically and permanently on the Closing Date (and immediately following the funding of the Term Commitments on such date).
(ii)    The aggregate Delayed Draw Term Commitments shall be reduced to zero automatically and permanently on the last day of the Availability Period for the Delayed Draw Term Commitments.
(iii)    The Revolving Credit Facility shall be reduced to zero automatically and permanently on the last day of the Availability Period for the Revolving Credit Facility.
(iv)    If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.08, the Competitive Loan Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Competitive Loan Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(c)    Application of Revolving Credit Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.08. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
2.06    Repayment of Loans.
(a)    Term Loans. The Borrowers shall jointly and severally repay to the Term Lenders on the Maturity Date for the Term Facility the aggregate principal amount of Term Loans outstanding on such date.

(b)    Delayed Draw Term Loans. The Borrowers shall jointly and severally repay to the Term Lenders on the Maturity Date for the Term Facility the aggregate principal amount of Delayed Draw Term Loans outstanding on such date.
(c)    Revolving Credit Loans. The Borrowers shall jointly and severally repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of Revolving Credit Loans outstanding on such date.
(d)    Competitive Loans. The Borrowers shall jointly and severally repay each Competitive Loan on the last day of the Interest Period in respect thereof.
(e)    Swing Line Loans. The Borrowers shall jointly and severally repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.
2.07    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate then applicable to Eurodollar Rate Committed Loans under such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate then applicable to Base Rate Loans under such Facility; (iii) each Competitive Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurodollar Rate for such Interest Period plus (or minus) the Eurodollar Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be, and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate then applicable to Base Rate Loans under the Revolving Credit Facility.
(b)    (i)    While any Event of Default exists under Section 8.01(a)(i) or (f), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clause (b)(i) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.08    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.05:
(a)    Facility Fee. The Borrowers shall jointly and severally pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a facility fee equal to the Applicable Rate then applicable to Facility Fees times the actual daily amount of the Revolving Credit Facility (or, if the Revolving Credit Facility has terminated, on the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans, Competitive Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period for the Revolving Credit Facility (and thereafter so long as any Revolving Credit Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, on the last day of the Availability Period for the Revolving Credit Facility (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees. (i) The Borrowers shall pay to Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Bank of America Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Borrowers shall pay to Goldman Sachs Bank USA for its own account fees in the amounts and at the times specified in the Goldman Sachs Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(iii)    The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.09    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made (or, in the case of Indebtedness acquired by the applicable Lenders that is amended, restated and incorporated herein as a Loan pursuant to Section 2.01(a) or Section 2.03, on the date such Indebtedness becomes a Loan hereunder), and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Parent, or for any other reason, (i) the ratio of Total Indebtedness to Total Asset Value as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of Total Indebtedness to Total Asset Value would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Parent or any other Loan Party under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.05(c)(iii), 2.05(h) or 2.10(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Facilities and the repayment of all other Obligations hereunder.
2.10    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. On the Closing Date, the Borrower shall execute and deliver to the Administrative Agent (i) a Revolving Credit Note, (ii) a Term A Note and (iii) a Term B Note, which Notes shall evidence the Appropriate Lenders’ Loans in addition to such accounts or records. The Administrative Agent may attach schedules to the applicable Notes and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.11    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding of Loans by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.01(a)(iii) and 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Sections 2.01(a)(iii) and 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans under the applicable Facility. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)    Funding of Purchase of Existing Empire State Mortgage Debt by Term Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Term A Lender prior to the proposed date of purchase by the Administrative Agent, on behalf of the Term A Lenders, of the Existing Empire State Mortgage Debt and amendment and restatement thereof as Term A Loans pursuant to Section 2.01(a)(i) (or, if such Existing Empire State Mortgage Debt being purchased will be amended and restated pursuant to this Agreement as Base Rate Loans, prior to 12:00 noon on the date of such purchase) that such Term A Lender will not make available to the Administrative Agent such Term A Lender’s share of the purchase price for such Existing Empire State Mortgage Debt Assignment, the Administrative Agent may assume that such Term Lender has made such share available on such date in accordance with Section 2.01(a)(i), and may, in reliance upon such assumption, make available to the Existing Empire State Mortgage Lenders a corresponding amount. In such event, if a Term A Lender has not in fact made its share of the applicable purchase price available to the Administrative Agent, then such Term A Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date the Existing Empire State Mortgage Debt is purchased on behalf of the Term A Lenders to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Term A Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans under the Term Facility. If the Borrowers and such Term A Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Term A Lender pays its share of the applicable purchase price to the Administrative Agent, then the amount so paid shall constitute such Term A Lender’s Term A Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Term A Lender that shall have failed to make such payment to the Administrative Agent.
(iii)     Funding of Purchases of Mortgage Debt Assignments by Revolving Credit Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Revolving Credit Lender prior to a proposed date of purchase by the Administrative Agent, on behalf of the Revolving Credit Lenders, of Assumed Mortgage Debt and amendment and restatement thereof as Revolving Credit Loans pursuant to Section 2.03 (or, if such Assumed Mortgage Debt being purchased will be amended and restated pursuant to this Agreement as Base Rate Loans, prior to 12:00 noon on the date of such purchase) that such Revolving Credit Lender will not make available to the Administrative Agent such Revolving Credit Lender’s share of the Mortgage Debt Assignment Price for such Mortgage

Debt Assignment, the Administrative Agent may assume that such Revolving Credit Lender has made such share available on such date in accordance with Section 2.03, and may, in reliance upon such assumption, make available to the applicable Existing Mortgage Debt Lender a corresponding amount. In such event, if a Revolving Credit Lender has not in fact made its share of the applicable Mortgage Debt Assignment Price available to the Administrative Agent, then such Revolving Credit Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date the Assumed Mortgage Debt is purchased on behalf of the Revolving Credit Lenders to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Revolving Credit Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans under the Revolving Credit Facility. If the Borrowers and such Revolving Credit Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Revolving Credit Lender pays its share of the applicable Mortgage Debt Assignment Price to the Administrative Agent, then the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Revolving Credit Lender that shall have failed to make such payment to the Administrative Agent.
(iv)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for (i) any Loan to be made by such Lender, (ii) the purchase of the Existing Empire State Mortgage Debt or (iii) the purchase of any Assumed Mortgage Debt, as applicable, as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers or to fund such purchase, as the case may be, by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 2.01(a), 2.03 and/or Article IV, as applicable, are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the applicable Lenders hereunder to make Revolving Credit Loans, Term Loans and Delayed Draw Term Loans, to fund participations in Letters of Credit and Swing Line Loans, to purchase Existing Empire State Mortgage Debt and Assumed Mortgage Debt and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any applicable Lender to make any Loan, to fund any such participation, to make any such purchase or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation, to purchase its portion of Existing Empire State Mortgage Debt or Assumed Mortgage Debt or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.12    Sharing of Payments by Lenders; Sharing of Proceeds from a Foreclosure or other Exercise of Remedies in respect of the Assigned Mortgages.
(a)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the

Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(ii)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(iii)    the provisions of this Section shall not be construed to apply to (w) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (x) allocation of optional prepayments among the Facilities pursuant to Section 2.07(a), (y) the application of Cash Collateral provided for in Section 2.20, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Parent or any Affiliate thereof (as to which the provisions of this Section shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower or any Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower or such other Loan Party in the amount of such participation.
(b)    Sharing of Proceeds from a Foreclosure or other Exercise of Remedies in respect of the Assigned Empire State Mortgage. Notwithstanding the fact that the Assigned Empire State Mortgage only secures the Indebtedness and other obligations of the Borrowers owing in respect of the Term A Loans (and not any Obligations in respect of any other Loans or Credit Extensions), each Term A Lender hereby agrees (and directs the Administrative Agent) that in the event of a foreclosure or other exercise of rights or remedies in respect of the Assigned Empire State Mortgage (whether pursuant to any contract, Law (including any Debtor Relief Law) or otherwise), all proceeds received in respect thereof shall be applied to all Obligations in accordance with Section 8.03. In furtherance thereof, each Term A Lender hereby agrees that if, in connection with a foreclosure or other exercise of remedies in respect of the Assigned Empire State Mortgage, such Term A Lender obtains any payment in respect thereof in excess of its ratable share due to all Lenders under Section 8.03, then such Term A Lender shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with Section 8.03, provided that if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest.
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower or any Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower or such other Loan Party in the amount of such participation.
(c)    Sharing of Proceeds from a Foreclosure or other Exercise of Remedies in respect of the Assigned Revolver Secured Mortgages. Notwithstanding the fact that each Assigned Revolver Secured Mortgage only secures Indebtedness and other obligations of the Borrowers owing in respect of a portion of the Revolving Credit Loans (and not any Obligations in respect of any other Loans or Credit Extensions), each Revolving Credit Lender hereby agrees (and directs the Administrative Agent) that in the event of a foreclosure or other exercise of remedies in respect of such Assigned Revolver Secured Mortgage (whether pursuant to any contract, Law (including any Debtor Relief Law) or otherwise), all proceeds received in respect thereof shall be applied to all Obligations in accordance with Section 8.03. In furtherance thereof, each Revolving Credit Lender hereby agrees that if, in connection with a foreclosure or other exercise of remedies in respect of an Assigned Revolver Secured Mortgage, such Revolving Credit Lender obtains any payment in respect thereof in excess of its ratable share due to all Lenders under Section 8.03, then such Revolving Credit Lender shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with Section 8.03, provided that if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest.
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower or any Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower or such other Loan Party in the amount of such participation.
2.13    Extension of Maturity Date in respect of Revolving Credit Facility.
(a)    Notification of Extension. The Borrowers may, by written notice to the Administrative Agent (such notice, an “Extension Notice”) not earlier than 90 days and not later than 30 days prior to the Initial Revolver Maturity Date, elect to extend the Maturity Date in respect of the Revolving Credit Facility for an additional twelve (12) months from the Initial Revolver Maturity Date. The Administrative Agent shall distribute any such Extension Notice promptly to the Lenders following its receipt thereof.

(b)    Conditions Precedent to Effectiveness of Maturity Date Extension. As conditions precedent to such extension, the Borrowers shall, on or prior to the Initial Revolver Maturity Date, satisfy each of the following requirements for such extension to become effective:
(i)    The Administrative Agent shall have received an Extension Notice within the period required under clause (a) above;
(ii)    On the date of such Extension Notice and both immediately before and immediately after giving effect to such extension of the Maturity Date in respect of the Revolving Credit Facility, no Default shall have occurred and be continuing;
(iii)    The Borrowers shall have paid to the Administrative Agent, for the pro rata benefit of the Revolving Credit Lenders based on their respective Applicable Revolving Credit Percentages as of such date, an extension fee in an amount equal to 0.20% of the Revolving Credit Facility as in effect on the Initial Revolver Maturity Date (it being agreed that such Extension Fee shall be fully earned when paid and shall not be refundable for any reason);
(iv)    The Administrative Agent shall have received a certificate of the Parent dated as of the Initial Revolver Maturity Date signed by a Responsible Officer of the Parent (i) (x) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such extension or (y) certifying that, as of the Initial Revolver Maturity Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (which resolutions include approval for an extension of the Maturity Date in respect of the Revolving Credit Facility for an additional twelve (12) months from the Initial Revolver Maturity Date) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Initial Revolver Maturity Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (z) for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists; and
(v)    The Borrowers and the other Loan Parties shall have delivered to the Administrative Agent such reaffirmations of their respective obligations under the Loan Documents (after giving effect to the extension), and acknowledgments and certifications that they have no claims, offsets or defenses with respect to the payment or performance of any of the Obligations, including, without limitation, reaffirmations of each of the Pledge Agreement, the Mortgage and the Guaranty Agreement, executed by the Loan Parties party thereto.
(a)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.15 or 10.01 to the contrary.

2.14    Increase in Revolving Credit Facility.
(a)    Request for Increase. Provided there exists no Default, upon written notice to the Administrative Agent, the Borrowers may from time to time request an increase in the Revolving Credit Facility by an amount (in the aggregate for all such requests) not exceeding $450,000,000, less the aggregate amount of all increases in the Term Facility consummated pursuant to Section 2.18 on or prior to such time; provided that any such request for an increase shall be in a minimum amount of $25,000,000 (or such lesser amount as Borrowers and Administrative Agent may agree). At the time of sending such notice, the Borrowers shall specify the identity of each Revolving Credit Lender and each Eligible Assignee to whom the Borrowers propose any portion of such increase in the Revolving Credit Facility be allocated; provided, however, that (i) any existing Revolving Credit Lender approached to provide all or a portion of such increase in the Revolving Credit Facility may elect or decline, in its sole discretion, to provide all or a portion of such increase in the Revolving Credit Facility offered to it (and any Revolving Credit Lender that has failed to respond to any such request shall be deemed to have declined to increase its Revolving Credit Commitment) and (ii) any Eligible Assignee providing any portion of such increase in the Revolving Credit Facility that is not an existing Revolving Credit Lender (such Eligible Assignee, a “New Revolving Credit Lender”) shall become a Revolving Credit Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Revolving Lender Joinder Agreement”).
(b)    Effective Date and Allocations. If the Revolving Credit Facility is increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Revolver Increase Effective Date”) and the final allocation of such increase.
(c)    Conditions to Effectiveness of Increase. As conditions precedent to such increase, (i) the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolver Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Revolver Increase Effective Date, except to the extent that (1) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (3) that for purposes of this Section 2.17, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists, (ii) the Administrative Agent shall have received (x) a New Revolving Lender Joinder Agreement for each New Revolving Credit Lender, if any, participating in such increase in the Revolving Credit Facility, which New Revolving Lender Joinder Agreement shall be duly executed by the Borrowers and such New Revolving Credit Lender and acknowledged and consented to in writing by the Administrative Agent, the Swing Line Lender and the L/C Issuer and (y) written confirmation from each existing Revolving Credit Lender, if any, participating in such increase of the amount by which its Revolving Credit Commitment will be increased and (iii) the Borrowers shall have paid to the Arrangers the fee, if any, required to be paid pursuant to the Fee Letters in connection therewith.
(d)    Settlement Procedures. On each Revolver Increase Effective Date, promptly following fulfillment of the conditions set forth in clause (c) of this Section 2.17, the Administrative Agent shall notify the Lenders of the occurrence of the increase of the Revolving Credit Facility effected on such Revolver Increase Effective Date and the amount of the Revolving Credit Commitment and Applicable Revolving Credit Percentage of each Revolving Credit Lender as a result thereof. In the event that the increase in the Revolving Credit Facility results in any change to the Applicable Revolving Credit Percentage of any Revolving Credit Lender, then on the Revolver Increase Effective Date (i) the participation interests of the Revolving Credit Lenders in any outstanding Letters of Credit and Swing Line Loans shall be automatically reallocated among the Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages after giving effect to such increase, (ii) any New Revolving Credit Lender, and any existing Revolving Credit Lender whose Revolving Commitment has increased, shall pay to the Administrative Agent such amounts as are necessary to fund its new or increased Applicable Revolving Credit Percentage of all existing Revolving Credit Loans, (iii) the Administrative Agent will use the proceeds thereof to pay to all existing Revolving Credit Lenders whose Applicable Revolving Credit Percentage is decreasing such amounts as are necessary so that each Revolving Credit Lender’s participation in existing Revolving Credit Loans will be equal to its adjusted Applicable Revolving Credit Percentage, and (iv) if the Revolver Increase Effective Date occurs on a date other than the last day of an Interest Period applicable to any outstanding Revolving Credit Loan that is a Eurodollar Rate Loan, then the Borrowers shall jointly and severally pay any amounts required pursuant to Section 3.05 on account of the payments made pursuant to clause (iii) of this sentence.
(e)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.15 or 10.01 to the contrary.
2.15    Increase in Term Facility.
(a)    Request for Increase. Provided there exists no Default, upon written notice to the Administrative Agent, the Borrowers may from time to time request an increase in the Term B Facility by an amount (in the aggregate for all such requests) not exceeding $450,000,000, less the aggregate amount of all increases in the Revolving Credit Facility consummated pursuant to Section 2.17 on or prior to such time; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 (or such lesser amount as Borrower and Administrative Agent may agree). At the time of sending such notice, the Borrowers shall specify the identity of each Lender and each Eligible Assignee to whom the Borrowers propose any portion of such increase in the Term B Facility be allocated; provided, however, that (i) any existing Lender approached to provide all or a portion of such increase in the Term B Facility may elect or decline, in its sole discretion, to provide all or a portion of such increase in the Term B Facility offered to it (and any Lender that has failed to respond to any such request shall be deemed to have declined to participate in such increase in the Term B Facility) and (ii) any Eligible Assignee providing any portion of such increase in the Term B Facility that is not an existing Lender (such Eligible Assignee, a “New Term Lender”)

shall become a Term B Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “Term Lender Joinder Agreement”). Any increase in the Term B Facility pursuant to this Section 2.18 shall be in the form of one or more additional term loans made to the Borrowers (any such term loan being referred to herein as a “Incremental Term Loan”).
(b)    Effective Date and Allocations. If the Term B Facility is increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Term Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Term Increase Effective Date.
(c)    Conditions to Effectiveness of Increase. As conditions precedent to such increase, (i) the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Term Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Term Increase Effective Date, except to the extent that (1) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (3) that for purposes of this Section 2.18, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists and (C) Availability is greater than or equal to $0, (ii) the Administrative Agent shall have received (x) a New Term Lender Joinder Agreement for each New Term Lender, if any, participating in such increase in the Term B Facility, which New Term Lender Joinder Agreement shall be duly executed by the Borrowers and such New Term Lender and acknowledged and consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld or delayed and such consent not to be required if such New Term Lender is an Affiliate of an existing Lender or an Approved Fund with respect to an existing Lender) and (y) written confirmation from each existing Term Lender, if any, participating in such increase of the amount of the Incremental Term Loan that it has committed to make, (iii) the Administrative Agent shall have received a written notice setting forth the Type of Incremental Term Loans being requested not later than 11:00 a.m. (x) three Business Days prior to the Term Increase Effective Date (if the Incremental Term Loans requested are Eurodollar Rate Loans), and (ii) on the Term Increase Effective Date (if the Incremental Term Loans requested are Base Rate Loans); provided, however, that if the Borrowers wish to request Incremental Term Loans that are Eurodollar Rate Loans having an Interest Period of one week, nine months or twelve months in duration as provided in the definition of “Interest Period,” such notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the Term Increase Effective Date, (iv) all of the conditions set forth in Section 4.02 shall be satisfied with respect to the funding of such Incremental

Term Loans and (v) the Borrowers shall have paid to the Arrangers the fee, if any, required to be paid pursuant to the Fee Letters in connection therewith.
(d)    Funding of Incremental Term Loans. On the Term Increase Effective Date, each existing Term Lender participating in such increase and each New Term Lender shall, subject to the satisfaction of the foregoing terms and conditions, make its Incremental Term Loan to the Borrowers. All terms and provisions of the Incremental Term Loans shall be identical to the Term B Loans and, unless otherwise expressly provided herein or in the other Loan Documents, all references herein and in the other Loan Documents to “Term B Loans” and “Term Loans” shall include the Incremental Term Loans; provided, however, that for the avoidance of doubt the Indebtedness secured by the Assigned Empire State Mortgage shall not include any Indebtedness in respect of any Incremental Term Loans.
(e)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.15 or 10.01 to the contrary.
2.16    Borrowing Base Properties.
(a)    Requirements for an Investment Property to be Included as a Borrowing Base Property. Prior to any Investment Property being included as a Borrowing Base Property (and, in the case of the requirements set forth in clauses (iii) through (xi) below, at all times that such Investment Property is a Borrowing Base Property as provided in Section 2.19(b)), each of the following requirements shall have been satisfied with respect to such Investment Property (such requirements being referred to herein as the “Borrowing Base Eligibility Criteria”):
(ii)    The Borrowers shall have provided the Administrative Agent with a written request for such Investment Property to be included as a Borrowing Base Property, which request shall be accompanied by a Borrowing Base Proposal Package with respect to such Investment Property.
(iii)    Within ten (10) Business Days after receipt of the Borrowing Base Proposal Package, the Administrative Agent shall give notice to the Borrowers of whether the Administrative Agent has approved such proposed Investment Property as a Borrowing Base Property; provided, that in case of an Investment Property that is subject to an Existing NY Mortgage in respect of which a Mortgage Debt Assignment has been requested by the Borrowers in accordance with Section 2.03(b), any such approval of such Investment Property as a Borrowing Base Property may be conditioned upon the consummation of such Mortgage Debt Assignment. The Administrative Agent shall not unreasonably withhold such approval so long as such proposed Borrowing Base Property satisfies all of the Borrowing Base Eligibility Criteria. Notwithstanding the foregoing, the failure of any proposed Borrowing Base Property to comply with one or more of the Borrowing Base Eligibility Criteria or the other requirements of this Section 2.19 shall not preclude the addition of such proposed Investment Property as a Borrowing Base Property so long as the Required Lenders have expressly consented to the addition of such proposed Investment

Property as a Borrowing Base Property notwithstanding the failure to satisfy such conditions or requirements, as applicable.
(iv)    Such Investment Property shall be used primarily for office and/or retail purposes.
(v)    The Affiliated Investor that owns such Investment Property (or, if applicable, that is the lessee under an Eligible Ground Lease in respect of such Investment Property) shall be a Wholly-Owned Subsidiary of ESR OP, and all of the Equity Interests of such Affiliated Investor (together with all of the Equity Interests of any direct or indirect Subsidiary of ESR OP that owns any Equity Interests of such Affiliated Investor) shall be pledged as Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents; provided, that if at any time the Exemption Conditions exist with respect to any Subsidiary that directly or indirectly owns any Equity Interests of such Affiliated Investor, such Subsidiary shall not be required to pledge the Equity Interests it owns in such Affiliated Investor or in any direct or indirect parent thereof.
(vi)    The Affiliated Investor that owns such Investment Property (or, if applicable, that is the lessee under an Eligible Ground Lease in respect of such Investment Property) shall be a Subsidiary Guarantor or a Borrower, and each Subsidiary of ESR OP that directly or indirectly owns any Equity Interests in such Affiliated Investor shall be a Borrower or Subsidiary Guarantor; provided, that if at any time the Exemption Conditions exist with respect to (x) the Affiliated Investor that owns such Investment Property, such Affiliated Investor shall not be required to be a Subsidiary Guarantor or Borrower or (y) any Subsidiary of ESR OP that directly or indirectly owns any Equity Interests of such Affiliated Investor, such Subsidiary shall not be required to be a Subsidiary Guarantor or Borrower.
(vii)    The Affiliated Investor that owns such Investment Property (or, if applicable, that is the lessee under an Eligible Ground Lease in respect of such Investment Property) must be organized under the laws of, and have its principal place of business and chief executive office located in, the United States of America, any State thereof or the District of Columbia.
(viii)    Such Investment Property shall be located in the United States of America.
(ix)    Such Investment Property shall be free and clear of all negative pledges and/or encumbrances or restrictions on the ability of the Affiliated Investor that owns or leases such Investment Property to transfer or encumber such Investment Property or any income therefrom or proceeds thereof (other than any such encumbrances or restrictions contained in the Loan Documents).

(x)    The Affiliated Investor that owns such Investment Property shall not have any Indebtedness (other than Obligations) and shall not be subject to any proceedings under any Debtor Relief Law.
(xi)    Such Investment Property shall not be subject to any ground leases (other than Eligible Ground Leases).
(xii)    There shall not exist any Lien or other encumbrance on (x) such Investment Property (or any income therefrom or proceeds thereof), other than Permitted Borrowing Base Property Liens, (y) any other assets or property of the Affiliated Investor that owns such Investment Property, other than Liens permitted under Section 7.01 or (z) any of the Equity Interests of the Affiliated Investor that owns such Investment Property (or any direct or indirect Subsidiary of ESR OP that owns any Equity Interests of such Affiliated Investor), including any right to receive distributions or other amounts in respect of such Equity Interests, other than Liens permitted under Section 7.01(a).
(xiii)    After giving pro forma effect to the inclusion of such Investment Property as a Borrowing Base Property, the minimum aggregate occupancy for all Borrowing Base Properties (excluding for this purpose the Empire State Building) shall not be less than 75% (determined based on tenants in occupancy and paying rent); provided, that such Investment Property may be included as a Borrowing Base Property notwithstanding its failure to satisfy the provisions of this clause (ix), but subject to the other provisions of this Section 2.19, so long as the failure to satisfy the minimum occupancy requirement set forth in this clause (ix) is cured and ceases to exist within forty-five (45) days following the occurrence thereof.
(xiv)    The Administrative Agent and the Lenders shall have received an Availability Certificate from the Borrowers showing Availability after giving effect to the inclusion of such Investment Property as a Borrowing Base Property.
(xv)    The Administrative Agent and the Lenders shall have received a copy of the limited liability company operating agreement, partnership agreement, bylaws or other similar organizational documents of the Affiliated Investor who owns such Investment Property (or, if applicable, that is the lessee under an Eligible Ground Lease in respect of such Investment Property) and each Subsidiary of ESR OP that directly or indirectly owns any Equity Interests in such Affiliated Investor, which organizational documents shall be (x) in form and substance reasonably satisfactory to the Administrative Agent and (y) certified by a Responsible Officer of the Parent as being true, correct and complete.
(xvi)    The Administrative Agent shall have received environmental assessment reports, evidence of insurance and such other information concerning such Investment Property as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (in the case of environmental assessment reports) that demonstrate to the satisfaction of the Administrative Agent that such Investment Property is free from environmental issues that, or that could reasonably be expected to, materially impair the operation of such Investment Property or otherwise result in a Material Adverse Effect, in each case unless such environmental issues are remediable through ordinary course capital expenditures and the Loan Parties are diligently pursuing the remediation thereof in accordance with applicable Law.
(a)    Removal of Investment Property as a Borrowing Base Property as a Result of Failure to Satisfy Borrowing Base Eligibility Criteria. If, following the inclusion of any Investment Property as a Borrowing Base Property, such Investment Property fails to satisfy any of the Borrowing Base Eligibility Criteria set forth in Section 2.19(a)(iii) through (xi) for a period of thirty (30) days, then such Investment Property shall immediately cease to be a Borrowing Base Property on such thirtieth day. In addition in the event that (i) the minimum aggregate occupancy for all Borrowing Base Properties (excluding for this purpose the Empire State Building) becomes less than 75% (determined based on tenants in occupancy and paying rent) for more than 45 days, Investment Properties that are partially or fully vacant but still producing rental income and that otherwise satisfy the other Borrowing Base Eligibility Criteria will cease to be Borrowing Base Properties to the extent necessary to cause such minimum occupancy requirement to be satisfied (which removal of Investment Properties from the pool of Borrowing Base Properties for purposes of satisfying this minimum occupancy requirement shall be in the order indicated by the Borrowers) and (ii) the Empire State Building at any time ceases to be a Borrowing Base Property for any reason, the Empire State Observatory shall also automatically cease to be a Borrowing Base Property at such time. If any Investment Property ceases to be a Borrowing Base Property as a result of any of the circumstances set forth in the prior two (2) sentences, the Borrowers shall immediately provide the Administrative Agent with written notice thereof, together with an Availability Certificate (giving pro forma effect to the removal of the applicable Investment Propert(ies) from the pool of Borrowing Base Properties). If, after giving effect to any such removal of the applicable Investment Propert(ies) from the pool of Borrowing Base Properties, Availability is less than $0, the Borrowers shall immediately prepay Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount necessary to cause Availability to be greater than or equal to $0 in the manner specified in Section 2.07(b)(ii). If any Investment Property that is subject to an Assigned Mortgage ceases to be a Borrowing Base Property pursuant to this Section 2.19(b), then such Assigned Mortgage shall be terminated in accordance with Section 2.22(b); provided, that if the Borrowers request that in lieu of such termination such Assigned Mortgage instead be transferred to another Borrowing Base Property located in the State of New York that is identified by the Borrowers, the Administrative Agent may in its sole and absolute discretion permit such Assigned Mortgage to be transferred in its entirety to such other Borrowing Base Property (and if the Administrative Agent does agree to allow such transfer, (x) such transfer shall be made at the Borrowers’ sole cost and expense pursuant to documentation satisfactory to the Administrative Agent and (y) on or prior to the time of such transfer, the Affiliated Investor that owns the Borrowing Base Property that will become subject to such Assigned Mortgage shall have become a Borrower in accordance with Section 6.12(c)).

(b)    Removal of Investment Property from the pool of Borrowing Base Properties by the Borrowers. An Investment Property may be removed from the pool of Borrowing Base Properties by the Borrowers upon the completion of the following conditions precedent to the reasonable satisfaction of the Administrative Agent:
(i)    The Borrowers shall have delivered to the Administrative Agent and the Lenders on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) prior to the date on which such removal is to be effected, a written notice of its desire to remove such Investment Property from the pool of Borrowing Base Properties;
(ii)    If the proposed removal is with respect to the Empire State Building, the Empire State Observatory must also be removed from the pool of Borrowing Base Properties at the same time as the Empire State Building is removed (and the requirements set forth in clauses (iii) and (iv) of this Section 2.19(c) must also be satisfied with respect to the Empire State Observatory at the same time as such requirements are satisfied with respect to the Empire State Building).
(iii)    If the proposed removal is with respect to a Borrowing Base Property that is subject to an Assigned Mortgage (other than any such proposed removal in connection with a Replacement Mortgage Financing, in which case the requirements of Section 2.22(d) shall be required to be satisfied), then such Assigned Mortgage shall be terminated in accordance with Section 2.22(b); provided, that if the Borrowers request that in lieu of such termination such Assigned Mortgage instead be transferred to another Borrowing Base Property located in the State of New York that is identified by the Borrowers, the Administrative Agent may in its sole and absolute discretion permit such Assigned Mortgage to be transferred in its entirety to such other Borrowing Base Property (and if the Administrative Agent does agree to allow such transfer, (x) such transfer shall be made at the Borrowers’ sole cost and expense pursuant to documentation satisfactory to the Administrative Agent and (y) on or prior to the time of such transfer, the Affiliated Investor that owns the Borrowing Base Property that will become subject to such Assigned Mortgage shall have become a Borrower in accordance with Section 6.12(c)).
(iv)    On or before the date that is five (5) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) prior to the date of the proposed removal, the Borrowers shall have submitted to the Administrative Agent and the Lenders a certificate executed by a Responsible Officer of the Parent certifying to the Administrative Agent and the Lenders that (1) immediately before and immediately after giving effect to such release, no Default or Event of Default has occurred and is continuing or would result therefrom, (2) immediately after giving effect to such release, the Loan Parties are in compliance with the financial covenants set forth in Section 7.11 on a pro forma basis as if the removal and the repayment contemplated Section 2.19(c)(v) below had occurred on the last day of the then mostly recently ended fiscal quarter of the Parent for which financial statements have provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) (and such certificate shall contain a reasonably detailed calculation thereof)

and (3) the representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document are true and correct in all material respects on and as of the date of such release and immediately after giving effect to such release, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (B) to the extent that any such representations and warranties relate to the Investment Property being released, (C) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (D) for purposes of this Section 2.19(c), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(v)     On or before the date that is two (2) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) prior to the date of the proposed release, the Borrowers shall have submitted to the Administrative Agent and the Lenders an Availability Certificate giving pro forma effect to the proposed release of such Investment Property from the pool of Borrowing Base Properties. If, after giving effect to the proposed release of such Investment Property from the pool of Borrowing Base Properties, Availability would be less than $0, the Borrowers shall, simultaneously with or prior to the consummation of such release, prepay Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount necessary to cause Availability to be greater than or equal to $0 in the manner specified in Section 2.07(b)(ii).
2.17    Cash Collateral.
(a)    Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.21(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.20(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.20 or Sections 2.05, 2.06, 2.07, 2.19, 2.21 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released within one Business Day following (i) the determination by the Administrative Agent and the L/C Issuer and/or the Swing Line Lender, as applicable, of the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.18    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(ii)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Revolving Lenders” and “Required Term Lenders” and Section 10.01.
(iii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.20; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.20; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Appropriate Lenders pro rata in accordance with the applicable Commitments hereunder without giving effect to Section 2.21(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iv)    Certain Fees.
(A)    No Revolving Credit Lender that is a Defaulting Lender shall be entitled to receive any fee payable under Section 2.11(a) for any period during which that Revolving Credit Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Revolving Credit Lender that is a Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Revolving

Credit Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20.
(C)    With respect to any fee payable under Section 2.11(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(v)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 4.02(b) are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(vi)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.20.
(b)    Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Revolving Credit Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.21(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.19    Assigned Mortgages; Terminations and Assignments of Assigned Mortgages; Release and Indemnity by Loan Parties; Authorization by Lenders.
(a)    Intentionally Omitted.
(b)    Terminations of Assigned Mortgages. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, (i) if at any time the Borrowers desire to have an Assigned Mortgage terminated and released, the Administrative Agent shall, upon at least ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) prior written notice from the Borrowers, terminate and release such Assigned Mortgage, (ii) if at any time any Investment Property subject to an Assigned Mortgage (x) ceases to be a Borrowing Base Property pursuant to Section 2.19(b) or (y) is removed from the pool of Borrowing Base Properties by the Borrowers pursuant to Section 2.19(c), then, subject to the proviso to the last sentence of Section 2.19(b) or the proviso to Section 2.19(c)(iii), as applicable, the Administrative Agent shall terminate and release such Assigned Mortgage and (iii) the Administrative Agent may in its reasonable discretion, and shall at the direction of the Required Lenders acting in their reasonable discretion, terminate and release any or all of the Assigned Mortgages so long as the Administrative Agent shall have given the Borrowers written notice thereof at least five (5) days prior to any such termination and release; provided, however, that the Administrative Agent shall not be required to give any such prior notice to the Borrowers if the Administrative Agent, in its reasonable discretion, has determined that delay of such termination and release would be detrimental to the Administrative Agent, the L/C Issuer or the applicable Lenders. The Administrative Agent shall, at the Borrowers’ sole cost and expense, enter into such documents and instruments as are required to effect any such termination and release of an Assigned Mortgage, which documents and instruments shall, (x) in the case of a termination and release pursuant to clause (i) of the prior sentence, be in form and substance satisfactory to the Administrative Agent and the Borrowers and (y) in the case of a termination and release pursuant to clause (ii) or (iii) of the prior sentence, be in form and substance satisfactory to the Administrative Agent. Any notice provided to the Administrative Agent by the Borrowers pursuant to clause (i) of the first sentence of this Section 2.22(b) may be revoked by the Borrowers at any time prior to the consummation of the applicable termination and release, provided that in the case of any such revocation, the Borrowers shall, jointly and severally, pay any amounts required to be paid under Section 3.05 resulting from such revocation. Notwithstanding anything to the contrary contained in this Agreement, any termination or release of an Assigned Mortgage shall not constitute a waiver, termination or release of any of the other rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.
(c)    Assignments of Assigned Empire State Mortgage.
(ii)    General. If at any time after the Closing Date any Borrower decides to (x) obtain mortgage debt financing from a third-party lender with respect to an Investment Property (other than the Empire State Building or a Borrowing Base Property) located in the State of New York (such Investment Property being referred to herein as a “NY Non-Borrowing Base Property”) and (y) secure such third-party debt financing by “spreading” the Lien created in favor of the Administrative Agent on the Empire State Building under the Assigned Empire State Mortgage to encumber such NY Non-Borrowing Base Property (and releasing all or a portion of the Administrative Agent’s Lien on the Empire State Building in connection therewith) (any such third-party debt financing contemplated under clauses (x) and (y) being referred to herein as a “New NY Property Mortgage Financing”), then the Borrowers shall provide the Administrative Agent with written notice thereof (such notice, an “Empire State Mortgage Transfer Notice”) within fifteen (15) Business Days (or such shorter period of time agreed to by the Administrative Agent in writing) prior to the consummation of such New NY Property Mortgage Financing, which Empire State Mortgage Transfer Notice shall contain the following information:
(A)    Whether the entire Outstanding Amount of all Term A Loans will be sold and assigned to the lender(s) providing such New NY Property Mortgage Financing (or if not, the amount of the Outstanding Amount of the Term A Loans that will sold and assigned to such lender(s));
(B)    Whether the entire Assigned Empire State Mortgage will be assigned and transferred to the lender(s) providing such New NY Property Mortgage Financing (or if not, the amount of Indebtedness that will be secured by the portion of the Assigned Empire State Mortgage being assigned and transferred to such lender(s), which amount in any event will not exceed the Outstanding Amount of Term A Loans being sold and assigned in connection therewith);
(C)    The names of the lender(s) (or agent on behalf of the lender(s)) (x) providing such New NY Property Mortgage Financing (and, if there is more than one such lender, the amount of the Term A Loans each such lender will be purchasing) and (y) that will be assigned all or a portion of the Assigned Empire State Mortgage, as applicable;
(D)    The anticipated date of consummation of such New NY Property Mortgage Financing (which date shall be a Business Day); and
(E)    Any other information reasonably requested by the Administrative Agent (or any Term A Lender through the Administrative Agent) to effect the transactions contemplated by this Section 2.22;

provided, that notwithstanding the foregoing, the Borrowers may not submit more than three (3) Empire State Mortgage Transfer Notices during the term of this Agreement (exclusive of any Empire State Mortgage Transfer Notices that are revoked in accordance with the next sentence). An Empire State Mortgage Transfer Notice provided by the Borrowers to the Administrative Agent under this Section 2.22(c) may be revoked by the Borrowers at any time prior to the consummation of the applicable New NY Property Financing, provided that in the case of any such revocation, the Borrowers shall, jointly and severally, pay any amounts required to be paid under Section 3.05 resulting from such revocation.
The Administrative Agent shall distribute any such Empire State Mortgage Transfer Notice to the Term A Lenders promptly following its receipt thereof.
(iii)    Actions to be taken by Administrative Agent in connection with a New NY Property Mortgage Financing. Subject to the satisfaction of the conditions precedent set forth in Section 2.22(c)(iii), the Administrative Agent shall (at the sole cost and expense of the Borrowers) take the following actions in connection with any New NY Property Mortgage Financing:
(A)    if the Borrowers request that the entire Outstanding Amount of Term A Loans secured by the Assigned Empire State Mortgage, as well as the entire Assigned Empire State Mortgage, be assigned to the lender(s) providing such New NY Property Mortgage Financing, then the Administrative Agent will (x) “spread” the Lien of the Assigned Empire State Mortgage to cover such NY Non-Borrowing Base Property, and release the Lien of the Assigned Empire State Mortgage on the Empire State Building and (y) assign to such lender(s), on behalf of itself and the Term A Lenders, without any representation or warranty by, or recourse to, the Administrative Agent or any Lender, all of the Administrative Agent’s and Term A Lenders’ right, title and interest in (1) the Term A Note for a purchase price equal to the then aggregate outstanding principal amount of Term A Loans, plus all accrued and unpaid interest thereon (provided, that immediately upon consummation of such assignment of the Term A Note, (I) all of the Loan Parties (other than the Subsidiary of ESR OP that is the mortgagor on the Assigned Empire State Mortgage after giving effect to such assignment) shall be released from all of their indebtedness, guarantees, liabilities and obligations under or in respect of the Term A Note and (II) the only collateral securing the Term A Note shall be the Assigned Empire State Mortgage) and (2) the Assigned Empire State Mortgage;
(B)    if the Borrowers request that a portion (but not all) of the Outstanding Amount of Term A Loans secured by the Assigned Empire State Mortgage be assigned to the lender(s) providing such New NY Property Mortgage Financing, and the entire Assigned Empire State Mortgage be assigned to lender(s) in connection therewith, then the Administrative Agent will (1) split the then existing Term A Note into (x) a Term A Note evidencing the principal amount of Term A Loans being assigned to such lender(s) (such note, a “Total Mortgage Assignment Split Note”) and (y) a Term A Note evidencing an aggregate principal of Term A Loans equal to the excess of (A) the aggregate outstanding principal amount of Term A Loans outstanding at such time, less (B) the aggregate principal amount of Term A Loans evidenced by the Total Mortgage Assignment Split Note, (2) “spread” the Lien of the Assigned Empire State Mortgage to cover such NY Non-Borrowing Base Property, and release the Lien of the Assigned Empire State Mortgage on the Empire State Building, and (3) assign to such lender(s), on behalf of itself and the Term A Lenders, without any representation or warranty by, or recourse to, the Administrative Agent or any Lender, all of the Administrative Agent’s and Term A Lenders’ right, title and interest in (I) the Total Mortgage Assignment Split Note for a purchase price equal to 100% of the portion of the then aggregate outstanding principal amount of Term A Loans evidenced by the Total Mortgage Assignment Split Note, plus all accrued and unpaid interest thereon (provided, that immediately upon consummation of such assignment of the Total Mortgage Assignment Split Note, (a) all of the Loan Parties (other than the Subsidiary of ESR OP that is the mortgagor on the Assigned Empire State Mortgage after giving effect to such assignment) shall be released from all of their indebtedness, guarantees, liabilities and obligations under or in respect of the Total Mortgage Assignment Split Note and (b) the only collateral securing the Total Mortgage Assignment Split Note shall be the Assigned Empire State Mortgage) and (II) the Assigned Empire State Mortgage; or
(C)    if the Borrowers request that a portion (but not all) of the Outstanding Amount of Term A Loans secured by the Assigned Empire State Mortgage be assigned to the lender(s) providing such New NY Property Mortgage Financing, and a portion (but not all) of the Assigned Empire State Mortgage be assigned to such lender(s) in connection therewith, then the Administrative Agent will (1) split the then existing Term A Note into (x) a Term A Note evidencing the principal amount of Term A Loans being assigned to such lender(s) (such note, a “Partial Mortgage Assignment Split Note”) and (y) a Term A Note evidencing an aggregate principal of Term A Loans equal to the excess of (A) the aggregate outstanding principal amount of Term A Loans outstanding at such time less (B) the aggregate principal amount of Term A Loans evidenced by the Partial Mortgage Assignment Split Note (such Term A Note, the “Remaining Term Note”), (2) split the Assigned Empire State Mortgage into (x) an Assigned Empire State Mortgage securing an aggregate principal amount of Term A Loans equal to the aggregate outstanding principal amount of Term A Loans evidenced under the Partial Empire State Mortgage Assigned Split Note (such Assigned Empire State Mortgage, a “Split Empire State Mortgage”) and (y) an Assigned Empire State Mortgage securing an aggregate principal amount of Term A Loans equal to the aggregate outstanding principal amount of Term A Loans evidenced under the Remaining Term Note, (3) “spread” the Lien of the Split Empire State Mortgage to cover such NY Non-Borrowing Base Property, and release the Lien of the Split Empire State Mortgage on the Empire State Building, and (3) assign to such lender(s), on behalf of itself and the Term A Lenders, without any representation or warranty by, or recourse to, the Administrative Agent or any Lender, all of the Administrative Agent’s and Term A

Lenders’ right, title and interest in (I) the Partial Mortgage Assignment Split Note for a purchase price equal to 100% of the portion of the then aggregate outstanding principal amount of Term A Loans evidenced by the Partial Mortgage Assignment Split Note, plus all accrued and unpaid interest thereon (provided, that immediately upon consummation of such assignment of the Partial Mortgage Assignment Split Note, (a) all of the Loan Parties (other than the Subsidiary of ESR OP that is the mortgagor on the Split Empire State Mortgage after giving effect to such assignment) shall be released from all of their indebtedness, guarantees, liabilities and obligations under or in respect of the Partial Mortgage Assignment Split Note and (B) the only collateral securing the Partial Mortgage Assignment Split Note shall be the Split Empire State Mortgage) and (II) the Split Empire State Mortgage.
(iv)    Conditions precedent to Administrative Agent’s Obligations. As conditions precedent to the obligation of the Administrative Agent to take any of the actions specified in Section 2.22(c)(ii) with respect to a New NY Property Mortgage Financing, each of the following requirements shall be satisfied:
(A)    The Administrative Agent shall have received an Empire State Mortgage Transfer Notice within the time period required under clause (c)(i) above (and after giving effect to its receipt of such Empire State Mortgage Transfer Notice, not more than three (3) Empire State Mortgage Transfer Notices shall have been provided to the Administrative Agent by the Borrowers (exclusive of any such notices which did not result in the consummation of a New NY Property Mortgage Financing) );
(B)    All of the documentation (including, without limitation, any promissory notes, mortgages and assignments) necessary to effectuate the applicable transactions set forth in Section 2.22(c)(ii) (such documentation, the Empire State Mortgage Transfer Documentation”) shall be in customary form and otherwise satisfactory to the Administrative Agent in all respects; provided, however, neither the Administrative Agent nor any Lender shall be required to execute any affidavits in connection therewith, including, without limitation, pursuant to Section 255 of the Tax Law of the State of New York or Section 275 of the Real Property Law of the State of New York;
(C)    All Indebtedness and Liens incurred by any Loan Party in connection with such New NY Property Mortgage Financing shall be permitted under Sections 7.01 and 7.03;
(D)    The Empire State Mortgage Transfer Documentation and the applicable transactions set forth in Section 2.22(c)(ii) shall be in accordance with all applicable Laws, including, without limitation, Section 255 of the Tax Law of the State of New York and all regulations applicable thereto; and
(E)    Contemporaneously with the effectiveness of the Empire State Mortgage Transfer Documentation, the Administrative Agent shall have received,

on behalf of the Term A Lenders, payment in full of the purchase price payable in connection with the sale and transfer of the Partial Mortgage Assignment Split Note or Total Mortgage Assignment Split Note, as applicable (which purchase price received by the Administrative Agent will be distributed by the Administrative Agent to each Term A Lender in the amount due to such Term A Lender in respect of its Term A Loans that were sold).
(d)    Assignments of Assigned Revolver Secured Mortgages in connection with a Replacement Mortgage Financing.
(i)    General. If at any time any Borrower decides to obtain mortgage debt financing from a third-party lender with respect to a Borrowing Base Property subject to an Assigned Revolver Secured Mortgage, which mortgage debt financing will be effectuated by (x) having such third-party lender purchase from the Revolving Credit Lenders all (but not less than all) of the Revolving Credit Loans secured by such Assigned Revolver Secured Mortgage and (y) transferring such Assigned Revolver Secured Mortgage in its entirety to such third-party lender (any such debt third-party debt financing being referred to herein as a “Replacement Mortgage Financing”), then the Borrowers shall provide the Administrative Agent with written notice thereof (such notice, a “Revolver Secured Mortgage Transfer Notice”) within fifteen (15) Business Days (or such shorter period of time agreed to by the Administrative Agent in writing) prior to the consummation such Replacement Mortgage Financing, which Revolver Secured Mortgage Transfer Notice shall contain the following information:
(D)    The names of the lender(s) (or agent on behalf of the lender(s)) (x) providing such Replacement Mortgage Financing that will be purchasing the Revolving Credit Loans secured by such Assigned Revolver Secured Mortgage (and, if there is more than one such lender, the amount of Revolving Credit Loans each such lender will be purchasing) and (y) that will be assigned such Assigned Revolver Secured Mortgage;
(E)    The anticipated date of consummation of such Replacement Mortgage Financing (which date shall be a Business Day); and
(F)    Any other information reasonably requested by the Administrative Agent (or any Revolving Credit Lender through the Administrative Agent).
A Revolver Secured Mortgage Transfer Notice provided by the Borrowers to the Administrative Agent under this Section 2.22(d) may be revoked by the Borrowers at any time prior to the consummation of the applicable Replacement Mortgage Financing; provided that in the case of any such revocation, the Borrowers shall, jointly and severally, pay any amounts required to be paid under Section 3.05 resulting from such revocation.
The Administrative Agent shall distribute any such Revolver Secured Mortgage Transfer Notice to the Lenders promptly following its receipt thereof.

(ii)    Actions to be taken by Administrative Agent in connection with a Replacement Mortgage Financing. Subject to the satisfaction of the conditions precedent set forth in Section 2.22(d)(iii), the Borrowers shall (1) prepare a note payable to the Administrative Agent on behalf of the Revolving Credit Lenders evidencing the aggregate principal amount of Revolving Credit Loans secured by the Assigned Revolver Secured Mortgage encumbering the subject Borrowing Base Property (such note, a “Revolver Secured Mortgage Note”), the Revolver Secured Mortgage Note to be subject to the approval of the Administrative Agent and (2) execute and deliver to the Administrative Agent the Revolver Secured Mortgage Note in the form approved by the Administrative Agent. The Administrative Agent shall (at the sole cost and expense of the Borrowers) in connection with any Replacement Mortgage Financing assign to the lender(s) providing such Replacement Mortgage Financing, on behalf of itself and the Revolving Credit Lenders, without any representation or warranty by, or recourse to, the Administrative Agent or any Lender, all of the Administrative Agent’s and Revolving Credit Lenders’ right, title and interest in (x) such Revolver Secured Mortgage Note for a purchase price equal to 100% of the portion of the then aggregate outstanding principal amount of Revolving Credit Loans evidenced by such Revolver Secured Mortgage Note, plus all accrued and unpaid interest thereon (provided, that immediately upon consummation of such assignment of such Revolver Secured Mortgage, (I) all of the Loan Parties (other than the Subsidiary of ESR OP that is the mortgagor on such Revolver Secured Mortgage after giving effect to such assignment) shall be released from all of their indebtedness, guarantees, liabilities and obligations under or in respect of such Revolver Secured Mortgage Note and (B) the only collateral securing such Revolver Secured Mortgage Note shall be such Assigned Revolver Secured Mortgage) and (y) such Assigned Revolver Secured Mortgage. For the avoidance of doubt, any assignment by the Administrative Agent pursuant to this Section 2.22(d) of a Revolver Secured Mortgage Note (and the Revolving Credit Loans evidenced thereby) to any lender(s) providing a Replacement Mortgage Financing shall not include or result in an assignment of the Revolving Credit Commitment of any Revolving Credit Lender to such lender(s), nor shall it result in a reduction in the amount of the Revolving Credit Commitment of any Revolving Credit Lender.
(iii)    Conditions precedent to Administrative Agent’s Obligations. As conditions precedent to the obligation of the Administrative Agent to take any of the actions specified in Section 2.22(d)(ii) with respect to a Replacement Mortgage Financing, each of the following requirements shall be satisfied:
(A)    The Administrative Agent shall have received a Revolver Secured Mortgage Transfer Notice within the time period required under clause (d)(i) above;
(B)    All of the documentation (including, without limitation, promissory notes, mortgages and assignments) necessary to effectuate the applicable transactions set forth in Section 2.22(d)(ii) (such documentation, the “Revolver Secured Mortgage Transfer Documentation”) shall be in customary form and otherwise satisfactory to the Administrative Agent in all respects; provided, however, neither the Administrative Agent nor any Lender shall be required to execute any affidavits in connection therewith, including, without limitation, pursuant to Section 255 of the Tax Law of the State of New York or Section 275 of the Real Property Law of the State of New York;
(C)    All Indebtedness and Liens incurred by any Loan Party in connection with such Replacement Mortgage Financing shall be permitted under Sections 7.01 and 7.03;
(D)    The Revolver Secured Mortgage Transfer Documentation and the applicable transactions set forth in Section 2.22(d)(ii) shall be in accordance with all applicable Laws, including, without limitation, Section 255 of the Tax Law of the State of New York and all regulations applicable thereto;
(E)    Contemporaneously with the effectiveness of the Revolver Secured Mortgage Transfer Documentation, the Administrative Agent, on behalf of the Revolving Credit Lenders, shall have received payment in full of the purchase price payable in connection with sale or transfer of the Revolver Secured Mortgage Note (which purchase price received by the Administrative Agent will be distributed by the Administrative Agent to each Revolving Credit Lender in the amount due to such Revolving Credit Lender in respect of its Revolving Credit Loans that were sold); and
(F)    Contemporaneously with the effectiveness of the Revolver Secured Mortgage Transfer Documentation, the Investment Property that is the subject of such Replacement Mortgage Financing shall be removed from the pool of Borrowing Base Properties in accordance with Section 2.19(d).
(e)    Spreading of Assigned Revolver Secured Mortgages.
(ii)    General. If at any time after any Borrower decides to (x) obtain mortgage debt financing from a third-party lender with respect to a NY Non-Borrowing Base Property and (y) secure such third-party debt financing by “spreading” the Lien created in favor of the Administrative Agent under an Assigned Revolver Secured Mortgage to encumber such NY Non-Borrowing Base Property (and releasing all or a portion of the Administrative Agent’s Lien on the Investment Property then subject such Assigned Revolver Secured Mortgage in connection therewith) (any such third-party debt financing contemplated under clauses (x) and (y) being referred to herein as a “Revolver Mortgage Assignment Financing”), then the Borrowers shall provide the Administrative Agent with written notice thereof (such notice, an “Revolver Mortgage Spreading Notice”) within fifteen (15) Business Days (or such shorter period of time agreed to by the Administrative Agent in writing) prior to the consummation of such Revolver Mortgage Assignment Financing, which Revolver Mortgage Spreading Notice shall contain the following information:
(A)    Whether the entire Outstanding Amount of Revolving Credit Loans secured by such Assigned Revolver Secured Mortgage will be sold and assigned to the lender(s) providing such Revolver Mortgage Assignment Financing (or if not, the amount of the Outstanding Amount of the Revolving Credit Loans that will sold and assigned to such lender(s));
(B)    Whether the entire Assigned Revolver Secured Mortgage will be assigned and transferred to the lender(s) providing such Revolver Mortgage Assignment Financing (or if not, the amount of Indebtedness that will be secured by the portion of the Assigned Revolver Secured Mortgage being assigned and transferred to such lender(s), which amount in any event will not exceed the Outstanding Amount of Revolving Credit Loans being sold and assigned in connection therewith);
(C)    The names of the lender(s) (or agent on behalf of the lender(s)) (x) providing such Revolver Mortgage Assignment Financing (and, if there is more than one such lender, the amount of the Revolving Credit Loans each such lender will be purchasing) and (y) that will be assigned all or a portion of such Assigned Revolver Secured Mortgage, as applicable;
(D)    The anticipated date of consummation of such Revolver Mortgage Assignment Financing (which date shall be a Business Day); and
(E)    Any other information reasonably requested by the Administrative Agent (or any Revolving Credit Lender through the Administrative Agent) to effect the transactions contemplated by this Section 2.22(e);
provided, that notwithstanding the foregoing, the Borrowers may not submit more than five (5) Revolver Mortgage Spreading Notices during the term of this Agreement (exclusive of any Revolver Mortgage Spreading Notice that are revoked in accordance with the next sentence). A Revolver Mortgage Spreading Notice provided by the Borrowers to the Administrative Agent under this Section 2.22(e) may be revoked by the Borrowers at any time prior to the consummation of the applicable Revolver Mortgage Assignment Financing; provided that in the case of any such revocation, the Borrowers shall, jointly and severally, pay any amounts required to be paid under Section 3.05 resulting from such revocation.
The Administrative Agent shall distribute any such Revolver Mortgage Spreading Notice to the Revolving Credit Lenders promptly following its receipt thereof.
(iii)    Actions to be taken by Administrative Agent in connection with a Revolver Mortgage Assignment Financing. Subject to the satisfaction of the conditions precedent set forth in Section 2.22(e)(iii), the Administrative Agent shall (at the sole cost and expense of the Borrowers) take the following actions in connection with any Revolver Mortgage Assignment Financing:
(A)    If the Borrowers request that the entire Assigned Revolver Secured Mortgage be assigned to the lender(s) providing such Revolver Mortgage Assignment Financing, then the Borrowers shall (1) prepare a note payable to the

Administrative Agent on behalf of the Revolving Credit Lenders evidencing the aggregate principal amount of Revolving Credit Loans secured by the Assigned Revolver Secured Mortgage encumbering the subject Borrowing Base Property (such note, a “Revolver Mortgage Assignment Note”), the Revolver Mortgage Assignment Note to be subject to the approval of the Administrative Agent and (2) execute and deliver to the Administrative Agent the Revolver Mortgage Assignment Note in the form approved by the Administrative Agent. The Administrative Agent on behalf of the Revolving Credit Lenders will (x) “spread” the Lien of such Assigned Revolver Secured Mortgage to cover such NY Non-Borrowing Base Property, and release the Lien of such Assigned Revolver Secured Mortgage on the Investment Property already subject thereto and (y) assign to such lender(s), on behalf of itself and the Revolving Credit Lenders, without any representation or warranty by, or recourse to, the Administrative Agent or any Lender, all of the Administrative Agent’s and Revolving Credit Lenders’ right, title and interest in (1) the Revolver Mortgage Assignment Note for a purchase price equal to 100% of the portion of the then aggregate outstanding principal amount of Revolving Credit Loans evidenced by such Revolver Mortgage Assignment Note, plus all accrued and unpaid interest thereon (provided, that immediately upon consummation of such assignment of such Assigned Revolver Secured Mortgage, (I) all of the Loan Parties (other than the Subsidiary of ESR OP that is the mortgagor on such Assigned Revolver Secured Mortgage after giving effect to such assignment) shall be released from all of their indebtedness, guarantees, liabilities and obligations under or in respect of such Revolver Mortgage Assignment Note and (II) the only collateral securing such Revolver Mortgage Assignment Note shall be such Assigned Revolver Secured Mortgage) and (2) such Assigned Revolver Secured Mortgage. For the avoidance of doubt, any assignment by the Administrative Agent pursuant to this Section 2.22(e)(ii)(A) of a Revolver Mortgage Assignment Note (and the Revolving Credit Loans evidenced thereby) to any lender(s) providing a Revolver Mortgage Assignment Financing shall not include or result in an assignment of the Revolving Credit Commitment of any Revolving Credit Lender to such lender(s), nor shall it result in a reduction in the amount of the Revolving Credit Commitment of any Revolving Credit Lender.
(B)    If the Borrowers request that a portion (but not all) of the Assigned Revolver Secured Mortgage be assigned to such lender(s) in connection therewith, then the Administrative Agent will (1) prepare, on behalf of the Revolving Credit Lenders, a Revolver Mortgage Assignment Note evidencing the aggregate principal amount of Revolving Credit Loans secured by such Assigned Revolving Secured Mortgage that will be sold and assigned to such lender(s), (2) split such Assigned Revolver Secured Mortgage into (x) an Assigned Revolver Secured Mortgage securing an aggregate principal amount of Revolving Credit Loans equal to the aggregate outstanding principal amount of Revolving Credit Loans evidenced under such Revolver Mortgage Assignment Note (such Assigned Revolver Secured Mortgage, a “Split Revolver Secured Mortgage”) and (y) an Assigned Revolver Secured Mortgage securing an aggregate principal amount of Revolving Credit

Loans equal to the difference between (I) the aggregate outstanding principal amount of Revolving Credit Loans secured by such Assigned Revolver Secured Mortgage (prior to giving Revolver Mortgage Assignment Financing), less (II) the aggregate principal amount of Revolving Credit Loans evidenced under such Revolver Mortgage Assignment Note, (2) “spread” the Lien of the Split Revolver Secured Mortgage to cover such NY Non-Borrowing Base Property, and release the Lien of the Split Revolver Secured Mortgage on the Investment Property already subject thereto, and (3) assign to such lender(s), on behalf of itself and the Revolving Credit Lenders, without any representation or warranty by, or recourse to, the Administrative Agent or any Lender, all of the Administrative Agent’s and Revolving Credit Lenders’ right, title and interest in (I) the Revolver Mortgage Assignment Note for a purchase price equal to 100% of the portion of the then aggregate outstanding principal amount of Revolving Credit Loans evidenced by such Revolver Mortgage Assignment Note, plus all accrued and unpaid interest thereon (provided, that immediately upon consummation of such assignment of such Revolver Mortgage Assignment Note, (a) all of the Loan Parties (other than the Subsidiary of ESR OP that is the mortgagor on the Split Revolver Secured Mortgage after giving effect to such assignment) shall be released from all of their indebtedness, guarantees, liabilities and obligations under or in respect of such Revolver Mortgage Assignment Note and (B) the only collateral securing such Revolver Mortgage Assignment Note shall be the Split Revolver Secured Mortgage) and (II) the Split Revolver Secured Mortgage. For the avoidance of doubt, any assignment by the Administrative Agent pursuant to this Section 2.22(e)(ii)(B) of a Revolver Mortgage Assignment Note (and the Revolving Credit Loans evidenced thereby) to any lender(s) providing a Revolver Mortgage Assignment Financing shall not include or result in an assignment of the Revolving Credit Commitment of any Revolving Credit Lender to such lender(s), nor shall it result in a reduction in the amount of the Revolving Credit Commitment of any Revolving Credit Lender.
(iii)    Conditions precedent to Administrative Agent’s Obligations. As conditions precedent to the obligation of the Administrative Agent to take any of the actions specified in Section 2.22(e)(ii) with respect to a Revolver Mortgage Assignment Financing, each of the following requirements shall be satisfied:
(A)    The Administrative Agent shall have received a Revolver Mortgage Spreading Notice within the time period required under clause (e)(i) above (and after giving effect to its receipt of such Revolver Mortgage Spreading Notice, not more than five (5) Revolver Mortgage Spreading Notices shall have been provided to the Administrative Agent by the Borrowers (exclusive of any such notices which did not result in the consummation of a Revolver Mortgage Assignment Financing));
(B)    All of the documentation (including, without limitation, any promissory notes, mortgages and assignments) necessary to effectuate the applicable transactions set forth in Section 2.22(e)(ii) (such documentation, the Revolver Mortgage Spreading Documentation”) shall be in customary form and otherwise satisfactory to the Administrative Agent in all respects; provided, however, neither the Administrative Agent nor any Lender shall be required to execute any affidavits in connection therewith, including, without limitation, pursuant to Section 255 of the Tax Law of the State of New York or Section 275 of the Real Property Law of the State of New York;
(C)    All Indebtedness and Liens incurred by any Loan Party in connection with such Revolver Mortgage Assignment Financing shall be permitted under Sections 7.01 and 7.03;
(D)    The Revolver Mortgage Spreading Documentation and the applicable transactions set forth in Section 2.22(e)(ii) shall be in accordance with all applicable Laws, including, without limitation, Section 255 of the Tax Law of the State of New York and all regulations applicable thereto; and
(E)    Contemporaneously with the effectiveness of the Revolver Mortgage Spreading Documentation, the Administrative Agent shall have received, on behalf of the Revolving Credit Lenders, payment in full of the purchase price payable in connection with the sale and transfer of the Revolver Mortgage Assignment Note (which purchase price received by the Administrative Agent will be distributed by the Administrative Agent to each Revolving Credit Lender in the amount due to such Revolving Credit Lender in respect of its Revolving Credit Loans that were sold).
(f)    Release and Indemnity. The Parent and each Borrower hereby agrees, on behalf of itself and its Affiliates, that neither the Administrative Agent nor any Lender shall be responsible for any losses, costs or expenses incurred by any Loan Party or Affiliate thereof in connection with the loss of any mortgage recording tax credits pertaining to any Assigned Mortgage, any Split Empire State Mortgage or any Split Revolver Secured Mortgage. Furthermore, and without limitation of any of the Borrowers’ obligations under Section 10.04(b), each Borrower shall and hereby jointly and severally agrees to indemnify, defend and hold harmless the Administrative Agent, each Lender and each other Indemnitee from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel (which shall be limited to one special counsel to all such parties, where appropriate, one local counsel in each applicable jurisdiction and one additional counsel for each Indemnitee for whom such joint representation results in a conflict of interest) incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) incurred by any Indemnitee in connection with, arising out of, or by reason of, any of the transactions or arrangements contemplated under this Section 2.22) or any suit, cause of action, claim, arbitration, investigation or settlement, consent decree, subpoena or other proceeding relating thereto, including, without limitation, any losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses resulting from (i) the failure of any Person to pay any mortgage recording taxes associated with any Assigned Mortgage and/or any Split Empire State Mortgage and/or any Split Revolver Secured Mortgage and (ii) the splitting, spreading and/or assignment of any Assigned Mortgage and any related splitting and/or assignment of any Indebtedness under the Term A Note or any Revolving Credit Note.
(g)    Lender Authorization. Each Lender hereby grants to the Administrative Agent all requisite authority to (i) acquire the Existing Empire State Mortgage Debt on behalf of the Term A Lenders, and accept any Term A Note on their behalf, (ii) enter into Mortgage Debt Assignments on behalf of the Revolving Credit Lenders, and accept any Revolving Credit Note on their behalf and (iii) enter into any of the transactions or arrangements contemplated under this Section 2.22 on behalf of the applicable Lenders, and to bind such Lenders thereto by the Administrative Agent’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of any Lender is or will be required in connection with any such actions taken by the Administrative Agent.
ARTICLE III.    TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Defined Terms. For purposes of this Section 3.01, the term “Lender” includes the L/C Issuer.
(b)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(ii)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (f) below.
(iii)    If any Withholding Agent shall be required by any applicable Laws to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the applicable Withholding Agent shall withhold or make such deductions as are determined by the applicable Withholding Agent to be required based upon the information and documentation it has received pursuant to subsection (f) below, (B) the applicable Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (b) above, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Tax Indemnifications.
(ii)    The Borrowers shall, and do hereby, jointly and severally, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. The Borrowers shall, and do hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(d)(ii) below. For the avoidance of doubt, (A) to the extent the Administrative Agent indefeasibly receives payment in full from the Borrowers pursuant to the immediately preceding sentence for an amount that a Lender or the L/C Issuer was required to indemnify the Administrative Agent for pursuant to clause (y) or (z) of Section 3.01(d)(ii), and subsequent thereto the Administrative Agent receives payment from such Lender or the L/C Issuer (including by way of set off pursuant to the last sentence of Section 3.01(d)(ii)) for that same indemnity that was previously paid in full by the Borrowers, the Administrative Agent will promptly turn over to the Borrowers the amount so received (including by way of set off pursuant to the last sentence of Section 3.01(d)(ii)) from such Lender or the L/C Issuer (but in any event not in excess of the amount previously paid by the Borrowers to the Administrative Agent in respect of such indemnity) and (B) to the extent the Administrative Agent receives a payment from the Borrowers pursuant to the immediately preceding sentence for an amount that a Lender or the L/C Issuer was required to indemnify the Administrative Agent for pursuant to clause (y) or (z) of Section 3.01(d)(ii), such Lender or the L/C Issuer, as applicable, shall be liable to the Borrowers for reimbursement of such payment.
(iii)    Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and

the Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or the Borrowers in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(e)    Evidence of Payments. Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrowers or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.
(f)    Status of Lenders; Tax Documentation.
(ii)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(iii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iv)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Recipient, jointly and severally agree to repay the amount paid over to any Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.
(h)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03    Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”) or (b)the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of the first sentence of this section, the Administrative Agent, in consultation with the Borrowers and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent determines, or the affected Lenders notify the Administrative Agent and the Borrowers, that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrowers written notice thereof.
3.04    Increased Costs; Reserves on Eurodollar Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(ii)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iv)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on Eurodollar Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers;
(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13; or
(d)    the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrowers such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 10.13.
3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.    CONDITIONS PRECEDENT
4.01    Conditions of Effectiveness. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be original, or e-mail (in a .pdf format) or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(ii)    executed counterparts of this Agreement and the Guaranty Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;
(iii)    a Revolving Credit Note, a Term A Note and a Term B Note, in each case executed by the Borrowers and made to the order of the Administrative Agent;

(iv)    the Pledge Agreement, duly executed by each Loan Party, together with:
(A)    certificates or instruments, if any, representing the Certificated Securities (as defined in the Pledge Agreement), if any, accompanied by all endorsements and/or powers required by the Pledge Agreement,
(B)    proper financing statements, to be filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Pledge Agreement, covering the Collateral described in the Pledge Agreement,
(C)    completed requests for information listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,
(D)    a Perfection Certificate, in substantially the form of Exhibit M-1, duly executed by each of the Loan Parties;
(v)    the Assigned Empire State Mortgage, duly executed by each Loan Party party thereto, together with:
(A)    all documents, instruments and agreements evidencing, securing or relating to the Existing Empire State Mortgage Debt, including, without limitation, (1) a copy of all promissory notes and loan agreements evidencing the Existing Empire State Mortgage Debt and (2) a copy of the Existing Empire State Mortgage, showing all recording information thereon, in each case certified as true, correct and complete by an Authorized Officer of the Parent;
(B)    a copy of an environmental assessment report on the Empire State Building;
(C)    a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination confirming that the Empire State Building is not located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto); and
(D)    such other documents, agreements and instruments as the Administrative Agent may reasonably request relating to the Empire State Building, the Existing Empire State Mortgage Debt or the Existing Empire State Mortgage.
(vi)    evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary or desirable in order to perfect the Liens created under the Pledge Agreement have been taken (including receipt of duly executed payoff letters and UCC-3 terminations, if any);
(vii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(viii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(ix)    a favorable opinion of Fried, Frank, Harris, Shriver and Jacobson LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(x)    a favorable opinion of Venable LLP, local counsel to the Loan Parties in Maryland, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(xi)    a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(xii)    a certificate signed by a Responsible Officer of each Borrower (x) certifying that (1) no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that (A) challenges the validity or enforceability of this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby, or otherwise purports to restrict or prohibit the performance of all or any portion of this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby or (B) could reasonably be expected to have a Material Adverse Effect and (2) since the date of the Audited Financial Statements, there has not occurred any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (y) attaching copies of the operating agreements, partnership agreements or other applicable organizational documents of each Person whose Equity Interests are included in the Collateral, which organizational documents shall, in the reasonable opinion of the Administrative Agent, permit the Administrative Agent to realize on such Collateral upon the occurrence and during the continuance of an Event of Default;
(xiii)    an Availability Certificate duly certified by a Responsible Officer of each Borrower;
(xiv)    a Solvency Certificate from the Parent certifying that, after giving effect to the transactions to occur on the Closing Date (including, without limitation, all Credit Extensions to occur on the Closing Date), the Parent and its Subsidiaries on a consolidated basis are Solvent;
(xv)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect (and the amount, types and terms and conditions of all such insurance shall be satisfactory to the Administrative Agent), together with the certificates of insurance and endorsements, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured under each policy of liability insurance maintained with respect to each Initial Borrowing Base Property;
(xvi)    the financial statements referenced in Sections 5.05(a) and (b);
(xvii)     a certificate executed by a Responsible Officer of the Parent calculating the ratio of Total Indebtedness to Total Asset Value as of the Closing Date (giving pro forma effect to the transactions to occur on the Closing Date, including, without limitation, all Credit Extensions to occur on the Closing Date)(such certificate, the “Pro Forma Closing Date Leverage Certificate”);
(b)    An Initial Public Offering by the Parent shall have consummated with Net Cash Proceeds received by the Parent in respect thereof in an amount not less than $600,000,000, and at least three (3) Business Days prior to the consummation of such Initial Public Offering, the Administrative and the Lenders shall have received written notice from the Parent (A) setting forth the date on which such Initial Public Offering will be consummated (the “IPO Effective Date”) and (B) requesting that the Term Lenders fund their Term Commitments on the IPO Effective Date in accordance with, and for the purposes set forth in, Section 2.01(a).
(c)    The total outstanding principal amount of the Existing Empire State Mortgage Debt (and all accrued and unpaid interest thereof) shall not exceed the aggregate amount of the Term A Commitments of all Term A Lenders as of the Closing Date and the Administrative Agent shall have received each of the following documents, in form and substance satisfactory to the Administrative Agent:
(A)    an assignment of the Existing Empire State Mortgage Debt, duly executed and delivered by the Existing Empire State Mortgage Lender;

(B)    the originals of each outstanding promissory note evidencing the Existing Empire State Mortgage Debt, duly endorsed to the Administrative Agent; and
(C)    an assignment of the Existing Empire State Mortgage, duly executed by the Existing Empire State Mortgage Lender.
(d)    (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.
(e)    Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced (which invoice may be in summary form) prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the proposed Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)    The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    After giving effect to the proposed Credit Extension, Availability shall be greater than or equal to $0 (it being understood and agreed that for purposes of calculating Availability with respect to any Revolving Credit Borrowing, Swing Line Loan Borrowing or Competitive Borrowing all or a portion of the proceeds of which are to be used (and are actually used) within thirty (30) days following receipt thereof to make one or more Reserve-Related Expenditures, the Empire Reserve shall not include the amount of such Reserve-Related Expenditures that are to be made (and are actually made) within such thirty (30) day period from the proceeds of such Revolving Credit Borrowing, Swing Line Loan Borrowing or Competitive Borrowing, applicable).
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.    REPRESENTATIONS AND WARRANTIES
Each Borrower and the Parent each represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power. Each Loan Party, and each of its Subsidiaries, (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, grant the Liens granted by such Loan Party pursuant to the Collateral Documents and consummate the transactions contemplated by the Loan Documents, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (solely with respect to any Person that is not a Loan Party), clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except with respect to any breach or contravention or payment referred to in clauses (b) and (c), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), except for filings and recording required under the UCC or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Predecessor as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Predecessor as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)    The unaudited consolidated balance sheets of Empire State Building Associates L.L.C. and Empire State Building Company L.L.C. as of June 30, 2013 and related statements of income, shareholders’ equity and cash flows, (i) accurately reflect all material adjustments necessary to give effect to the transactions contemplated under Section 4.01(b) and (ii) present fairly the pro forma consolidated financial position of Empire State Realty Trust, Inc. as of the date thereof and (iii) show all material indebtedness and other liabilities, direct or contingent, of Empire State Building Associates L.L.C. and Empire State Building Company L.L.C. as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)    The consolidated forecasted balance sheet, statement of income and cash flows of the Consolidated Group delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent’s best estimate of its future financial condition and performance; provided, such forecasts are not to be viewed as facts and that actual results during the period or periods covered by such forecasts may differ from such forecasts and that the differences may be material.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers and the Parent, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
5.07    No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and insurable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
5.09    Environmental Compliance.
(a)    The Loan Parties and their respective Subsidiaries are not aware of any Environmental Liabilities or claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(b)    No property currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries, is listed or, to the knowledge of the Loan Parties, formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of the Loan Parties, is adjacent to any such property except (i) with respect to any Borrowing Base Property, as disclosed in the Environmental Reports or as could not result in a material Environmental Liability for any Loan Party or any of its Subsidiaries, or (ii) with respect to any other property, as could not reasonably be expected to have a Material Adverse Effect.

(c)    Hazardous Materials have not been released, discharged or disposed of on, at, under or from (i) any Borrowing Base Property except as disclosed in the Environmental Reports or in a manner, form or amount that could not reasonably be expected to result in a material Environmental Liability for any Loan Party or any Subsidiary, or (ii) any property (other than a Borrowing Base Property) currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect.
(d)    Neither any Loan Party nor any of its Subsidiaries is undertaking, or has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, that could result in a material Environmental Liability for any Loan Party or any of its Subsidiaries, (i) except, with respect to any Borrowing Base Property, as disclosed in the Environmental Reports or, with respect to any such investigation or assessment or remedial or response action initiated after the Closing Date, as disclosed to the Administrative Agent in writing, or (ii) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to any other property (other than a Borrowing Base Property) either currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or any other property to or at which any Loan Party or any of its Subsidiaries has disposed of, transported or arranged for the transportation or disposal of any Hazardous Materials.
5.10    Insurance. The properties of each Loan Party and its Subsidiaries are insured with one or more Third Party Insurance Companies and/or pursuant Permitted Self Insurance, in compliance with the provisions of Section 6.07 and otherwise in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or the applicable Subsidiary operates.
5.11    Taxes. Each Loan Party and each of its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue for more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary thereof that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement; provided, that for the sake of clarity, the Tax Protection Agreement shall not be treated as a tax sharing agreement.
5.12    ERISA Compliance.
(f)    Except to the extent that, either individually or in the aggregate, any failure to comply could not reasonably be expected to have a Material Adverse Effect, (i) each Plan and, to the knowledge of the Borrowers and the Parent, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, (ii)

each Single Employer Pension Plan and, to the knowledge of the Borrowers and the Parent, each Multiemployer Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service and (iii) to the best knowledge of the Borrowers and the Parent, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(g)    There are no pending or, to the best knowledge of the Borrowers and the Parent, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(h)    (i) Except as disclosed in Schedule 5.12(c), no ERISA Event has occurred, and neither any Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Single Employer Pension Plan or Multiemployer Plan; (ii) each Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Single Employer Pension Plan and Multiemployer Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) each Borrower and ERISA Affiliate has timely made all required contributions and payments to each Multiemployer Plan; (iv) as of the most recent valuation date for any Single Employer Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (v) neither any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (vi) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vii) no Single Employer Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Single Employer Pension Plan.
(i)    Neither any Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Single Employer Pension Plan or Multiemployer Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Single Employer Pension Plans or Multiemployer Plans not otherwise prohibited by this Agreement.
(j)    The assets of each Borrower and each Guarantor are not “plan assets” within the meaning of 29 C.F.R. 2510.3-101 as modified by section 3(42) or ERISA.

5.13    Subsidiaries; Equity Interests. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except (i) in the case of Equity Interests of a Borrower or a Subsidiary Guarantor, Permitted Collateral Liens and (ii) in the case of Equity Interests of any Subsidiary of the Parent other than a Borrower or a Subsidiary Guarantor, those permitted under Section 7.01(a) or (i). As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in each Loan Party have been validly issued, are fully paid and non-assessable. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties as of the Closing Date showing (as to each Loan Party) the jurisdiction of its incorporation or organization, the address of its chief executive office and principal place of business, the type of organization it is and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization. As of the Closing Date, the copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(viii) is a true and correct copy of each such document, each of which is valid and in full force and effect.
5.14    Margin Regulations; Investment Company Act.
(e)    No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X of the FRB as in effect from time to time. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Loan Party only or of the Parent and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between any Loan Party and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
(f)    None of the Parent, any Person Controlling the Parent, or any Subsidiary of the Parent is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15    Disclosure. The Borrowers and the Parent have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their respective Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), at the time so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers and the Parent represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.16    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17    [Reserved].
5.18    Intellectual Property; Licenses, Etc. Except as could not reasonably be expected to have a Material Adverse Effect, (a) the Parent and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, (b) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any Subsidiary infringes upon any rights held by any other Person and (c) no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrowers, threatened.
5.19    OFAC. No Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrowers and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Borrower or any Subsidiary thereof located, organized or resident in a Designated Jurisdiction.
5.20    Solvency. The Parent and its Subsidiaries on a consolidated basis are Solvent.
5.21    Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.22    Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01 which by operation of law or contract would have priority over the Liens securing the Obligations) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and delivery of the possessory collateral, in each case, as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens. Notwithstanding anything herein to the contrary, the Borrowers do not make the representations and warranties set forth in this Section 5.23 with respect to the Assigned Mortgages.

5.23    Mortgage Recording Taxes. All mortgage recording taxes have been paid with respect to each Assigned Mortgage.
5.24    Properties Subject to Assigned Mortgages. None of the properties encumbered by an Assigned Mortgage located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), unless a notice about special flood hazard area status and flood disaster assistance was duly executed by the applicable Borrower and the other Loan Parties relating thereto and such properties are covered by flood hazard insurance that meets the applicable requirements set forth in Section 6.07.
ARTICLE VI.    AFFIRMATIVE COVENANTS
At all times prior to the Facility Termination Date, the Parent and each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each of their respective Subsidiaries to:
6.01    Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:
(f)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent (commencing with the fiscal year ending December 31, 2013), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case, to the extent required to be included in the Parent’s filings with the SEC, in comparative form the figures as of the end of and for the previous fiscal year (which comparative shall in the form and to the extent required to be included in the Parent’s filings with the SEC), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; it being understood and agreed that the delivery by the Parent of its Annual Report on Form 10-K with the SEC (satisfying the SEC’s requirements for 10-K filings) within the time period described in this clause (a) accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders satisfying the requirements of this clause (a) shall satisfy the requirements of this clause (a); and
(g)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (commencing with the fiscal quarter ended September 30, 2013), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (which comparatives shall in the form and to the extent required to be included in the Parent’s filings with the SEC), all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; it being understood and agreed that the delivery by the Parent of its Quarterly Report on Form 10-Q with the SEC (satisfying the SEC’s requirements for 10-Q filings) within the time period described in this clause (b) shall satisfy the requirements of this clause (b); and
(h)    as soon as available, but in any event at least 45 days after the end of each fiscal year of the Parent, forecasts prepared by management of the Parent, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Consolidated Group on a quarterly basis for such fiscal year (including the fiscal year in which the Maturity Date for the Term Facility occurs).
As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrowers and the Parent shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers and the Parent to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:
(e)    as soon as available, but in any event not later than the delivery of the financial statements referred in Section 6.01(b) for the fiscal quarter of the Parent ending September 30, 2013, a certificate signed by a Responsible Officer of the Parent (x) certifying to the Administrative Agent and the Lenders the actual amount of Tangible Net Worth as of the Closing Date and (y) containing a reasonably detailed calculation thereof;
(f)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2013), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(g)    promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or similar governing body) (or the audit committee of the board of directors or similar governing body) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;
(h)    promptly after the same are available, (x) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders or other equity holders of the Parent, (y) copies of each annual report, proxy, financial statement or other financial report sent to the limited partners of ESR OP, and (z) copies of all annual, regular, periodic and special reports and registration statements which any Loan Party or any Subsidiary thereof files with the SEC under Section 13 or 15(d) of the Securities Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(i)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(j)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding material issues concerning financial or other operational results of any Loan Party or any Subsidiary thereof;
(k)    promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any written notice of noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could  reasonably be expected to have a Material Adverse Effect;
(l)    on a quarterly basis (and in any case within 45 days after the last day of each fiscal quarter of the Parent), or more frequently if requested by the Administrative Agent upon the occurrence and during the continuance of a Default, an Availability Certificate;
(m)    as soon as available, but in any event within 30 days after the end of each fiscal year of the Parent, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and containing such additional information as the Administrative Agent may reasonably specify; and
(n)    promptly, such additional material information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Parent shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Borrower and the Parent hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Parent or any Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent and each Borrower each hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be either (1) those Borrower Materials that are filed with the SEC or (2) those that are not filed with the SEC but are clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (collectively, “Public Borrower Materials”); (x) by filing Borrower Materials with SEC or marking Borrower Materials that are not filed with the SEC “PUBLIC,” the Parent and each Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent or such Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Public Borrower Materials are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not Public Borrowers Materials as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03    Notices. Promptly notify the Administrative Agent for further distribution to each Lender:
(c)    of the occurrence of any Default;
(d)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;
(e)    of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect;

(f)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Parent or the Borrowers referred to in Section 2.12(b); and
(g)    of any announcement by Moody’s, Fitch or S&P of any change or possible change in a Debt Rating; provided, that the provisions of this clause (e) shall not apply until such time, if any, as the Parent or ESR OP obtains an Investment Grade Rating.
Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent, such Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except in the case of the foregoing clauses (a) through (c) as could not reasonably be expected to have a Material Adverse Effect.
6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and except, solely in the case of a Subsidiary that is not a Loan Party, where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order; (b) make all necessary repairs thereto and renewals and replacements thereof and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities, except in each case of the foregoing clauses (a) through (c) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of the Parent (“Third Party Insurance Companies”), insurance with respect to its properties and business (i) against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and

(ii) if generally available at commercially reasonable rates, otherwise containing such amount, types and terms and conditions consistent in all material respects with the insurance maintained by the Parent and its Subsidiaries on the Closing Date that has been approved by the Administrative Agent pursuant to Section 4.01(a)(xiv); provided, that the Loan Parties and their Subsidiaries may maintain such insurance under a plan by self-insurance, or a large deductible program, or a captive insurance arrangement (in excess of the amounts reinsured with Third Party Insurance Companies) (collectively, “Self-Insurance”) instead of with one or more Third Party Insurance Companies if (but only if) the Administrative Agent has consented in writing to the amount, types and terms and conditions of all such Self Insurance (such written consent not to be unreasonably withheld), it being understood and agreed that all Self-Insurance existing on the Closing Date has been consented to by the Administrative Agent.
(a)    Cause all liability insurance maintained by a Loan Party with respect to a Borrowing Base Property to (i) provide for not less than 30 days’ (or 10 days in the case of termination for failure to pay premiums) prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and (ii) name the Administrative Agent as additional insured on behalf of the Secured Parties (which additional insured status shall, in the case of Self Insurance, be provided via endorsement no less restrictive than ISO endorsement CG 20 10 07 04 or the then available lender loss payable endorsement).
(b)    Without limiting any other provision of this Section 6.07, each Loan Party shall (i) maintain with financially sound and reputable insurance companies fully paid flood hazard insurance on all or any portion of each Borrowing Base Property that is located in a federally designated flood hazard zone, on such terms and in such amounts as are customarily maintained for Persons engaged in the ownership or operation of similar properties in similar locations, and in any event on such terms as required by, and in amounts no lower than those required by the Flood Insurance Laws and as otherwise mandated under applicable law, (ii) upon request of the Administrative Agent, furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any Borrowing Base Property into or out of a federally designated flood hazard zone.
(c)    Each Loan Party shall indemnify, protect, defend and hold each Indemnitee harmless from and against claims (alleged or real), actions, damages, liabilities and expenses (including court costs and reasonable attorneys’ fees) arising out of, relating to or in any manner connected with such Loan Party’s or any of its Subsidiaries’ failure to maintain the policies of insurance required by this Agreement, which indemnity will cover, among other matters, any amount of exposure resulting from: (i) such Loan Party’s or Subsidiary’s election to maintain Self-Insurance for any coverage required by this Agreement, (ii) the deductible amount under any insurance coverage for which such Loan Party or Subsidiary is responsible under this Agreement, (iii) liability in excess of the amount of any insurance coverage for which such Loan Party or Subsidiary is responsible under this Agreement, or (iv) any other uninsured or underinsured liability for which such Loan Party or Subsidiary is responsible under this Agreement.
6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property,

except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent or such Subsidiary, as the case may be.
6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrowers; provided, however, that so long as no Event of Default then exists, such visits shall be limited to once in any calendar year.
6.11    Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes of the Borrowers and their respective Subsidiaries (including for working capital, capital expenditures, and acquisitions, development and redevelopment of real estate properties) not in contravention of any Law or of any Loan Document.
6.12    Additional Collateral; Additional Guarantors; Additional Borrowers.
(b)    Additional Collateral. With respect to (i) any property acquired after the Closing Date that is intended to be Collateral subject to the Lien created by any of the Collateral Documents but is not so subject (including, without limitation, all Equity Interests held by any Borrower or Subsidiary Guarantor in any newly-formed or acquired Subsidiary (other than an Excluded Pledge Subsidiary) of ESR OP) and/or (ii) all Equity Interests of a Subsidiary Guarantor that ceases to be an Excluded Pledge Subsidiary after the Closing Date, in each case unless the Exemption Conditions exist at such time with respect to the Subsidiary that is the owner of such property or Equity Interests, promptly (and in any event within 30 days after the acquisition thereof or the date on which such Subsidiary Guarantor ceases to be an Excluded Pledge Subsidiary, as applicable) (i) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent shall reasonably deem necessary or advisable to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property or Equity Interests subject to no Liens other than Liens permitted under Section 7.01(a), and (ii) take all actions necessary to cause such Lien to be duly perfected in accordance with all applicable Laws, including, without limitation, the delivery of the certificates representing any Equity Interests to be included in the Collateral (together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests) and the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. The Parent and the Borrowers shall otherwise take such actions and execute and/or deliver to the Administrative

Agent such documents as the Administrative Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Collateral Documents on any such properties or Equity Interests.
(c)    Additional Guarantors. With respect to (i) any Person that is or becomes a Subsidiary (other than an Excluded Subsidiary) of ESR OP after the Closing Date (to the extent such Person is not at such time required to become a Borrower in accordance with Section 6.12(c) below), and/or (ii) any Subsidiary of ESR OP that ceases to be an Excluded Subsidiary after the Closing Date, on or prior to such time that such Person becomes a Subsidiary (other than an Excluded Subsidiary) or ceases to be an Excluded Subsidiary, as applicable, (x) unless such Subsidiary is an Excluded Pledge Subsidiary at such time or the Exemption Conditions exist at such time with respect to all Persons that own any of the Equity Interests of such Subsidiary, deliver to the Administrative Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by ESR OP and/or its Subsidiaries, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests and (y) unless the Exemption Conditions exist at such time with respect to such Subsidiary, (1) cause such Subsidiary to execute a joinder agreement to the Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent, (2) cause such Subsidiary to execute a joinder agreement to the Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent, (3) deliver to the Administrative Agent the items referenced in Section 4.01(a)(iii)(A)-(C), (v), (vi) and (vii) with respect to such Subsidiary, (4) if such Subsidiary is a Borrowing Base Subsidiary and solely to the extent requested by the Administrative Agent in its reasonable discretion, deliver to the Administrative Agent a favorable opinion of counsel (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such matters concerning Subsidiary and the Loan Documents to which Subsidiary is a party as the Administrative Agent may reasonably request¸ (5) provide the Administrative Agent with the U.S. taxpayer identification for such Subsidiary (or the equivalent thereof, in the event such Subsidiary is not organized under the laws of the United State, any State thereof or the District of Columbia), (6) deliver to the Administrative Agent a Perfection Certificate Supplement, (7) take all other actions reasonably necessary or advisable in the opinion of the Administrative Agent to cause the Lien created by the Pledge Agreement to be duly perfected in accordance with all applicable Laws and (8) provide the Administrative Agent with all documentation and other information that the Administrative Agent or any Lender (through the Administrative Agent) reasonably requests in order to comply with the Administrative Agent’s or such Lender’s obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, and the results of any such “know your customer” or similar investigation conducted by the Administrative Agent or any Lender shall be reasonably satisfactory to the Administrative Agent or such Lender.
(d)    Additional Borrowers. With respect to any Subsidiary of ESR OP that, after the Closing Date, acquires or owns, as applicable, an Investment Property secured by Assumed Mortgage Debt in respect of which the Borrowers have requested that a Mortgage Debt Assignment be consummated pursuant to Section 2.03, on or prior to such time that such Mortgage Debt Assignment is consummated, (i) unless already in the possession of the Administrative Agent, deliver to the Administrative Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by the Loan Parties, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, (2) cause such Subsidiary to execute a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, (3) to the extent such Subsidiary is not a party to the Pledge Agreement at such time, cause such Subsidiary to execute a joinder agreement to the Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent, (4) to the extent not previously provided to the Administrative Agent, deliver to the Administrative Agent (x) the items referenced in Section 4.01(a)(iii)(A)-(C), (v), (vi) and (vii) with respect to such Subsidiary and (y) if requested by the Administrative Agent in its reasonable discretion, a favorable opinion of counsel (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such matters concerning Subsidiary and the Loan Documents to which Subsidiary is a party as the Administrative Agent may reasonably request¸ (5) provide the Administrative Agent with the U.S. taxpayer identification for such Subsidiary, (6) deliver to the Administrative Agent a Perfection Certificate Supplement, (7) take all other actions reasonably necessary or advisable in the opinion of the Administrative Agent to cause the Lien created by the Pledge Agreement to be duly perfected in accordance with all applicable Laws and (8) provide the Administrative Agent with all documentation and other information that the Administrative Agent or any Lender (through the Administrative Agent) reasonably requests in order to comply with the Administrative Agent’s or such Lender’s obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, and the results of any such “know your customer” or similar investigation conducted by the Administrative Agent or any Lender shall be reasonably satisfactory to the Administrative Agent or such Lender.
6.13    Compliance with Environmental Laws. Except as would not reasonably be expected to have a Material Adverse Effect, comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in compliance with applicable Environmental Laws; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
6.14    Ownership of Borrowers. Cause ESR OP to at all times own, directly or indirectly, 100% of the Equity Interests of each Borrower (other than ESR OP), subject to no Liens (other than Permitted Collateral Liens), except for a Disposition of a Borrower permitted under this Agreement.
6.15    Further Assurances. Promptly upon request by the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
6.16    Maintenance of REIT Status; New York Stock Exchange or NASDAQ Listing. The Parent will elect to be taxed as a REIT commencing with its taxable year ending December 31, 2013, and will at all times beginning in that taxable year and thereafter continue to qualify for taxation as a REIT. The Parent will also at all times cause at least one class of its Equity Interests to be listed on the New York Stock Exchange or The NASDAQ Stock Market.
6.17    Information Regarding Collateral.
(a)    Not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number (or equivalent thereof) or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it shall have given the Administrative Agent not more than ten Business Days’ subsequent written notice (in the form of certificate signed by a Responsible Officer), or such longer notice period agreed to by the Administrative Agent, of such change, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable. The Parent and the Borrowers hereby agree to provide the Administrative Agent, promptly following its request, with certified Organization Documents reflecting any of the changes described in the preceding sentence. Notwithstanding the foregoing or anything else to the contrary contained herein or in any other Loan Document, the Parent and each Borrower hereby agrees that it will at all times maintain its jurisdiction of organization as one of the States within the United States of America or District of Columbia.
(b)    Concurrently with each delivery of financial statements pursuant to Section 6.01(a), deliver to the Administrative Agent a Perfection Certificate Supplement and a certificate of a Responsible Officer of the Parent and the chief legal officer of the Parent certifying that all actions required to be taken under the Collateral Documents to protect and perfect the security interests and Liens under the Collateral Documents for a period of not less than 18 months after the date of such certificate (including without limitation, the filing of all UCC financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral in each appropriate governmental, municipal or other office) have been taken (except as noted therein with respect to any continuation statements of lien filings to be filed within such period).

6.18    Lien Searches. Promptly following receipt of the acknowledgment copy of any financing statement filed under the Uniform Commercial Code in any jurisdiction by or on behalf of the Secured Parties, deliver to the Administrative Agent a copy of such filed financing statement.
ARTICLE VII.    NEGATIVE COVENANTS
At all times prior to the Facility Termination Date, the Parent and each Borrower shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Parent or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:
(o)    Liens securing the Obligations including, without limitation, the Assigned Mortgages;
(p)    Liens existing on the date hereof and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Nonrecourse Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;
(q)    Liens for taxes, assessments or governmental charges which are (i) immaterial to the Parent and its Subsidiaries, taken as a whole, (ii) not overdue for a period of more than thirty (30) days or (iii) being contested in good faith and by appropriate actions or proceedings diligently conducted (which actions or proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(r)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate actions or proceedings diligently conducted (which actions or proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(s)    pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA or (ii) securing liability for reimbursement or indemnification for obligations of insurance carriers providing property, casualty or liability insurance to the Parent or any of its Subsidiaries;

(t)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(u)    easements, rights-of-way, sewers, electric lines, telegraph and telephone lines, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances affecting real property which (i) to the extent existing with respect to a Borrowing Base Property, do not materially interfere with the ordinary conduct of the business of the applicable Person or (ii) to the extent existing with respect to an Investment Property that is not a Borrowing Base Property, could not reasonably be expected to have a Material Adverse Effect;
(v)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(w)    Liens securing Nonrecourse Indebtedness permitted under Section 7.03(c) or Secured Recourse Indebtedness permitted under Section 7.03(d); provided that (i) such Liens do not at any time encumber any Collateral or any Borrowing Base Property (or any income therefrom or proceeds thereof) and (ii) such Liens do not encumber any property other than the property financed by such Indebtedness and any assets, rights or interests (including Equity Interests of the Person that owns the relevant property) related thereto;
(x)     Liens (i) of a collection bank arising under Section 4‑210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(y)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(z)    Liens solely on any cash earnest money deposits or other similar escrow arrangements made by the Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(aa)    Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;
(bb)    Liens with respect to Prepaid Insurance secured solely by the right under the applicable policy of insurance to recover unearned premiums upon early termination of the policy;

(cc)    Liens arising from precautionary UCC financing statement filings regarding leases entered into by the Parent or any of its Subsidiaries in the ordinary course of business;
(dd)    with respect to any property, the rights of tenants under leases and subleases in entered into in the ordinary course of business; provided, that if such property is a Borrowing Base Property, (i) such Liens do not secure any Indebtedness and (ii) such leases and subleases do not in any case materially detract from the value of the Borrowing Base Property subject thereto (as determined by the Borrowers in their good faith judgment) or materially interfere with the ordinary conduct of the business of the applicable Person;
(ee)    Liens on any property (other than a Borrowing Base Property) that are the primary responsibility of a tenant under a lease or sublease or an adjoining owner to remove;
(ff)    Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary of the Parent after the Closing Date; provided, that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not secure any Indebtedness, (iii) such Lien does not extend to or cover any other property (other than the products or proceeds thereof) and (iv) such Lien does not extend to or cover any Borrowing Base Property (or any income or proceeds thereof) or any Collateral (or any proceeds thereof); and
(gg)    other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $ 10,000,000;
provided, that notwithstanding the foregoing clauses of this Section 7.01, in no event shall (i) any Liens (other than Permitted Borrowing Base Property Liens) encumber any of the Borrowing Base Properties (or any income therefrom or proceeds thereof) or (ii) any Liens (other than Permitted Collateral Liens) encumber any of the Collateral (or any proceeds thereof).
7.02    Investments. Make any Investments, except:
(h)    Investments held by the Parent and its Subsidiaries in the form of cash or Cash Equivalents;
(i)    Investments by any Loan Party or Subsidiary thereof in (i) any Loan Party or any Subsidiary of a Loan Party or (ii) any Unconsolidated Affiliate so long as, after giving effect to any such Investment, (x) the aggregate amount of Investments made in reliance on this Section 7.02(b)(ii) does not exceed 10% of the Total Asset Value at such time and (y) the aggregate amount of Investments made in reliance on this Section 7.02(b)(ii), when taken together with the aggregate amount of Investments made in reliance on Sections 7.02(c), (d) and (e), do not exceed 25% of the Total Asset Value at such time;
(j)    Investments in unimproved land holdings so long as, after giving effect to any such Investment, (i) the aggregate amount of Investments made in reliance on this Section 7.02(c) does not exceed 5% of the Total Asset Value at such time and (ii) the aggregate amount of Investments made in reliance on this Section 7.02(c), when taken together with the aggregate amount of

Investments made in reliance on Sections 7.02(b)(ii), (d) and (e), does not exceed 25% of the Total Asset Value at such time;
(k)    Investments (whether originated or acquired by the Parent or a Subsidiary thereof) consisting of commercial mortgage loans, commercial real estate-related mezzanine loans and commercial real estate-related notes receivable so long as, after giving effect to any such Investment, (i) the aggregate amount of Investments made in reliance on this Section 7.02(d) does not exceed 10% of the Total Asset Value at such time and (ii) the aggregate amount of Investments made in reliance on this Section 7.02(d), when taken together with the aggregate amount of Investments made in reliance on Sections 7.02(b)(ii), (c) and (e), does not exceed 25% of the Total Asset Value at such time;
(l)    Investments in respect of costs to construct Investment Properties (i.e., construction in progress), in each case so long as after giving effect to any such Investment, (i) the aggregate amount of Investments made in reliance on this Section 7.02(e) (including as outstanding Investments for purposes of such calculation Borrowers’ reasonable projection of costs to complete construction of Investment Properties that are then under construction) does not exceed 20% of the Total Asset Value at such time and (ii) the aggregate amount of Investments made in reliance on this Section 7.02(e), when taken together with the aggregate amount of Investments made in reliance on Sections 7.02(b)(ii), (c) and (d), does not exceed 25% of the Total Asset Value at such time;
(m)    Investments through any interest, whether fee, leasehold, operating or management contract or otherwise, in any Investment Property or other interest in real property (including any ancillary facilities, such as an observatory attached to or part of any such Investment Property or other real property) owned, held, leased or managed by ESR OP or a Subsidiary thereof, and other Investments incidental thereto not constituting (i) an Investment in an unimproved land holding, (ii) a commercial mortgage loan, commercial real estate-related mezzanine loan or commercial real estate-related note receivable, (iii) an Investment in an Unconsolidated Affiliate or (iv) an Investment in respect of costs to construct an Investment Property under development;
(n)    equity Investments owned as of the Closing Date in Subsidiaries;
(o)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(p)    the purchase or other acquisition of all or a portion of the Equity Interests of any Person that (x) owns, leases (whether pursuant to a master lease, ground lease or otherwise) or manages an Investment Property or an observatory or (y) owns a commercial mortgage loan, commercial real estate-related mezzanine loan or commercial real estate-related note receivable; provided that (A) to the extent required under the provisions of Section 6.12(b) or (c), such Person becomes a Borrower or a Guarantor, (B) after giving effect to such purchase or other acquisition of such Equity Interests, such Person is not an Unconsolidated Affiliate, (C) if such Person owns an Investment of the type referred to in subclause (y) of this clause (i), the provisions of clause (d) of this Section 7.02 are satisfied (assuming that such Investment held by such Person, and not the Equity Interests of such Person, is being acquired), (D) if such Person owns an unimproved land holding, the provisions of clause (c) of this Section 7.02 are satisfied (assuming that the unimproved land holding held by such Person, and not the Equity Interests of such Person, is being acquired) and (E) if such Person owns an Investment Property under construction, the provisions of clause (e) of this Section 7.02 are satisfied (assuming that the Investment Property under construction held by such Person, and not the Equity Interests of such Person, is being acquired)
(q)    Investments in Swap Contracts permitted under Section 7.03(b) entered into in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;
provided, that notwithstanding the foregoing, in no event shall the Parent or any of its Subsidiaries make an Investment in reliance on any of clauses (b)(ii), (c), (d) and (e) of this Section 7.02 if, immediately before or immediately after giving effect thereto, an Event of Default has occurred and is continuing or would result therefrom.
7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(e)    Indebtedness under the Loan Documents;
(f)    obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such Swap Contract is (or was) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments to the defaulting party on outstanding transactions; provided, however, that the preceding proviso shall not impact the rights of the parties to such Swap Contract with respect to Section 2(a)(iii) of the applicable ISDA Master Agreement;
(g)    unsecured Indebtedness and Nonrecourse Indebtedness; provided, that after giving pro forma effect to the incurrence thereof, (i) the Parent and Borrowers are in compliance with the financial covenants contained in Section 7.11 (which compliance shall, in the case of the financial covenants contained in Sections 7.11(a), (b) and (e), be tested as of the last day of the then most recently fiscal quarter of the Parent for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b)) and (ii) no Default or Event of Default has occurred and is continuing;
(h)    Secured Recourse Indebtedness the incurrence of which would not cause a Default under Section 7.11(f); and
(i)    intercompany loans and advances to the extent expressly permitted under Section 7.02(b); provided that all such intercompany Indebtedness owed by any Loan Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of any applicable promissory notes or an intercompany subordination agreement, in each case, in form and substance reasonably satisfactory to Administrative Agent;

provided, that notwithstanding the foregoing clauses of this Section 7.03, in no event shall any Affiliated Investor that owns a Borrowing Base Property be an obligor with respect to any Indebtedness (other than Indebtedness permitted under clauses (a) and (e) above and unsecured Indebtedness permitted under clause (c) above).
7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary of ESR OP may merge or consolidate with (i) a Borrower, provided that (x) a Borrower shall be the continuing or surviving Person and (y) if any Subsidiary of ESR OP is merging with ESR OP, ESR OP shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries of ESR OP (other than a Borrower), provided that if any Subsidiary Guarantor is merging with another Subsidiary of ESR OP that is not a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving Person;
(b)    any Subsidiary of ESR OP may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to ESR OP or another Subsidiary of ESR OP; provided that (i) if the transferor in such a transaction is a Borrower or a Subsidiary Guarantor, then the transferee must be a Borrower or a Subsidiary Guarantor and (ii) if the property subject to such Disposition includes any Collateral, then, after giving effect to such Disposition, such property shall continue to constitute Collateral;
(c)    the Parent or any Subsidiary of the Parent may merge, dissolve, liquidate, consolidate with or into an Affiliate thereof, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Affiliate thereof, in each case, solely for the purpose of reincorporating or reorganizing such Person in any State of the United States of America or in the District of Columbia; and
(d)    Dispositions permitted by Section 7.05 (other than Section7.05(c)) shall be permitted.
7.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, or, in the case of any Subsidiary of the Parent, issue, sell or otherwise dispose of any of such Subsidiary’s Equity Interests to any Person, except:
(a)    Dispositions of obsolete or worn out equipment, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions of property by any Subsidiary of ESR OP to ESR OP or another Subsidiary of ESR OP; provided that (i) if the transferor is a Borrower or a Subsidiary Guarantor, then the transferee must be a Borrower or a Subsidiary Guarantor and (ii) if the property subject to such Disposition includes any Collateral, then, after giving effect to such Disposition, such property shall continue to constitute Collateral;
(c)    Dispositions permitted by Section 7.04;

(d)    the Disposition of (i) an Investment Property constituting a Borrowing Base Property or (ii) the Equity Interests of any Subsidiary of ESR OP that, directly or indirectly, owns any Investment Property constituting a Borrowing Base Property, in each case only to the extent that such Investment Property is removed from the pool of Borrowing Base Properties in accordance with Section 2.19(c) concurrently with such Disposition;
(e)    Dispositions of assets (other than Equity Interests of ESR OP or a Subsidiary thereof) not constituting a Borrowing Base Property;
(f)    the sale or other Disposition of the Equity Interests of any Subsidiary of ESR OP that does not own (i) any Borrowing Base Property or (ii) Equity Interests, directly or indirectly, of any Affiliated Investor that owns any Borrowing Base Property; and
(g)    the issuance, sale or other Disposition of limited partnership interests of ESR OP as consideration for the purchase by a Subsidiary of the Parent of an Investment Property, but solely to the extent that, after giving effect thereto, a Change of Control has not occurred.
7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:
(a)    each Subsidiary of ESR OP may make Restricted Payments pro rata to the holders of its Equity Interests;
(b)    the Parent and each Subsidiary thereof may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person or its direct or indirect parent;
(c)    (i) the Parent and each Subsidiary thereof may purchase, redeem or otherwise acquire Equity Interests or warrants or options to obtain such Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its or its direct or indirect parent’s common stock or other common Equity Interests and (ii) the Parent and/or ESR OP may purchase, redeem or otherwise acquire limited partnership interests of ESR OP held by a limited partner thereof in exchange for Equity Interests of the Parent so long as, after giving effect to any such purchase, redemption or other acquisition, a Change of Control does not occur;
(d)    ESR OP shall be permitted to declare and pay pro rata dividends on its Equity Interests or make pro rata distributions with respect thereto, in an amount for any fiscal year of the Parent equal to the greater of (i) 95% of Funds From Operations for such fiscal year and (ii) such amount that will result in the Parent receiving the necessary amount of funds required to be distributed to its equity holders in order for the Parent to (x) maintain its status as a REIT for federal and state income tax purposes and (y) avoid the payment of federal or state income or excise tax; provided, however, (1) if an Event of Default under Section 8.01(a) shall have occurred and be continuing or would result therefrom, ESR OP shall only be permitted to declare and pay pro rata dividends on its Equity Interests or make pro rata distributions with respect thereto in an amount that will result in the Parent receiving the minimum amount of funds required to be distributed to its equity holders in order for the Parent to maintain its status as a REIT for federal and state income tax purposes and (2) no Restricted Payments shall be permitted under this clause (d) following an acceleration of the Obligations pursuant to Section 8.02 or following the occurrence of an Event of Default under Section 8.01(f) or (g);
(e)    the Parent shall be permitted to make Restricted Payments with any amounts received by it from ESR OP pursuant to Section 7.06(d); and
(f)    the Parent and ESR OP shall be permitted to make Restricted Payments pursuant to the Tax Protection Agreement.
7.07    Change in Nature of Business. Engage in any material line of business other than acquiring and developing income producing real properties and investments related thereto (including the operation of the Empire State Observatory or other observatory properties) or any business reasonably related or ancillary thereto or representing a reasonable extension thereof.
7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Parent or a Subsidiary thereof as would be obtainable by the Parent or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Parent and its Subsidiaries, (ii) fees and compensation (whether in the form of cash, equity or otherwise) paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of the Parent or any Subsidiary thereof as determined in good faith by the board of directors of the Parent and in the ordinary course of business, (iii) payments contemplated by the Tax Protection Agreement, (iv) Restricted Payments not prohibited hereunder and (v) transactions and arrangements existing on the Closing Date and disclosed in the reports filed by the Parent with the SEC under the Securities Act or the Securities Exchange Act prior to the Closing Date.
7.09    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (i) any Subsidiary to make Restricted Payments to the Parent, any Borrower, any Subsidiary Guarantor or to otherwise transfer property to the Parent, any Borrower or any Subsidiary Guarantor, (ii) the Parent or any Subsidiary of ESR OP (other than Excluded Subsidiary) to Guarantee any Obligations or (iii) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure any Obligations; provided, however, that clauses (i) and (iii) of this Section 7.09 shall not prohibit any limitation on Restricted Payments or negative pledges (A) incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(c) or (d), (B) contained in (x) any agreement in effect on the Closing Date and set forth on Schedule 7.09 hereto and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole (as determined by the Borrowers in good faith), with respect to such restrictions than those contained in those agreements on the Closing Date, (y) contained in any agreement in effect at the time any Subsidiary becomes a Subsidiary of ESR OP after the Closing Date, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of ESR OP or (z) any agreement in connection with a Disposition permitted by Section 7.05 (provided that such limitation shall only be effective against the assets or property that are the subject of Disposition), (C) by reason of customary provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements, (D) limitation on Restricted Payment by reason of customary provisions in joint venture agreements or other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (E) negative pledges by reason of customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (F) by reason of applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit and (G) limitations on Restricted Payments by reason of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; provided, further, however, that, notwithstanding the foregoing, in no event shall any negative pledge relate to (x) any Collateral or (y) any Borrowing Base Property.
7.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11    Financial Covenants.
(e)    Maximum Leverage Ratio. Permit Total Indebtedness as of the last day of each fiscal quarter of the Parent to exceed 60% of the Total Asset Value on such day.
(f)    Maximum Secured Leverage Ratio. Permit Total Secured Indebtedness (excluding Indebtedness of the Consolidated Group under the Loan Documents) as of the last day of each fiscal quarter of the Parent to exceed 40% of the Total Asset Value on such day.
(g)    Minimum Tangible Net Worth. Permit Tangible Net Worth at any time to be less than the sum of (i) 80% of Closing Date Tangible Net Worth and (ii) 75% of the Net Cash Proceeds received by the Parent from issuances and sales of Equity Interests of the Parent occurring after the Closing Date (other than any such Net Cash Proceeds received in connection with any dividend reinvestment program).
(c)    Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Parent to be less than 1.50 to 1.00.
(d)    Maximum Variable Rate Indebtedness. Permit Total Variable Rate Indebtedness at any time to exceed 25% of Total Asset Value at such time.
(e)    Maximum Secured Recourse Indebtedness. Permit the aggregate outstanding principal amount of Secured Recourse Indebtedness (excluding Indebtedness of the Consolidated

Group under the Loan Documents) of the Loan Parties and their Subsidiaries owing to Persons that are not members of the Consolidated Group at any time to exceed 10% of Total Asset Value at such time.
7.12    Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year.
7.13    Amendment, Waivers and Terminations of Organization Documents. Directly or indirectly, consent to, approve, authorize or otherwise suffer or permit any amendment, change, cancellation, termination or waiver in any respect of the terms of any Organization Document of any Loan Party or any Subsidiary thereof, other than amendments, changes and modifications that are not adverse in any material respect to the Parent, any of the other Loan Parties, any Subsidiary thereof, the Administrative Agent or the Lenders.
ARTICLE VIII.    EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(r)    Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(s)    Specific Covenants. Any Borrower or the Parent fails to perform or observe any term, covenant or agreement contained in any of Section 2.05(b)(v), 6.02(f), 6.02(h), 6.03 (other than 6.03(d) and (e)), 6.05 (with respect to Parent, ESR OP and each Borrowing Base Subsidiary), 6.07 (with respect to any Borrowing Base Property), or Article VII, or any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in the Guaranty Agreement or any Collateral Document; or
(t)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (x) the date upon which a Responsible Officer of any Borrower obtains knowledge of such failure or (y) the date upon which the Parent has received written notice of such failure from the Administrative Agent; or
(u)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(v)    Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Recourse Indebtedness or Guarantee of Recourse Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) any Loan Party or any Subsidiary thereof fails to observe or perform any agreement or condition relating to any Nonrecourse Indebtedness or Guarantee of Nonrecourse Indebtedness having an aggregate principal amount of more than the Threshold Amount, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(w)    Insolvency Proceedings, Etc. The Parent, ESR OP or any Significant Subsidiary of the Parent institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(x)    Inability to Pay Debts; Attachment. (i) The Parent, ESR OP or any Significant Subsidiary of the Parent becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or
(y)    Judgments. There is entered against the Parent, ESR OP or any Significant Subsidiary of the Parent (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(z)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the $50,000,000, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the $50,000,000, or (iii) the assets of any Borrower or Guarantor are deemed to be plan assets within the meaning of 29 C.F.R. as modified in operation by section 3(42) of ERISA; or
(aa)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(bb)    Change of Control. There occurs any Change of Control; or
(cc)    Pledge Agreement. The Pledge Agreement after delivery thereof shall for any reason cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01(a)) on a material portion of the Collateral purported to be covered thereby; or
(dd)    REIT Status. The Parent, after it has elected to be taxed as a REIT, shall, for any reason, fail to maintain its status as a REIT, after taking into account any cure provisions set forth in the Code that are complied with by the Parent.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(j)    declare the commitment of each Lender to make Loans and Mortgage Debt Assignment Fundings and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(k)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(l)    require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(m)    exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Parent, ESR OP or any Borrowing Base Subsidiary under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, any amounts received on account of the Obligations (including any amounts received in respect of a foreclosure or other exercise of remedies in respect of an Assigned Mortgage) shall, subject to the provisions of Sections 2.20 and 2.21, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.05 and 2.20; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Subject to Sections 2.05(c) and 2.20, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.03.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX.    ADMINISTRATIVE AGENT
9.01    Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be deemed to have knowledge of any Default (other than a Default resulting from the failure to make any payment of or interest on any Loan or any L/C Obligation), unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrowers, a Lender or the L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or sufficiency of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.

(b)    The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders, the L/C Issuer and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 45 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders and the Borrowers) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(c)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, with the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(d)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor

Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Revolving Credit Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Credit Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.06(c). Upon the appointment by the Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or the Syndication Agent or the Documentation Agents listed on the cover page hereof, in each case in their capacities as such, shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents.
9.09    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.05(h) and (i), 2.11, 2.12(b) and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11, 2.12(b) and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.
The Loan Parties and the Secured Parties hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Section 363 of the Bankruptcy Code of the United States or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above and otherwise expressly provided for herein or in the other Collateral Documents, the Administrative Agent will not execute and deliver a release of any Lien on any Collateral. Upon request by the Administrative Agent or ESR OP at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 9.09.
9.10    Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or disposed of or to be sold or disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party or Affiliate thereof, (iii) if required pursuant to Section 10.19 or Section 2.22 hereof, or (iv) if approved, authorized or ratified in writing in accordance with Section 10.01;
(b)    to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement if (i) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) required pursuant to Section 10.19 hereof; and
(c)    to enter into customary subordination and non-disturbance agreements with the tenants of Investment Properties subject to the Assigned Mortgages.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in any Collateral or to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Subsidiary Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty Agreement or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.
ARTICLE X.    MISCELLANEOUS
10.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) the Administrative Agent and the Borrower may, with the consent of the other (but without the consent of any Lender), amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of the Administrative Agent or any Lender and (ii) notwithstanding the foregoing provisions of this Section 10.01 (including the first proviso above), no such amendment, waiver or consent shall:
(e)    in the case of the initial Credit Extension, waive any condition set forth in Section 4.01 or Section 4.02, without the written consent of each Lender;
(f)    without limiting the generality of clause (a) above, (i) waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of the Required Revolving Lenders or (ii) waive any condition set forth in Section 4.02 as to any Delayed Draw Term Borrowing without the written consent of the Required Term A Lenders (it being understood and agreed that a waiver or an amendment to a covenant, default or any other provision of this Agreement or any other Loan Document (other than Section 4.02) shall not constitute a waiver of any condition set forth in Section 4.02);
(g)    extend (except as provided in Section 2.16) or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(h)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
(i)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(j)    (i) change any provision of Section 2.15(b) or 2.15(c) without the consent of each Lender directly and adversely affected thereby, (ii) change any of the other terms or provisions in any Loan Document requiring pro rata payments, distributions, commitment reductions or sharing of payments without the consent of each Lender directly and adversely affected thereby, (iii) change (A) any provision of Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby or (B) the order of application of any reduction in Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.07(b) or Section 2.08(c) in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (1) if such Facility is the Term Facility, each Term Lender and (2) if such Facility is the Revolving Credit Facility, each Revolving Credit Lender, provided, that in each case under this clauses (f)(ii) and (f)(iii) such terms and provisions may be amended with the consent of the Required Lenders on customary terms in connection with an “amend and extend” transaction, but only if all Lenders that consent to such “amend and extend” transaction are treated on a pro rata basis;
(k)    change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clauses (ii) and (iii) of this Section 10.01(g)), without the written consent of each Lender directly and adversely affected thereby, (ii) the definition of “Required Revolving Lenders”, “Required Term Lenders” or “Appropriate Lenders” without the written consent of each Lender under the applicable Facility or (iii) the definition of “Required Term A Lenders” without the written consent of each Term A Lender;

(l)    change the provisions of any Loan Document in a manner that by its terms adversely affects the rights of (i) Revolving Credit Lenders in respect of payments or Collateral differently from the rights of Term Lenders, without the written consent of the Required Revolving Lenders or (ii) Term Lenders in respect of payments or Collateral differently from the rights of Revolving Credit Lenders, without the written consent of the Required Term Lenders;
(m)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender, except as expressly provided in the Loan Documents;
(n)    release the Parent or any Borrower from their obligations under this Agreement or any other Loan Document, or release all or substantially all of the value of the Guaranty Agreement, in each case without the written consent of each Lender, except as expressly provided in the Loan Documents; or
(o)    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (iii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) any Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender and (z) the outstanding principal balance of any Loan held by any Defaulting Lender may not be reduced without the consent of such Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional revolving credit or term loan facilities to this Agreement , and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
10.02    Notices; Effectiveness; Electronic Communication.
(h)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(ii)    if to any Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(iii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to any Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(i)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrowers may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(j)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.
(k)    Change of Address, Etc. Each of the Parent, each Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.
(l)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications, Competitive Bid

Requests and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall jointly and severally indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.15), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.
(e)    Costs and Expenses. The Borrowers shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, any Arranger and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Syndication Agent and the Arrangers, which shall be limited to one special counsel to all such parties and, where appropriate, one local counsel in each applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer, which shall be limited to one special counsel to all such parties and, where appropriate, one local counsel in each applicable jurisdiction, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(f)    Indemnification by the Borrowers. Each Borrower shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, the Arrangers and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, which shall be limited to one special counsel to all such parties, where appropriate, one local counsel in each applicable jurisdiction and one additional counsel for each Indemnitee for whom such joint representation results in the conflict of interest), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, other than, with respect to any Indemnitee, any presence or release of Hazardous Materials or Environmental Liability resulting solely from acts or omissions by such Indemnitee after the Administrative Agent sells the respective property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Affiliates, (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee or its Affiliate for breach in bad faith of such Indemnitee’s or its Affiliates obligations hereunder or under any other Loan Document, if any Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) resulting from any dispute solely among Indemnitees other than (A) any claims against the Administrative Agent (and any sub-agent thereof) or any Arranger in their respective capacities, as or in fulfilling their respective roles, as an administrative agent or arranger in respect of this Agreement and the transactions contemplated hereby and (B) any claims arising out of any act or omission on the part of any of the Borrowers or their respective Affiliates. Without limiting the provisions of Section 3.01(d), this Section 10.4(b) shall not apply with respect to Taxes (including, without limitation, Taxes covered by Section 3.01) other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(g)    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section or Section 2.22(e) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Syndication Agent, the L/C Issuer, the Swing Line Lender, any Arranger or any Related Party of any of the foregoing (and without limiting the obligation of the Borrowers to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Syndication Agent, the L/C Issuer, the Swing Line Lender, such Arranger or such Related Party, as the case may be, such Lender’s Applicable Percentage of such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Syndication Agent, the L/C Issuer, the Swing Line Lender or any Arranger in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Syndication Agent, the L/C Issuer, the Swing Line Lender or any Arranger in connection with such capacity; provided further that only the Revolving Lenders shall be obligated to indemnify the L/C Issuer and Swing Line Lender hereunder. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.14(d).
(h)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the parties hereto shall not assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee or any Loan Party or any of its Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that nothing herein shall limit the Borrowers’ obligations under Section 10.04(a) and (b). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(i)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(j)    Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Facilities and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(f)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(g)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans, but excluding, except as provided in Section 10.06(b)(ii)(B), its Delayed Draw Term Commitment) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(ii)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder, but excluding any Delayed Draw Term Commitment) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(iii)    Proportionate Amounts.
(A)    Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of Competitive Loans or the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
(B)    Each assignment by a Lender of any of its Term A Loans to an assignee during the Availability Period for the Delayed Draw Term Commitments shall also automatically constitute an assignment by such Lender to such assignee of such portion of its Delayed Draw Term Commitment equal to the exact principal amount of Term A Loans being assigned to such assignee by such Lender.

(iv)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) if such assignment is with respect to the Revolving Credit Facility, such assignment is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or (except in the case of an assignment of all or any portion of any Lender’s Revolving Credit Commitment) an Approved Fund or (3) if such assignment is with respect to the Term Facility, such assignment is to a Lender, an Affiliate of a Lender or (so long as there are no Delayed Draw Commitments outstanding) an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of the Administrative Agent, L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility if such assignment is to a Person that is not a Revolving Credit Lender.
(v)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(vi)    No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any Affiliate or Subsidiary of a Borrower, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(h)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(i)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or a Borrower or any Affiliates or Subsidiaries of a Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(j)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(k)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Credit Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.05(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Credit Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.06(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.17, Section 2.18 or Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Parent or any of its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrowers or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party. For purposes of this Section, “Information” means all information received from the Parent or any Subsidiary thereof relating to the Parent or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary thereof, provided that, in the case of information received from the Parent or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Parent or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the

Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect until the Facility Termination Date.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(c)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(d)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(e)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter or the Borrowers (or in the reasonable, good faith opinion of the Borrowers will in the future result in a reduction in compensation or payments that they are required to pay pursuant to Section 3.01);
(f)    such assignment does not conflict with applicable Laws; and
(g)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc.GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT

SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.
(a)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY

(WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Parent and each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers, and the extensions of credit made by the Lenders, the L/C Issuer and the Swing Line Lender pursuant to this Agreement, are arm’s-length commercial transactions between the Parent and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Parent and each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Parent and each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers, the Lenders, the L/C Issuer and the Swing Line Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers, the Lenders, the L/C Issuer or the Swing Line Lender have any obligation to the Parent or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, the L/C Issuer and the Swing Line Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent and its Affiliates, and neither the Administrative Agent, the Arrangers, the Lenders, the L/C Issuer, the Swing Line Lender nor their respective Affiliates have any obligation to disclose any of such interests to the Parent or any of its Affiliates. To the fullest extent permitted by law, each of the Parent and each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, the Lenders, the L/C Issuer, the Swing Line Lender and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19    Releases of Collateral; Releases of Subsidiaries of ESR OP from Guaranty Agreement; Borrower Releases. In addition to any releases of Collateral expressly provided for in the Pledge Agreement and in Section 2.22 above, and releases of Guarantors expressly provided for in the Guaranty Agreement, the parties hereto hereby agree as follows:
(a)     Releases following receipt of Investment Grade Rating. If at any time the Parent and/or ESR OP obtains an Investment Grade Rating, the Administrative Agent shall (at the sole cost of the Borrowers and pursuant to documentation reasonably satisfactory to the Administrative Agent) promptly (x) release its Liens on all (or such portion as requested by the Borrowers) of the Collateral granted by the Loan Parties to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement and/or (y) release all (or such portion as requested by the Borrowers) of the Subsidiary Guarantors from their obligations under the Guaranty Agreement (each of the releases referred to clauses (x) and (y) being referred to herein as an “Investment Grade Permitted Release”), in each case upon the completion of the following conditions precedent:
(ii)    At the time of such Investment Grade Permitted Release, any Subsidiary of ESR OP that is being released from its obligations under the Guaranty Agreement and/or whose assets are being released from the Lien of the Pledge Agreement shall not have any Indebtedness (other than Secured Indebtedness), including, without limitation and for the avoidance of doubt, Indebtedness (other than Secured Indebtedness) incurred under or in connection with notes or bonds issued pursuant to a Rule 144A Transaction;
(iii)    The Parent shall have delivered to the Administrative Agent, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) before the date on which such Investment Grade Permitted Release is to be effected, a certificate executed by a Responsible Officer of the Parent (x) certifying that the Parent and/or ESR OP has obtained an Investment Grade Rating and (y) notifying the Administrative Agent and the Lenders of the Investment Grade Permitted Release that it is requesting; and
(iv)    The Borrowers shall have submitted to the Administrative Agent and the Lenders, within one (1) Business Date prior to the date on which such Investment Grade Permitted Release is to be effected, a certificate executed by a Responsible Officer of the Parent certifying to the Administrative Agent and the Lenders that, immediately before and immediately after giving effect to such Investment Grade Permitted Release, (1) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) the representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date of such release and immediately after giving effect to such release, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (C) for purposes of this Section 10.19(a), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;
provided, that notwithstanding the foregoing, if at any time following an Investment Grade Permitted Release involving a Subsidiary of ESR OP or any assets of such Subsidiary, such Subsidiary provides a Guarantee of, or otherwise incurs, any Indebtedness that is not Secured Indebtedness (including, without limitation and for the avoidance of doubt, Indebtedness (other than Secured Indebtedness) that is incurred under or in connection with notes or bonds issued in a Rule 144A Transaction), then, unless such Subsidiary is an Excluded Subsidiary at such time, (1) the Parent shall immediately notify the Administrative Agent thereof, (2) the Guaranty of the Obligations previously provided by such Subsidiary shall be reinstated automatically in accordance with the Guaranty Agreement, and the obligations of such Subsidiary under the Pledge Agreement (including all Liens granted on assets of such Subsidiary in favor of the Administrative Agent, for the benefit of the Secured Parties, under the Pledge Agreement) shall be reinstated automatically in accordance with the terms of the Pledge Agreement and (3) the Parent shall (x) cause such Subsidiary to execute and deliver such reaffirmations of its obligations under the Guaranty Agreement as reasonably requested by the Administrative Agent, and cause all requirements of Section 6.12(b) to be satisfied with respect to such Subsidiary and (y) cause such Subsidiary to execute and deliver such reaffirmations of its obligations (including reaffirmations of the Liens granted by such Subsidiary in favor of the Administrative Agent, for the benefit of the Secured Parties, on its assets) under the Pledge Agreement as reasonably requested by the Administrative Agent and take all actions reasonably requested by the Administrative Agent to perfect such Liens, and cause all requirements of Section 6.12(a) to be satisfied with respect to such Subsidiary.

(b)    Releases of Subsidiary Guarantors that become Excluded Subsidiaries. If at any time any Subsidiary Guarantor becomes an Excluded Subsidiary, the Administrative Agent shall (at the sole cost of the Borrowers and pursuant to documentation reasonably satisfactory to the Administrative Agent) promptly (x) release its Liens on the Collateral of such Subsidiary granted by such Subsidiary to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement and (y) release such Subsidiary released from its obligations under the Guaranty Agreement (clauses (x) and (y) being referred to herein collectively as an “Excluded Subsidiary Permitted Release”), in each case upon the completion of the following conditions precedent:
(ii)    The Parent shall have delivered to the Administrative Agent and the Lenders, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) before the date on which such Excluded Subsidiary Permitted Release is to be effected, a certificate executed by a Responsible Officer of the Parent (x) certifying that such Subsidiary is (or, on or prior to the date of the requested Excluded Subsidiary Permitted Release, will be) an Excluded Subsidiary and (y) notifying the Administrative Agent and the Lenders that it desires to effectuate an Excluded Subsidiary Permitted Release with respect to such Subsidiary; and
(iii)    The Borrowers shall have submitted to the Administrative Agent and the Lenders, within one (1) Business Date prior to the date on which such Excluded Subsidiary Permitted Release is to be effected, a certificate executed by a Responsible Officer of the Parent certifying to the Administrative Agent and the Lenders that, immediately before and immediately after giving effect to such Excluded Subsidiary Permitted Release, (1) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) the representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date of such release and immediately after giving effect to such release, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (C) for purposes of this Section 10.19(b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;
provided, that notwithstanding the foregoing, if at any time following the occurrence of an Excluded Subsidiary Permitted Release with respect to a Subsidiary of ESR OP, such Subsidiary ceases to be an Excluded Subsidiary, then, unless the Exemption Conditions exist at such time with respect to such Subsidiary, (1) the Parent shall immediately notify the Administrative Agent thereof, (2) the guaranty of the Obligations previously provided by such Subsidiary shall be reinstated

automatically in accordance with the Guaranty Agreement, and the obligations of such Subsidiary under the Pledge Agreement (including all Liens granted on assets of such Subsidiary in favor of the Administrative Agent, for the benefit of the Secured Parties, under the Pledge Agreement) shall be reinstated automatically in accordance with the terms of the Pledge Agreement and (3) the Parent shall (x) cause such Subsidiary to execute such reaffirmations of its obligations under the Guaranty Agreement as reasonably requested by the Administrative Agent, and cause all requirements of Section 6.12(b) to be satisfied with respect to such Subsidiary and (y) cause such Subsidiary to execute such reaffirmations of its obligations (including reaffirmations of the Liens granted by such Subsidiary in favor of the Administrative Agent, for the benefit of the Secured Parties, on its assets) under the Pledge Agreement as reasonably requested by the Administrative Agent and take such actions as reasonably requested by the Administrative Agent to perfect such Liens, and cause all requirements of Section 6.12(a) to be satisfied with respect to such Subsidiary.
(c)    Release of Lien on Equity Interests of Excluded Subsidiaries. If at any time any Borrower or any Subsidiary Guarantor incurs any Secured Indebtedness permitted under Sections 7.01 and 7.03 secured by any Equity Interests owned by such Borrower or such Subsidiary Guarantor in an Excluded Subsidiary, the Administrative Agent shall (at the sole cost of the Borrowers and pursuant to documentation reasonably satisfactory to the Administrative Agent) promptly release its Lien on the Equity Interests of such Excluded Subsidiary (any such release being referred to herein as an “Excluded Subsidiary Equity Release”) upon the completion of the following conditions precedent:
(ii)    The Parent shall have delivered to the Administrative Agent and the Lenders, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) before the date on which such Excluded Subsidiary Equity Release is to be effected, a certificate executed by a Responsible Officer of the Parent (x) certifying that the Secured Indebtedness secured by the Equity Interests of such Excluded Subsidiary is permitted under Sections 7.01 and 7.03 and (y) notifying the Administrative Agent and the Lenders that it requests a release of such Equity Interests from the Liens granted thereon under the Pledge Agreement; and
(iii)    The Borrowers shall have submitted to the Administrative Agent and the Lenders, within one (1) Business Date prior to the date on which such Excluded Subsidiary Equity Release is to be effected, a certificate executed by a Responsible Officer of the Parent certifying to the Administrative Agent and the Lenders that, immediately before and immediately after giving effect to such Excluded Subsidiary Equity Releasee, (1) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) the representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date of such release and immediately after giving effect to such release, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (C) for purposes of this Section 10.19(c), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;
provided, that notwithstanding the foregoing, if at any time following the occurrence of an Excluded Subsidiary Equity Release with respect to any Equity Interests of an Excluded Subsidiary, such Equity Interests cease to secure any Secured Indebtedness permitted under Sections 7.01 and 7.03, then, unless the Exemption Conditions exist at such time with respect to the Loan Party that owns such Equity Interests, (1) the Parent shall immediately notify the Administrative Agent thereof, (2) all Liens granted on such Equity Interests shall be reinstated automatically in accordance with the terms of the Pledge Agreement and (3) the Parent shall cause the applicable Borrower or Subsidiary Guarantor that owns such Equity Interests to take all actions reasonably requested by the Administrative Agent in order to (x) confirm that such Equity Interests are subject to the Lien of the Pledge Agreement and (y) perfect the Lien of the Administrative Agent, for the benefit of the Secured Parties, in such Equity Interests.
(d)    Release of Liens on Subsidiaries of ESR OP that become Excluded Pledge Subsidiaries. If at any time any Subsidiary of ESR OP becomes an Excluded Pledge Subsidiary, the Administrative Agent shall (at the sole cost of the Borrowers and pursuant to documentation reasonably satisfactory to the Administrative Agent) promptly release its Lien on the Equity Interests of such Excluded Pledge Subsidiary (any such release being referred to herein as an “Excluded Pledge Subsidiary Permitted Equity Release”), in each case upon the completion of the following conditions precedent:
(ii)    The Parent shall have delivered to the Administrative Agent and the Lenders, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) before the date on which such Excluded Pledge Subsidiary Permitted Equity Release is to be effected, a certificate executed by a Responsible Officer of the Parent (x) certifying that such Subsidiary is (or, on or prior to the date of the requested Excluded Pledge Subsidiary Permitted Equity Release, will be) an Excluded Pledge Subsidiary and (y) notifying the Administrative Agent and the Lenders that it desires to effectuate an Excluded Pledge Subsidiary Permitted Equity Release with respect to such Subsidiary; and
(iii)    The Borrowers shall have submitted to the Administrative Agent and the Lenders, within one (1) Business Date prior to the date on which such Excluded Pledge Subsidiary Permitted Equity Release is to be effected, a certificate executed by a Responsible Officer of the Parent certifying to the Administrative Agent and the Lenders that, immediately before and immediately after giving effect to such Excluded Pledge Subsidiary Permitted Equity Release, (1) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) the representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date of such release and immediately after giving effect to such release, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (C) for purposes of this Section 10.19(b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;
provided, that notwithstanding the foregoing, if at any time following the occurrence of an Excluded Pledge Subsidiary Permitted Equity Release with respect to a Subsidiary of ESR OP, such Subsidiary ceases to be an Excluded Pledge Subsidiary, then, unless the Exemption Conditions exist at such time with respect to the Loan Party that owns the Equity Interests of such Subsidiary, (1) the Parent shall immediately notify the Administrative Agent thereof, (2) all Liens granted on the Equity Interests of such Subsidiary in favor of the Administrative Agent, for the benefit of the Secured Parties, under the Pledge Agreement shall be reinstated automatically in accordance with the terms of the Pledge Agreement and (3) the Parent shall cause the Loan Party that owns the Equity Interests of such Subsidiary to take all actions reasonably requested by the Administrative Agent in order to (x) confirm that such Equity Interests are subject to the Lien of the Pledge Agreement and (y) perfect the Lien of the Administrative Agent, for the benefit of the Secured Parties, in such Equity Interests.
(e)    Release of the Borrowers.
(ii)    If at any time (x) a Borrower (other than ESR OP) ceases to own any Investment Property secured by Assumed Mortgage Debt, (y) such Borrower (unless constituting an Excluded Subsidiary at such time or unless the Exemption Conditions exist with respect to such Borrower at such time) has become (or, at the time of consummation of such Borrower Release, will become) a Subsidiary Guarantor in accordance with Section 6.12(b) (including by delivering all documents and other items required to be delivered under Section 6.12(b)) and (iii) ESR OP provides a written notice to the Administrative Agent requesting that such Borrower be released from its obligations as a “Borrower” under this Agreement and the other Loan Documents (such written notice being referred to herein as a “Borrower Release Notice”), the Administrative Agent shall (at the sole cost of the Borrowers and pursuant to documentation reasonably satisfactory to the Administrative Agent), within ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) following its receipt of such Borrower Release Notice, release such Borrower from its obligations as a “Borrower” hereunder and under the Loan Documents (such release being referred to herein as a “Borrower Release”)(it being understood and agreed that, for the avoidance of doubt, such

Borrower shall be subject to all obligations of a Guarantor and Grantor under this Agreement and other Loan Documents following consummation of such Borrower Release).
(iii)    If at any time (x) a Borrower (other than ESR OP) ceases to own Investment Property secured by Assumed Mortgage Debt, (y) such Borrower constitutes an Excluded Subsidiary at such time or the Exemption Conditions exist with respect to such Borrower at such time and (iii) ESR OP provides a written notice to the Administrative Agent requesting that such Borrower be released from its obligations under this Agreement and the other Loan Documents (such written notice being referred to herein as a “Borrower Total Release Notice”), the Administrative Agent shall (at the sole cost of the Borrowers and pursuant to documentation reasonably satisfactory to the Administrative Agent), within ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) following its receipt of such Borrower Total Release Notice, release such Borrower from its obligations hereunder and under the Loan Documents.
10.20    Joint and Several Liability. Each of the Borrowers shall be jointly and severally liable with the other Borrowers for the Obligations. Each Borrower acknowledges that it is a co-borrower hereunder and is jointly and severally liable under this Agreement and the other Loan Documents. Any payment made by a Borrower in respect of Obligations owing by one or more Borrowers shall be deemed a payment of such Obligations by and on behalf of all Borrowers. All Loans or other Credit Extensions extended to or on behalf of any Borrower or requested by any Borrower shall be deemed to be Loans or Credit Extensions extended for or on behalf of each of the Borrowers, and each Borrower hereby authorizes each other Borrower to effectuate Loans and other Credit Extensions on its behalf. Notwithstanding anything to the contrary contained herein or elsewhere, no Borrower shall by virtue of the joint and several nature of its obligations under this Agreement and the other Loan Documents be liable for any Obligations that constitute Excluded Swap Obligations with respect to such Borrower.
Each Borrower agrees that the joint and several liability of the Borrowers provided for in this Section 10.20 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatsoever with the other Borrowers or with any other person, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Except to the extent otherwise provided herein, each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other person or any collateral.
Each Borrower hereby irrevocably waives and releases each other Borrower from all “claims” (as defined in Section 101(5) of the Bankruptcy Code) to which such Borrower is or would be entitled by virtue of the provisions of the first paragraph of this Section 10.19 or the performance of such Borrower’s obligations thereunder including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right, or indemnity, or any right of recourse to security for any Obligations.
10.21    ESR OP as Borrower Representative. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the Administrative Agent and the Lenders shall be entitled to rely upon any request, notice or other communication received by them from ESR OP on behalf of all Borrowers, and shall be entitled to treat their giving of any notice hereunder to ESR OP in accordance with the provisions of this Agreement as notice to each and all Borrowers.
10.01    Keepwell. Each Borrower that is a Qualified ECP Loan Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Loan Documents in respect of Swap Obligations (provided, however, that each Borrower that is a Qualified ECP Loan Party shall only be liable under this Section 10.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.22 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Borrower that is a Qualified ECP Loan Party under this Section shall remain in full force and effect until the Facility Termination Date. Each Borrower that is a Qualified ECP Loan Party intends that this Section 10.22 constitute, and this Section 10.22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWERS:
EMPIRE STATE REALTY OP, L.P.

By: /s/ David A. Karp
Name: David A. Karp
Title: Executive Vice President, Chief Financial Officer and Treasurer
ESRT EMPIRE STATE BUILDING, L.L.C.

By: /s/ David A. Karp
Name: David A. Karp
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Credit Agreement]

GUARANTOR:

EMPIRE STATE REALTY TRUST, INC.

By: /s/ David A. Karp
Name: David A. Karp
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as
Administrative Agent
By: /s/ Ann Kenzie
Name: Ann Kenzie
Title: Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By: /s/ Ann Kenzie
Name: Ann Kenzie
Title: Vice President

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender
By: /s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to Credit Agreement]

CITIBANK, N.A., as a Lender

By: /s/ Michael Chlopak
Name: Michael Chlopak
Title: Vice President

[Signature Page to Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender

By: /s/ Sean Armah
Name: Sean Armah
Title: Vice President

[Signature Page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Jonathan Slusher
Name: Jonathan Slusher
Title: Assistant Vice President

[Signature Page to Credit Agreement]

RBS CITIZENS, N.A., as a Lender

By: /s/ David Jablonowski
Name: David Jablonowski
Title: Vice President

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Denise Smyth
Name: Denise Smyth
Title: Senior Vice President

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By: /s/ Sreedhar Kona
Name: Sreedhar Kona
Title: Vice President

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Elizabeth Johnson
Name: Elizabeth Johnson
Title: Authorized Signer

[Signature Page to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Ronald Prunesti
Name: Ronald Prunesti
Title: Senior Vice President

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By: /s/ J.T. Johnston Coe
Name: J.T. Johnston Coe
Title: Managing Director

By: /s/ Alexander B.V. Johnson
Name: Alexander B.V. Johnson
Title: Managing Director

[Signature Page to Credit Agreement]

CAPITAL ONE, N.A., as a Lender

By: /s/ Greer Warden
Name: Greer Warden
Title: Vice President

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[Signature Page to Credit Agreement]